                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                             AMKOR TECHNOLOGY, INC.,

                                  UNITIVE INC.,

                  CERTAIN OF THE STOCKHOLDERS OF UNITIVE INC.,

                    CERTAIN OPTION HOLDERS OF UNITIVE, INC.,

              ONEX AMERICAN HOLDINGS II LLC AS THE ONEX STOCKHOLDER
                                 REPRESENTATIVE,

                       DAVID RIZZO AS THE MCNC STOCKHOLDER
                                 REPRESENTATIVE,

               THOMAS EGOLF AS THE TAT STOCKHOLDER REPRESENTATIVE,

           KENNETH DONAHUE AS THE ADDITIONAL INDEMNIFYING STOCKHOLDER
                                 REPRESENTATIVE,

           AND WITH RESPECT TO ARTICLE VIII AND ARTICLE X HEREOF ONLY,

                 U.S. BANK NATIONAL ASSOCIATION AS ESCROW AGENT.

                            DATED AS OF JULY 19, 2004

                                TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
ARTICLE I PURCHASE AND SALE OF STOCK.....................................................    2
         1.1      Sale of Stock..........................................................    2
         1.2      Closing................................................................    2
         1.3      Purchase Price and Payment.............................................    2
         1.4      Contingent Earn-Out Payments...........................................    4
         1.5      Calculation of Distribution Amounts....................................   10
         1.6      Withholding Taxes......................................................   10
         1.7      Company Options........................................................   10
         1.8      Fractional Shares......................................................   10
         1.9      Releases...............................................................   10
         1.10     Lost, Stolen or Destroyed Certificates.................................   11
         1.11     Taking of Necessary Action; Further Action.............................   11
         1.12     Acknowledgment.........................................................   11
         1.13     Definitions............................................................   11

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................   23
         2.1      Organization of the Company............................................   23
         2.2      Company Capital Structure..............................................   23
         2.3      Subsidiaries...........................................................   26
         2.4      Authority..............................................................   26
         2.5      No Conflict............................................................   26
         2.6      Governmental Consents..................................................   27
         2.7      Company Financial Statements...........................................   27
         2.8      No Undisclosed Liabilities.............................................   27
         2.9      No Changes.............................................................   28
         2.10     Tax Matters............................................................   30
         2.11     Restrictions on Business Activities....................................   33
         2.12     Title to Properties; Absence of Liens and Encumbrances;
                  Condition of Equipment; Customer Information...........................   34
         2.13     Intellectual Property..................................................   35
         2.14     Agreements, Contracts and Commitments..................................   40
         2.15     Interested Party Transactions..........................................   42
         2.16     Governmental Authorization.............................................   42
         2.17     Litigation.............................................................   42
         2.18     Minute Books...........................................................   42
         2.19     Environmental Matters..................................................   42
         2.20     Brokers' and Finders' Fees; Third Party Expenses.......................   43
         2.21     Employee Benefit Plans and Compensation................................   43
         2.22     Insurance..............................................................   47

                                TABLE OF CONTENTS

                                  (CONTINUED)

                                                                                           PAGE
         2.23     Compliance with Laws...................................................   47
         2.24     Complete Copies of Materials...........................................   47
         2.25     Information Statement..................................................   47
         2.26     Bank Accounts, Letters of Credit and Powers of Attorney................   48
         2.27     Foreign Corrupt Practices Act..........................................   48
         2.28     Inventory..............................................................   48
         2.29     Representations Complete...............................................   48

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLING STOCKHOLDERS.......................   49
         3.1      Organization and Share Holdings........................................   49
         3.2      Authority; No Conflict.................................................   49
         3.3      Legal Proceedings; Orders..............................................   50
         3.4      Tax and Legal Matters..................................................   50
         3.5      Investment Intent......................................................   51
         3.6      Non-U.S. Person........................................................   52

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER.......................................   52
         4.1      Organization and Good Standing.........................................   52
         4.2      Authority..............................................................   52
         4.3      Capitalization.........................................................   53
         4.4      Consents...............................................................   53
         4.5      Buyer Common Stock.....................................................   53
         4.6      Noncontravention.......................................................   53
         4.7      Buyer Reports..........................................................   54
         4.8      Buyer Reports; Financial Statements....................................   54
         4.9      Absence of Certain Changes or Events...................................   54
         4.10     Litigation.............................................................   54
         4.11     Compliance with Laws...................................................   55
         4.12     Commissions and Fees...................................................   55

ARTICLE V ADDITIONAL AGREEMENTS..........................................................   55
         5.1      Information Statement..................................................   55
         5.2      Reserved...............................................................   56
         5.3      Access to Information..................................................   56
         5.4      Required Approvals and Exemptions; Reasonable Efforts..................   56
         5.5      Confidentiality........................................................   56
         5.6      Public Disclosure......................................................   57
         5.7      Expenses...............................................................   57

                                TABLE OF CONTENTS

                                  (CONTINUED)

                                                                                           PAGE
         5.8      Termination of Benefit Plans...........................................   58
         5.9      Release of Liens.......................................................   58
         5.10     Delivery of Additional Information.....................................   58
         5.11     Notification of Certain Matters........................................   58
         5.12     Additional Documents and Further Assurances............................   58
         5.13     Section 338 Election...................................................   59
         5.14     Directors and Officers' Indemnification................................   59
         5.15     Certain Actions by Buyer...............................................   60
         5.16     280G Approval..........................................................   60
         5.17     Registration Obligations; Restrictions on Transfer.....................   60
         5.18     Delivery of Financial Statements.......................................   67
         5.19     Payment of Investment Banking Fee......................................   67

ARTICLE VI CONDUCT PRIOR TO THE EFFECTIVE TIME...........................................   67
         6.1      Conduct of Business of the Company.....................................   67
         6.2      No Solicitation........................................................   70
         6.3      Procedures for Requesting Buyer Consent................................   71

ARTICLE VII CONDITIONS TO THE ACQUISITION................................................   71
         7.1      Conditions to Obligations of Each Party to Effect the Acquisition......   71
         7.2      Conditions to the Obligations of Buyer.................................   72
         7.3      Conditions to Obligations of the Company and the Selling Stockholders..   75

ARTICLE VIII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW..........................   77
         8.1      Survival...............................................................   77
         8.2      Indemnification........................................................   77
         8.3      Escrow Arrangements; Claims for Indemnification........................   78
         8.4      Stockholder Representatives............................................   87
         8.5      Deductible; Maximum Payments; Remedy...................................   90

ARTICLE IX AMENDMENT AND WAIVER..........................................................   92
         9.1      Amendment..............................................................   92
         9.2      Extension; Waiver......................................................   92
         9.3      Termination............................................................   92

ARTICLE X GENERAL PROVISIONS.............................................................   94
         10.1     Notices................................................................   94
         10.2     Interpretation.........................................................   97
         10.3     Counterparts...........................................................   97

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                           PAGE
         10.4     Entire Agreement; Assignment..........................................    97
         10.5     Severability..........................................................    98
         10.6     Other Remedies........................................................    98
         10.7     Governing Law.........................................................    98
         10.8     Rules of Construction.................................................    98
         10.9     Waiver of Jury Trial..................................................    98

                                INDEX OF EXHIBITS

EXHIBIT               DESCRIPTION

Exhibit A             Selling Stockholders

Exhibit B             Surrendering Optionees

Exhibit C             Form of Employment Agreement

Exhibit D             Earn-Out Operations Parameters

Exhibit E             Option Termination Agreement

Exhibit F             Skipped

Exhibit G             Opinion of Counsel to the Company

Exhibit H             Form of Regulation S Agreement

Exhibit I             Investor Questionnaire

Exhibit J             MCNC Indemnification Language

Exhibit K             Opinion of Counsel to the Buyer

                                                                             -V-

                                    SCHEDULES

Consideration Schedules A - I

Company Disclosure Schedule

Buyer Disclosure Schedule

Selling Stockholders Disclosure Schedule

Schedule 1.7                     Outstanding Company Options
Schedule 1.13(fffff)             List of MCNC Stockholders
Schedule 1.13(kkkkk)             List of Onex Stockholders
Schedule 1.13(ooooooo)           List of TAT Stockholders
Schedule 2.1                     Organization of Company
Schedule 2.2                     Company Capital Structure
Schedule 2.3                     Subsidiaries
Schedule 2.4                     Authority
Schedule 2.5                     No Conflict
Schedule 2.6                     Governmental Consents
Schedule 2.7                     Company Financial Statements
Schedule 2.8                     No Undisclosed Liabilities
Schedule 2.9                     No Changes
Schedule 2.10                    Tax Matters
Schedule 2.11                    Restrictions on Business Activities
Schedule 2.12                    Title to Properties; Absence of Liens and Encumbrances; Condition of
                                 Equipment; Customer Information
Schedule 2.13                    Intellectual Property
Schedule 2.14                    Agreements, Contracts and Commitments
Schedule 2.15                    Interested Party Transactions
Schedule 2.16                    Governmental Authorization
Schedule 2.17                    Litigation
Schedule 2.19                    Environmental Matters
Schedule 2.20                    Brokers' and Finders' Fees; Third Party Expenses
Schedule 2.21                    Employee Benefit Plans and Compensation
Schedule 2.22                    Insurance
Schedule 2.23                    Compliance with Laws
Schedule 2.24                    Complete Copies of Materials
Schedule 2.25                    Information Statement
Schedule 2.26                    Bank Accounts, Letters of Credit and Powers of Attorney
Schedule 2.27                    Foreign Corrupt Practices Act
Schedule 2.28                    Inventory

Schedule 2.29                    Representations Complete
Schedule 3.1                     Organization and Share Holdings
Schedule 3.2                     Authority; No Conflict
Schedule 3.3                     Legal Proceedings; Orders
Schedule 5.9                     Release of Liens
Schedule 6.1                     Conduct of Business of the Company
Schedule 7.2(l)(i)               Employees; Employment and Noncompetition Agreements

                            STOCK PURCHASE AGREEMENT

      This Stock Purchase Agreement, dated as of July 19, 2004 (this "AGREEMENT"), is entered into by and among Amkor Technology, Inc., a Delaware corporation ("BUYER"), Unitive Inc., a Delaware corporation (the "COMPANY"), the stockholders of the Company that are a party hereto set forth on EXHIBIT A (the "SELLING STOCKHOLDERS"), the holders of Company Options that are a party hereto listed on EXHIBIT B (the "SURRENDERING OPTIONEES"), Onex American Holdings II LLC as the representative for the Onex Stockholders (the "ONEX STOCKHOLDER REPRESENTATIVE"), David Rizzo as the representative for the MCNC Stockholders (the "MCNC STOCKHOLDER REPRESENTATIVE"), Thomas Egolf as the representative for the TAT Stockholders (the "TAT STOCKHOLDER REPRESENTATIVE"), Kenneth Donahue as the representative for the Additional Indemnifying Stockholders (the "ADDITIONAL INDEMNIFYING STOCKHOLDER REPRESENTATIVE," and collectively with the MCNC Stockholder Representative and the TAT Stockholder Representative, the "NON-ONEX STOCKHOLDER REPRESENTATIVE COMMITTEE"), and U.S. Bank National Association as escrow agent (the "ESCROW AGENT").

                                    RECITALS

      A.The Selling Stockholders believe it is in their best interests and the boards of directors of each of the Company and Buyer believe it is advisable and in the best interests of each company and their respective stockholders that Buyer acquire all shares of the Company Capital Stock held by the Selling Stockholders, in accordance with the terms and conditions of this Agreement (the "ACQUISITION") and, in furtherance thereof, have approved the transactions contemplated hereby.

      B.The Selling Stockholders are the owners of and have good and valid title to the respective shares of Company Capital Stock owned by them.

      C.Subject to the terms and conditions of this Agreement, Buyer will purchase and the Selling Stockholders will sell all of the Company Capital Stock held by them in consideration for cash and/or stock payments.

      D.The Selling Stockholders, the Company and Buyer desire to make certain representations and warranties and other agreements in connection with the Acquisition.

      E.A portion of the consideration otherwise payable by Buyer in connection with the Acquisition shall be placed in escrow, the release of which amount shall be contingent upon certain events and conditions, all as set forth in
ARTICLE VIII hereof.

      F.Concurrently with the execution of this Agreement, and as a condition and inducement to Buyer to enter into this Agreement, certain key employees of the Company are entering into employment, non-competition and non-solicitation agreements with Buyer in substantially the form attached hereto as EXHIBIT C (the "EMPLOYMENT AGREEMENTS").

      NOW, THEREFORE, in consideration of the mutual agreements, covenants and other promises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows (provided that the Escrow Agent is a party hereto solely for purposes of Article VIII and Article X):

                                   ARTICLE I

                           PURCHASE AND SALE OF STOCK

      1.1 SALE OF STOCK. At the Closing (as defined in Section 1.2 hereof) and subject to and upon the terms and conditions of this Agreement including without limitation satisfaction of the conditions found in ARTICLE VII hereof, each of the Selling Stockholders will sell, transfer, convey and deliver to Buyer and Buyer will purchase and acquire from each of the Selling Stockholders, good and valid title to the shares of Company Capital Stock owned at the Closing by such Selling Stockholders, free and clear of any Liens (other than Liens arising by reason of restrictions on transfer under federal and state securities laws).

      1.2 CLOSING. The closing of the purchase and sale of the Company Capital Stock and the transfer of title to the Company Capital Stock by the Selling Stockholders to Buyer (the "CLOSING") will take place as promptly as practicable, but no later than five (5) Business Days, following satisfaction or waiver of the conditions set forth in ARTICLE VII hereof, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 11921 Freedom Drive, Suite 600, Reston, Virginia, 20190-5634, unless another place or time is agreed to by Buyer, the Company and the Onex Stockholder Representative (such time, the "EFFECTIVE TIME"). The date upon which the Closing actually occurs is herein referred to as the "CLOSING DATE." At the Closing, the parties hereto shall deliver the documents contemplated by ARTICLE VII hereof together with such other customary documents as may be reasonably requested, and the Buyer shall make the payments to the Selling Stockholders and the Surrendering Optionees as set forth in Section 1.3(a).

      1.3 PURCHASE PRICE AND PAYMENT. All cash payments made under this Agreement shall be in United States dollars and shall be made by bank, certified check or, at the option of a Selling Stockholder, by wire transfer of immediately available funds for any payments in excess of $10,000.00, to an account or accounts specified in writing to Buyer prior to the Closing Date by the party entitled to receive such payment hereunder. "Cash," "$," and "dollars" shall each mean United States dollars.

            (a) AMOUNT OF PAYMENT AT THE CLOSING. In consideration of the sale, assignment and transfer of the Company Capital Stock and the agreements of the Selling Stockholders and Surrendering Optionees made in connection with the transactions contemplated hereby, at the Closing, Buyer shall pay to each Selling Stockholder and Surrendering Series A-1 Optionee a cash amount equal to the product of (x) such Selling Stockholder's or Surrendering Series A-1 Optionee's applicable Closing Consideration Percentage, multiplied by (y) the total of (A) $12,500,000, plus (B) the Aggregate Paid-In Exercise Price, plus
(C) the aggregate Initial Series A-1 Exercise Prices for all Surrendering Optionees referenced on Consideration Schedule A minus (D) the Closing Excess Expenses, if any, and minus, (z) solely with respect to each Surrendering Series A-1 Optionee, the amount of Initial Series A-1 Exercise Price for such Surrendering Series A-1 Optionee referenced on Consideration Schedule A (the difference between (y) and (z) shall be deemed collectively, the "CLOSING CONSIDERATION").

            (b) AMOUNT OF PAYMENT AT ONE-YEAR ANNIVERSARY OF THE CLOSING. Subject to Section 1.3(c), in consideration of the sale, assignment and transfer of the Company Capital Stock and the agreements of the Selling Stockholders and Surrendering Optionees made in connection with the transactions contemplated hereby, on the first Business Day after the one year anniversary of the Closing (such date, the "ONE YEAR ANNIVERSARY DATE"), Buyer shall pay to each Selling Stockholder and Surrendering Series A-1 Optionee that amount equal to the product of (x) such Selling Stockholder's or Surrendering Series A-1 Optionee's applicable First Anniversary Consideration Percentage, multiplied by (y) the total of (A) $15,500,000, plus (B) the aggregate Initial Series A-1 Exercise Prices for all Surrendering Optionees referenced on Consideration Schedule B, minus (C) any Excess Third Party Expenses and minus (D) solely with respect to each Surrendering Series A-1 Optionee, the amount of Initial Series A-1 Exercise Price for such Surrendering Series A-1 Optionee referenced on Consideration Schedule B (collectively, the "FIRST ANNIVERSARY CONSIDERATION"). Notwithstanding anything in this Section 1.3(b) to the contrary, Buyer, in its sole discretion, may pay all or any portion of the First Anniversary Consideration to each Selling Stockholder and Surrendering Optionee in shares of its Common Stock, par value $0.001 per share (the "BUYER COMMON STOCK"), the value of which shall be deemed to be the average of the closing prices of Buyer Common Stock for the 15-trading day period immediately prior to the date of issuance, as equitably adjusted for stock splits, combinations, dividends and the like; provided, however, that Buyer shall not have the right to pay any portion of the First Anniversary Consideration in shares of Buyer Common Stock unless (i) such shares (A) have been duly authorized, (B) are validly issued, fully paid and nonassessable and (C) are issued in compliance in all material respects with all applicable federal and state securities laws and (ii) the issuance of such shares does not and will not (1) violate any provision of the Organizational Documents of Buyer or (2) result in a Conflict (as defined in Section 2.5) of or under any material contract to which Buyer is a party or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or any of its subsidiaries or any of their respective properties or assets, except for such Conflicts as to which requisite waivers or consents have been obtained; provided further that Buyer shall not have the right to pay any of the First Anniversary Consideration in shares of Buyer Common Stock unless
(i) Buyer shall have provided written notice to each of the Stockholder Representatives at least 30 days prior to the payment thereof of the aggregate amount of such payment that will consist all or in part of shares of Buyer Common Stock, (ii) the value of the Buyer Common Stock as determined pursuant to this Section 1.3(b) shall not be less than $5.00 per share, as equitably adjusted for stock splits, combinations, dividends and the like, and (iii) Buyer shall have complied with the provisions set forth in Section 5.17(a) hereto regarding registration of the Buyer Common Stock, to the extend applicable. Any such distribution of Buyer Common Stock to the Selling Stockholders or the Surrendering Optionees pursuant to this Section 1.3(b) shall be proportional among all Selling Stockholders and Surrendering Optionees that are either Accredited Investors or that will be receiving such shares of Buyer Common Stock pursuant to Regulation S promulgated under the Securities Act. Buyer shall pay cash to those Selling Stockholders and Surrendering Optionees who are both (i) not Accredited Investors and (ii) "U.S. Persons" as that term is defined in Regulation S promulgated under the Securities Act.

            (c) ESCROW. Buyer shall withhold in cash $1,250,000 of the First Anniversary Consideration to be issued to the Indemnifying Stockholders (such amount to be withheld based on the relative Indemnity Pro Rata Portion of each Indemnifying Stockholder), and such cash shall be delivered to the Escrow Agent and held and distributed by the Escrow Agent on the terms and conditions contained in ARTICLE VIII.

      1.4 CONTINGENT EARN-OUT PAYMENTS. Buyer shall pay to the Selling Stockholders and Surrendering Optionees a payment (the "EARN-OUT PAYMENT"), if any, at such time and under such conditions as the Earn-Out Payment is payable in accordance with this Section 1.4 and in the aggregate amount (such amount, the "EARN-OUT AMOUNT") of the lesser of (A) $55,000,000, and (B) (x) the Initial Earn-Out Amount (defined below) less (y) the product of (i) the quotient obtained by dividing the Initial Earn-Out Amount by $55,000,000, multiplied by
(ii) $750,000. The "INITIAL EARN-OUT AMOUNT" shall be (1) the product of seven multiplied by the Trailing EBITDA, less (2) the amount of Excess Capital Expenditures (as such terms are defined below), provided that if the resultant amount of this clause (2) would otherwise be less than zero, then such amount shall be zero.

            (a) TRAILING EBITDA. For the purposes of this Section 1.4, "TRAILING EBITDA" shall be computed using the following formula, provided that if Trailing EBITDA would otherwise be less than zero, then such amount shall be zero:

               (4/5 * ((1 * A) + (2 * B) + (2 * C))) - $3,600,000

            Where:

            A = The Company's earnings before interest, taxes, depreciation and amortization for the three months ended September 30, 2004, as determined in accordance with GAAP and the assumptions set forth in the Earn-Out Operating Parameters, and subject to Sections 1.4(f) and 1.4(g).

            B = The Company's earnings before interest, taxes, depreciation and amortization for the three months ended December 31, 2004, as determined in accordance with GAAP and the assumptions set forth in the Earn-Out Operating Parameters, and subject to Sections 1.4(f) and 1.4(g).

            C = The Company's earnings before interest, taxes, depreciation and amortization for the three months ended March 31, 2005, as determined in accordance with GAAP and the assumptions set forth in the Earn-Out Operating Parameters, and subject to Sections 1.4(f) and 1.4(g).

            For the purposes of the determination of the Company's earnings in A, B and C above, the selling, general and administrative expenses (the "SG&A EXPENSES") and research and development expenses (the "R&D EXPENSES") shall be the lower of (i) $1,193,401, $1,151,641, and $1,286,065 for SG&A Expenses for
the three months ended September 30, 2004, December 31, 2004 and March 31, 2005, respectively and $126,242, $125,282, and $123,687 for R&D Expenses for the three months ended September 30, 2004, December 31, 2004 and March 31, 2005, respectively and (ii) the actual SG&A Expenses and R&D Expenses for the referenced periods as determined in accordance with GAAP and the assumptions set forth in the Earn-Out Operating Parameters, and subject to Sections 1.4(f) and 1.4(g).

            (b) EXCESS CAPITAL EXPENDITURES. For the purposes of this Section 1.4, "EXCESS CAPITAL EXPENDITURES" shall be equal to (A) the amount of capital expenditures incurred by the Company during the period beginning July 1, 2004 and ending March 31, 2005, as determined in accordance with GAAP, less (B) an amount equal to (x) $4,000,000 plus (y) the amount, if any, by which capital expenditures incurred by the Company during the period beginning April 1, 2004 and ending June 30, 2004, as determined in accordance with GAAP (subject to Section 1.4(f) and 1.4(g)), are less than $2,516,000; provided that if the Excess Capital Expenditures amount would otherwise be less than zero, then such amount shall be zero.

            (c) PAYMENT IN BUYER COMMON STOCK. Notwithstanding the foregoing, Buyer, in its sole discretion, may pay a portion or all of the Earn-Out Payment in shares of Buyer Common Stock, the value of which shall be deemed to be the average of the closing prices of Buyer Common Stock for the 15-trading day period immediately prior to issuance, as equitably adjusted for stock splits, combinations, dividends and the like; provided, however, that Buyer shall not have the right to pay any portion of the Earn-Out Payment in shares of Buyer Common Stock unless (i) such shares (A) have been duly authorized, (B) are validly issued, fully paid and nonassessable and (C) are issued in compliance in all material respects with all applicable federal and state securities laws and
(ii) the issuance of such shares does not and will not (1) violate any provision of the Organizational Documents of Buyer or (2) result in a Conflict of or under any material contract to which Buyer is a party or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or any of its subsidiaries or any of their respective properties or assets, except for such Conflicts as to which requisite waivers or consents have been obtained; provided further that Buyer shall not have the right to pay any of the Earn-Out Payment in shares of Buyer Common Stock unless (i) Buyer shall have provided written notice to each of the Stockholder Representatives at least 30 days prior to the payment thereof of the aggregate amount of such payment that will consist all or in part of shares of Buyer Common Stock, (ii) the value of the Buyer Common Stock as determined pursuant to this Section 1.4(c) shall not be less than $5.00 per share, as equitably adjusted for stock splits, combinations, dividends and the like and (iii) Buyer shall have complied with the provisions set forth in
Section 5.17(b) regarding registration of Buyer Common Stock, to the extent applicable. Any such distribution of Buyer Common Stock to the Selling Stockholders or the Surrendering Optionees pursuant to this Section 1.4(c) shall be proportional among all Selling Stockholders and Surrendering Optionees that are either Accredited Investors or that will be receiving such shares of Buyer Common Stock pursuant to Regulation S promulgated under the Securities Act. Buyer shall pay cash to those Selling Stockholders and Surrendering Optionees who are both (i) not Accredited Investors and (ii) "U.S. Persons" as that term is defined in Regulation S promulgated under the Securities Act.

            (d) EARN-OUT DISTRIBUTION. Based on the Total Transaction Value to be paid by Buyer pursuant to the terms of this Agreement, the Earn-Out Percentages used for distribution pursuant to this Section 1.4(d) refer to those Earn-Out Percentages included on the applicable Consideration Schedule referenced beside the Total Transaction Value ranges set forth below. The "TOTAL TRANSACTION VALUE" shall be equal to the sum of (A) the Closing Consideration,
(B) the First Anniversary Consideration, and (C) the Earn-Out Amount. For purposes of illustration only, if the Total Transaction Value equals $65,000,000, then the Earn-Out Percentages on Consideration Schedule G would be used to calculate the distribution of the Earn-Out Payment.

Total Transaction Value Range            Consideration Schedule
-----------------------------            ----------------------
< or = $29,999,999                                 C

$30,000,000 - $39,999,999                          D

$40,000,000 - $49,999,999                          E

$50,000,000 - $59,999,999                          F

$60,000,000 - $69,999,999                          G

$70,000,000 - $74,999,999                          H

> or =  $75,000,000                                I

      The Buyer will distribute the Earn-Out Payment, if any, in the following preferential order:

                  (i) Prior to any other distribution of the Earn-Out Amount, each Surrendering Series A-1 Optionee shall be entitled to receive, in addition to the amounts provided for in Sections 1.4(d)(ii) and 1.4(d)(iv) below, if any, an amount equal to the difference between (A) the product of (x) the number of Additional Surrendered A-1 Options for such Surrendering Series A-1 Optionee referenced on the applicable Consideration Schedule, multiplied by (y) a fraction, the numerator of which is the sum of (1) the Closing Consideration plus (2) the First Anniversary Consideration, and the denominator of which is the Aggregate Series A-1/A-2 Liquidation Amount, minus (B) the amount of Additional Series A-1 Exercise Price for such Surrendering Series A-1 Optionee referenced in the applicable Consideration Schedule (the aggregate amount payable to all Surrendering Series A-1 Optionees under this clause (i) shall be referred to herein as the "PREFERENTIAL OPTION CONSIDERATION"); provided that if the resultant amount of the Preferential Option Consideration exceeds the difference between the Earn-Out Amount minus the Investment Banking Fee, the Preferential Option Consideration shall be reduced to the amount equal to the Earn-Out Amount minus the Investment Banking Fee.

                  (ii) After distribution of the Preferential Option Consideration, each Selling Stockholder and Surrendering Series A-1 Optionee shall be entitled to receive, in addition to the amount provided for in Section 1.4(d)(iv) below, if any, an amount equal to the product of (A) such Selling Stockholder's and Surrendering Series A-1 Optionee's applicable Series A-1/A-2 Earn-Out Percentage, multiplied by (B) the Earn-Out Amount, less the Investment Banking Fee, less the Preferential Option Consideration, provided that if the resultant amount of this clause (B) would otherwise be less than zero, then such amount shall be zero (the aggregate amount payable to all Selling Stockholders and Surrendering Series A-1 Optionees under this clause (ii) shall be referred to herein as the "SERIES A-1/A-2 EARN-OUT PREFERENCE"); provided, however, in the event that the Series A-1/A-2 Earn-Out Preference exceeds the Series A-1/A-2 Remaining Preference Amount (defined below), the Series

A-1/A-2 Earn-Out Preference shall be equal to the Series A-1/A-2 Remaining Preference Amount. The "SERIES A-1/A-2 REMAINING PREFERENCE AMOUNT" shall be equal to (A) the product of (x) the sum of the Aggregate Series A-1/A-2 Shares plus the total number of Additional Surrendered A-1 Options as referenced on the applicable Consideration Schedule, multiplied by (y) $1.00, less (B) the sum of the Closing Consideration plus the First Anniversary Consideration.

                  (iii) After the distribution provided for in
Section 1.4(d)(ii), each Selling Stockholder and Surrendering Series A-3 Optionee shall be entitled to receive, in addition to the amount provided for in
Section 1.4(d)(iv) below, if any, an amount equal to (I) with respect to each Selling Stockholder, the product of (A) such Selling Stockholder's applicable Series A-3 Earn-Out Percentage, multiplied by (B) (x) the Earn-Out Amount less the sum of (1) the Investment Banking Fee, (2) the Preferential Option Consideration and (3) the Series A-1/A-2 Earn-Out Preference, provided that if the resultant amount of this clause (B)(x) would otherwise be less than zero, then such amount shall be zero (the resultant amount of this clause (B)(x) shall be referred to herein as the "INTERIM EARN-OUT AMOUNT"), plus (y) the aggregate Additional Series A-3 Exercise Prices for all Surrendering Series A-3 Optionees referenced on the applicable Consideration Schedule, and (II) with respect to each Surrendering Series A-3 Optionee, the difference between (A) the product of
(x) such Surrendering Series A-3 Optionee's applicable Series A-3 Earn-Out Percentage, multiplied by (y) the Interim Earn-Out Amount plus the aggregate Additional Series A-3 Exercise Prices for all Surrendering Series A-3 Optionees referenced on the applicable Consideration Schedule, minus (B) the amount of Additional Series A-3 Exercise Price for such Surrendering Series A-3 Optionee referenced on the applicable Consideration Schedule; provided, however, in the event that the Interim Earn-Out Amount exceeds the Series A-3 Preference Amount (defined below), the Interim Earn-Out Amount shall be equal to the Series A-3 Preference Amount. The "SERIES A-3 PREFERENCE AMOUNT" shall be equal to the product of (A) the sum of the Aggregate Series A-3 Shares plus the total number of Surrendered A-3 Options as referenced on the applicable Consideration Schedule, multiplied by (B) $1.00.

                  (iv) After the distribution provided for in
Section 1.4(d)(iii), each Selling Stockholder and Surrendering Optionee shall be entitled to receive an amount equal to the product of (A) such Selling Stockholder's and Surrendering Optionee's applicable Final Earn-Out Percentage, multiplied by (B) the Earn-Out Amount less the sum of (w) the Investment Banking Fee, (x) the Preferential Option Consideration, (y) the Series A-1/A-2 Earn-Out Preference, and (z) the Interim Earn-Out Amount, provided that if the resultant amount of this clause (B) would otherwise be less than zero, then such amount shall be zero (the aggregate amount payable to all Selling Stockholders and Surrendering Optionees under this clause (iv) shall be referred to herein as the "FINAL EARN-OUT AMOUNT").

                  (v) Notwithstanding anything in this Section 1.4 to the contrary, in no event shall Buyer be obligated to distribute in the aggregate any amount in excess of the Earn-Out Amount less the Investment Banking Fee pursuant to this Section 1.4.

            (e) EARN-OUT NOTICE. On the later to occur of (i) the One Year Anniversary Date or (ii) twenty (20) Business Days after the date on which the consolidated financial statements of the Company prepared in accordance with GAAP have been prepared as of and for the fiscal quarter ended

March 31, 2005, but in any event with respect to this clause (ii) on or before July 31, 2005, Buyer shall deliver to the Onex Stockholder Representative a memorandum (the "EARN-OUT NOTICE") specifying in reasonable detail the calculation of the Earn-Out Amount, if any, and the calculation of the distribution of the Earn-Out Amount to each of the Selling Stockholders and Surrendering Optionees pursuant to Sections 1.4(d)(i), 1.4(d)(ii), 1.4(d)(iii) and 1.4(d)(iv), with the basis for such calculation and any supporting documentation, as applicable.

            (f) ONEX STOCKHOLDER REPRESENTATIVE OBJECTION. The Onex Stockholder Representative shall have forty-five (45) days to make an objection (in writing) to any item in the Earn-Out Notice, and such statement must be delivered to Buyer prior to 11:59 p.m. Eastern time on the last day of such forty-five (45) day period. The Onex Stockholder Representative may notify Buyer in writing at any time prior to the expiration of such forty-five (45) day period that it does not object to any item in the Earn-Out Notice, which notice shall trigger payment by Buyer in accordance with Section 1.4(d). During such forty-five (45) day period, Buyer shall provide the Onex Stockholder Representative and an accounting firm of national standing and reputation selected by the Onex Stockholder Representative (which firm shall be reasonably acceptable to the Buyer), upon reasonable advance notice and during regular working hours, full access to the books and records and the management of the Company to the extent relevant for the purpose of review of the Earn-Out Notice and verification of the calculations set forth therein. The cost of such review, including the expenses of any accounting firm, shall be borne by the Indemnifying Stockholders, who shall bear such costs based on their Indemnity Pro Rata Portion, unless the results of such review, which shall have either been agreed to by the Buyer or shall have been determined to be correct after application of the arbitration provisions of Section 8.3(f)(iii) hereof, reveal that the Buyer's calculation of the Earn Out Amount was inaccurate in the favor of Buyer by more than 2.5% of the actual amount, in which case Buyer shall pay such costs and expenses to the extent they are reasonable and documented in reasonable detail. Any such costs of review borne by the Indemnifying Stockholders shall be deducted from the Earn-Out Payment (to the extent thereof) prior to distribution and paid by Buyer to the Onex Stockholder Representative, and, to the extent the Onex Stockholder Representative has not previously advanced such amount to the accounting firm providing such review (and/or other appropriate recipients thereof), Onex shall remit such amount to such accounting firm (and/or other appropriate recipients thereof); provided that the Onex Stockholder Representative shall have first provided to Buyer an executed certificate providing a detailed listing of such costs and attesting as to its accuracy. The Onex Stockholder Representative and any accounting firm performing such review shall be subject to non-disclosure obligations reasonably satisfactory to the Buyer.

            (g) RESOLUTION OF CONFLICTS.

                  (i) In case the Onex Stockholder Representative shall have objected in writing to the Earn-Out Notice in a timely manner or in case of any other dispute relating to the Earn-Out Amount, the Onex Stockholder Representative and Buyer will attempt in good faith to resolve such objection or dispute. Buyer shall promptly make payment of that portion (if any) of the Earn-Out Amount not subject to such dispute and retain only the disputed portion of the Earn-Out Amount until such dispute is resolved in accordance with this
Section 1.4(g). If the Onex Stockholder Representative and Buyer should so agree, a memorandum setting forth such agreement will be prepared and signed by both parties, and any payments to be made as set forth therein shall be made on the terms provided therein.

                  (ii) In the event the parties cannot come to an agreement as set forth in Section 1.4(g)(i) within thirty (30) days after the date on which the Onex Stockholder Representative objected in writing to the Earn-Out Notice or, in the event the dispute does not relate to an Earn-Out Notice, the date on which the parties determine that they are unable to reach agreement pursuant to
Section 1.4(g)(i), such dispute shall be resolved in the manner set forth in
Section 8.3(f).

            (h) EARN-OUT OPERATIONS. Buyer agrees that the operation of the Company during the period beginning on the Closing Date and ending on March 31, 2005 (the "EARN-OUT PERIOD") shall be governed by the provisions set forth at EXHIBIT D (the "EARN-OUT OPERATIONS PARAMETERS"). Without limiting the foregoing, Buyer agrees not to take any other action that would frustrate the spirit of the transaction and the Earn-Out contemplated hereunder. Buyer acknowledges that compliance with this Section 1.4(h) is intended to protect the interests of the Selling Stockholders in maximizing the Earn-Out Amount. If Buyer fails to comply with any of the provisions or the intent of the Earn-Out Operations Parameters, or takes other actions to frustrate the spirit of the transaction and the Earn-Out contemplated hereunder, the Selling Stockholders shall have the right to pursue a claim in accordance with the terms of this Agreement for Losses (which shall include, without limitation, any reduction in the Earn-Out Amount which results, directly or indirectly, from such failure to comply). Any disputes regarding this Section 1.4(h) (including any dispute regarding whether Buyer has complied with the Earn-Out Operations Parameters) shall be resolved in the manner set forth in Section 8.3(f).

            (i) TRANSFER LIMITATIONS. No Selling Stockholder may sell, exchange, transfer or otherwise dispose of his, her or its right to receive any portion of the Earn-Out Amount, other than (i) by the laws of descent and distribution or succession or by operation of law or (ii) if such Selling Stockholder or Surrendering Optionee shall have furnished Buyer with an opinion of counsel reasonably satisfactory to the Buyer that such disposition will not require registration of such portion of the Earn-Out Amount under the Securities Act, and the attempted transfer in violation of this Section 1.4(i) shall be null and void and shall not be recognized by Buyer. No Surrendering Optionee may sell, exchange, transfer or otherwise dispose of his, her or its right to receive any portion of the Earn-Out Amount other than by the laws of descent and distribution or succession or by operation of law, and the attempted transfer in violation of this Section 1.4(i) shall be null and void and shall not be recognized by Buyer. Each permitted transferee of the Earn-Out Amount and First Anniversary Consideration shall be subject to the restrictions set forth in this
Section 1.4(i).

            (j) RIGHT TO SET OFF. Buyer shall have rights to set off amounts of the Earn-Out Amount pursuant to the provisions of Section 8.5(e) hereof.

            (k) CONSIDERATION SCHEDULE. The Company shall provide to the Buyer prior to the Closing a true, complete and accurate list of each Selling Stockholder and Surrendering Optionee and the amount of Closing Consideration, First Anniversary Consideration and Earn-Out Amount each such individual or entity is entitled to pursuant to Section 1.3 and 1.4 (the "CONSIDERATION SCHEDULE"). The Consideration Schedule shall be deemed a part of this Agreement for all purposes hereunder.

      1.5 CALCULATION OF DISTRIBUTION AMOUNTS.. Any amount of Closing Consideration calculated for distribution pursuant to the terms of this Agreement shall be rounded down to the nearest cent, with all amounts payable to any Selling Stockholder or Surrendering Optionee in any one distribution aggregated for such rounding purposes.

      1.6 WITHHOLDING TAXES. Any amounts payable to any Selling Stockholder and Surrendering Optionees pursuant to this ARTICLE I will be subject to, and reduced by, all amounts required to be withheld under any applicable Canadian or U.S. federal, state, provincial, and foreign taxation laws as determined by Buyer in its reasonable discretion. To the extent such amounts are so deducted or withheld, the amount of such consideration shall be treated for all purposes under this Agreement as having been paid to the person to whom such consideration would otherwise have been paid.

      1.7 COMPANY OPTIONS. Each of the Surrendering Optionees shall execute an Option Termination Agreement in the form set forth at EXHIBIT E (the "OPTION TERMINATION AGREEMENT") whereby such optionee shall surrender the options set forth at EXHIBIT E in exchange for a right to receive its respective payments, if any, pursuant to Sections 1.3 and 1.4. Except as set forth on Schedule 1.7, each outstanding Company Option not surrendered in accordance with the foregoing, whether vested or unvested, shall be cancelled by the Company immediately prior to the Effective Time and not assumed by Buyer. Prior to the Effective Time, the Company shall take all actions necessary, subject to advanced approval of Buyer, to effect the cancellation of all such outstanding Company Options, including, but not limited to, the giving of a notice (the "CANCELLATION NOTICE") to all holders of Company Options, informing such holders of the cancellation, the form and substance of which shall be subject to the reasonable advance review of Buyer. The Cancellation Notice shall be provided no later than the time specified in the applicable Company Plan or agreement and shall be in accordance with all applicable laws. The Company also shall take such other actions in furtherance of the foregoing as Buyer may reasonably require.

      1.8 FRACTIONAL SHARES. No fraction of a share of Buyer Common Stock will be issued, but in lieu thereof, any fractional share (after aggregating all shares of Buyer Common Stock to be received by each Selling Stockholder) will be rounded to the nearest whole share of Buyer Common Stock (with one half being rounded up).

      1.9 RELEASES. Each Selling Stockholder and Surrendering Optionee, for itself and its Affiliates, heirs, personal representatives, successors and assigns (collectively, the "RELEASORS"), hereby forever fully and irrevocably releases and discharges the Buyer and the Company and their respective predecessors, successors, subsidiaries, affiliated entities and past and present stockholders (direct and indirect), directors, officers, employees, agents, and representatives (collectively, the "RELEASED PARTIES") from any and all actions, suits, claims, demands, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, agreements, controversies, promises, damages, judgments, liabilities or obligations of any kind whatsoever in law or equity and causes of action of every kind and nature, or otherwise (including, without limitation, claims for damages, costs, expenses, and attorneys', brokers' and accountants' fees and expenses) that the Releasors can, will or may have against the Released Parties in each case related to or arising from such Selling Stockholder's relationship to the Company as security holder (but not in any other capacity, including as a holder of a promissory note), whether known or not known, suspected or unsuspected, unanticipated as well as anticipated and that now exist or may hereafter accrue based on matters now known or not known (collectively, the "RELEASED CLAIMS"); provided, however, that Released Claims shall not include claims arising out of this Agreement. The Selling Stockholders and Surrendering Optionees hereby irrevocably agree to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action, or proceeding of any kind, in any court or before any tribunal, against any Released Party based upon any Released Claim. This release will be effective at, and not prior to, the Closing.

      1.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any certificates evidencing any of the Company Capital Stock shall have been lost, stolen or destroyed, Buyer will pay and/or issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof in form and substance satisfactory to Buyer, such consideration as may be required pursuant to this ARTICLE I hereof; provided, however, that Buyer may, in its discretion and as a condition precedent to the payment and/or issuance of said consideration, require the owner of such lost, stolen or destroyed certificates to agree to indemnify Buyer to the reasonable satisfaction of Buyer against any claim that may be made against Buyer with respect to the certificates alleged to have been lost, stolen or destroyed.

      1.11 TAKING OF NECESSARY ACTION; FURTHER ACTION. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the Buyer is fully authorized to take, and will take, all such lawful and necessary action.

      1.12 ACKNOWLEDGMENT. The parties acknowledge that Buyer may make a Section 338 election under the Code following the Closing Date.

      1.13 DEFINITIONS. For all purposes of this Agreement, the following terms shall have the following respective meanings:

            (a) "338 ELECTION TAX LIABILITIES" shall have the meaning set forth in Section 2.10(b).

            (b) "ACCREDITED INVESTOR" shall mean each holder of Company Capital Stock and Options to purchase shares of Company Capital Stock who is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act or is otherwise excluded from the calculation of the number of purchasers under Rule 501(e)(1) promulgated under the Securities Act.

            (c) "ACQUISITION" shall have the meaning set forth in the Recitals hereto.

            (d) "ADDITIONAL INDEMNIFYING STOCKHOLDERS" shall mean those Indemnifying Stockholders other than the Onex Stockholders, the MCNC Stockholders and the TAT Stockholders.

            (e) "ADDITIONAL INDEMNIFYING STOCKHOLDER REPRESENTATIVE" shall have the meaning set forth in the Introductory Paragraph hereto.

            (f) "ADDITIONAL SERIES A-1 EXERCISE PRICE" shall mean, for each Surrendering Series A-1 Optionee, the amount for the exercise of such Surrendering Series A-1 Optionee's Additional Surrendered Series A-1 Options reflected on the applicable Consideration Schedule.

            (g) "ADDITIONAL SERIES A-3 EXERCISE PRICE" shall mean, for each Surrendering Series A-3 Optionee, the amount for the exercise of such Surrendering Series A-3 Optionee's Additional Surrendered Series A-3 Options reflected on the applicable Consideration Schedule.

            (h) "ADDITIONAL SHARES" shall have the meaning set forth in Section 8.2(a).

            (i) "AFFILIATE" shall mean, with respect to a Person, any other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person.

            (j) "AGGREGATE PAID-IN EXERCISE PRICE" shall mean the dollar amounts received by the Company after the date of this Agreement and on or prior to the Closing Date in connection with the exercise of any Series A-2 Options, and Series A-3 Warrants.

            (k) "AGGREGATE SERIES A-1/A-2 LIQUIDATION AMOUNT" shall mean $48,410,993, the aggregate liquidation preference amount for shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock and Surrendered Series A-1 Options assumed outstanding on the Closing Date.

            (l) "AGGREGATE SERIES A-1/A-2 SHARES" shall mean 48,410,993, the aggregate number of shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock and Surrendered Series A-1 Options assumed outstanding on the Closing Date.

            (m) "AGGREGATE SERIES A-3 SHARES" shall mean 22,601,163, the aggregate number of shares of Series A-3 Preferred Stock assumed outstanding on the Closing Date.

            (n) "APPLICABLE AMOUNT" shall have the meaning set forth in Section 8.2(a). (o) "BALANCE SHEET DATE" shall have the meaning set forth in Section 2.7.

            (p) "BUSINESS DAY[S]" shall mean each day that is not a Saturday, Sunday or holiday on which banking institutions located in New York, New York are authorized or obligated by law or executive order to close.

            (q) "BUYER" shall have the meaning set forth in the Introductory Paragraph.

            (r) "BUYER COMMON STOCK" shall have the meaning set forth in Section 1.3(b).

            (s) "BUYER INDEMNIFIED PARTIES" shall have the meaning set forth in
Section 8.2(a).

            (t) "BUYER REPORTS" shall mean, collectively, (i) the Buyer's Annual Reports on Form 10-K for each fiscal year of the Buyer beginning since December 31, 2001; (ii) its Quarterly Reports on Form 10-Q for each of the first three fiscal quarters in each of the fiscal years of the Buyer referred to in clause (i) above; (iii) all proxy statements relating to the Buyer's meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents since the beginning of the first fiscal year referred to in clause (i) above; (iv) all other forms, reports, registration statements and other documents filed by the Buyer with the SEC since the beginning of the first fiscal year referred to in clause (i) above; in each case, as amended to date.

            (u) "CANCELLATION NOTICE " shall have the meaning set forth in
Section 1.7.

            (v) "CLOSING" shall have the meaning set forth in Section 1.2.

            (w) "CLOSING CONSIDERATION PERCENTAGE" shall mean that Closing Consideration Percentage referenced beside a Selling Stockholder's name or Surrendering Optionee's name, as the case may be, on Consideration Schedule A.

            (x) "CLOSING CONSIDERATION" shall have the meaning set forth in
Section 1.3(a).

            (y) "CLOSING DATE" shall have the meaning set forth in Section 1.2.

            (z) "CLOSING EXCESS EXPENSES" shall have the meaning set forth in
Section 5.7.

            (aa) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

            (bb) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

            (cc) "COMPANY" shall have the meaning set forth in the Introductory Paragraph.

            (dd) "COMPANY AUTHORIZATIONS" shall have the meaning set forth in
Section 2.16.

            (ee) "COMPANY BUSINESS PLAN" shall mean the most recent Business Plan delivered by the Company to Buyer prior to the date of this Agreement.

            (ff) "COMPANY CAPITAL STOCK" shall mean shares of Company Common Stock and Company Preferred Stock.

            (gg) "COMPANY COMMON STOCK" shall mean shares of Common Stock of the Company, par value of $0.01 per share.

            (hh) "COMPANY DEFERRAL PLANS" shall have the meaning set forth in
Section 5.8.

            (ii) "COMPANY DISCLOSURE SCHEDULE" shall have the meaning set forth in ARTICLE II.

            (jj) "COMPANY EMPLOYEE PLAN" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, retirement benefits, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been, in the past six (6) years, maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any Employee, or with respect to which the Company or any ERISA Affiliate has or may have any liability or obligation.

            (kk) "COMPANY INTELLECTUAL PROPERTY" or "COMPANY IP" shall have the meaning set forth in Section 2.13(a).

            (ll) "COMPANY MATERIAL ADVERSE EFFECT" shall mean any change, event or effect that is materially adverse to the business, assets (whether tangible or intangible), condition (financial or otherwise), or operations of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following constitute a material adverse change in the business, assets, condition or operation of the Company and its Subsidiaries: (i) any change resulting primarily and substantially from conditions affecting the Company's industry generally which does not have a substantially disproportionate impact on the Company, or (ii) any change resulting primarily and substantially from general business or economic conditions generally which does not have a substantially disproportionate impact on the Company.

            (mm) "COMPANY OFFICER GROUP" shall mean the following officers of the Company: Ken Donahue, Arthur Bergens, Dan Mis, Glen Rinne, Bob Morris and David Hays.

            (nn) "COMPANY OPTIONS" shall mean all issued and outstanding options (including commitments to grant options), warrants, calls, rights, convertible securities, commitments or agreements of any character to purchase or otherwise acquire Company Capital Stock (whether or not vested) held by any person or entity.

            (oo) "COMPANY PLANS" shall mean the Unitive Electronics, Inc. 1998 Stock Plan and the Unitive International, N.V. 1999 Stock Plan, and the Company's 2001 Stock Plan, 2002 Series B Preferred Stock Purchase Plan and 2004 Equity Incentive Plan.

            (pp) "COMPANY PREFERRED STOCK" shall mean shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock, each with a par value of $0.01 per share.

            (qq) "COMPANY RESTRICTED STOCK" shall mean shares of Company Capital Stock outstanding immediately prior to the Effective Time which are unvested or are subject to a right of repurchase by the Company, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, but excluding any shares of Company Capital Stock subject to a right of repurchase as set forth in any Company Plan.

            (rr) "COMPANY SERVICES" shall have the meaning set forth in Section 2.13(b).

            (ss) "CONSIDERATION" shall mean the Closing Consideration, First Anniversary Consideration and the Earn-Out Amount (if any), as such terms are defined in Sections 1.3(a), 1.3(b) and 1.4, respectively.

            (tt) "CONSIDERATION PERCENTAGE" shall mean the applicable Closing Consideration Percentage, First Anniversary Consideration Percentage or Earn-Out Percentage for a Selling Stockholder or Surrendering Optionee referenced on any Consideration Schedule.

            (uu) "CONSIDERATION SCHEDULE" shall have the meaning set forth in
Section 1.4(k).

            (vv) "CONTEMPLATED TRANSACTIONS" shall mean all of the transactions contemplated by this Agreement and the Related Agreements.

            (ww) "COPYRIGHTS" shall have the meaning set forth in Section
2.13(a).

            (xx) "CURRENT BALANCE SHEET" shall have the meaning set forth in
Section 2.7.

            (yy) "DISPUTED AMOUNTS" shall have the meaning set forth in Section 8.3(e).

            (zz) "DOL" shall mean the United States Department of Labor.

            (aaa) "EARN-OUT AMOUNT" shall have the meaning set forth in Section 1.4.

            (bbb) "EARN-OUT NOTICE" shall have the meaning set forth in Section 1.4(e).

            (ccc) "EARN-OUT OPERATIONS PARAMETERS" shall have the meaning set forth in Section 1.4(h).

            (ddd) "EARN-OUT PAYMENT" shall have the meaning set forth in Section 1.4.

            (eee) "EARN-OUT PERCENTAGE" shall mean the applicable Earn-Out Percentage for a Selling Stockholder or Surrendering Optionee referenced on any Consideration Schedule.

            (fff) "EARN-OUT PERIOD" shall have the meaning set forth in Section 1.4(h).

            (ggg) "EFFECTIVE TIME" shall have the meaning set forth in Section 1.2.

            (hhh) "EMPLOYEE" shall mean any current or former employee, officer, consultant or director of the Company or its Subsidiaries or an ERISA Affiliate.

            (iii) "EMPLOYEE AGREEMENT" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or other agreement, or contract (including, without limitation, any offer letter or any agreement providing for acceleration of Company Options, or any other agreement providing for compensation or benefits) between the Company or any ERISA Affiliate and any current employee or consultant, whether written or oral or with respect to which the Company may have any liability or obligation.

            (jjj) "ENVIRONMENTAL LAW" shall have the meaning set forth in
Section 2.19.

            (kkk) "ENVIRONMENTAL PERMIT" shall have the meaning set forth in
Section 2.19.

            (lll) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor law.

            (mmm) "ERISA AFFILIATE" shall mean each Subsidiary of the Company and any other person or entity under common control with the Company or any of its Subsidiaries within the meaning of Section 414(b), (c), (m), or (o) of the Code and the regulations issued thereunder.

            (nnn) "ESCROW AGENT" shall have the meaning set forth in the Introductory Paragraph.

            (ooo) "EXCESS AMOUNTS" shall have the meaning set forth in Section 8.2(a).

            (ppp) "EXCESS CAPITAL EXPENDITURES" shall have the meaning set forth in Section 1.4(b).

            (qqq) "EXCESS THIRD PARTY EXPENSES" shall have the meaning set forth in Section 5.7.

            (rrr) "EXCHANGE ACT" shall mean the U.S. Securities Exchange Act of 1934, as amended, or any successor law, and the rules and regulations issued pursuant thereto.

            (sss) "FICA" shall have the meaning set forth in Section 2.10(c).

            (ttt) "FINAL EARN-OUT AMOUNT" shall have the meaning set forth in
Section 1.4(d)(iv).

            (uuu) "FINANCIALS" shall have the meaning set forth in Section 2.7.

            (vvv) "FIRST ANNIVERSARY CONSIDERATION" shall have the meaning set forth in Section 1.3(b).

            (www) "FIRST ANNIVERSARY CONSIDERATION PERCENTAGE" shall mean that First Anniversary Consideration Percentage referenced beside a Selling Stockholder's name on Consideration Schedule B.

            (xxx) "FIRST ANNIVERSARY SHARES" shall have the meaning set forth in
Section 5.17(a)(i).

            (yyy) "FINAL EARN-OUT PERCENTAGE" shall mean that Earn-Out Percentage referenced beside a Selling Stockholder's or Surrendering Optionee's name on Consideration Schedules C through I.

            (zzz) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended.

            (aaaa) "FUTA" shall have the meaning set forth in Section 2.10(c).

            (bbbb) "GAAP" shall mean United States generally accepted accounting principles consistently applied.

            (cccc) "GENERAL CAP AMOUNT" shall have the meaning set forth in
Section 8.5(b).

            (dddd) "GOVERNMENTAL ENTITY" shall have the meaning set forth in
Section 2.6.

            (eeee) "HAZARDOUS MATERIAL" shall have the meaning set forth in Section 2.19.

            (ffff) "HIPAA" shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.

            (gggg) "HOLDERS" shall have the meaning set forth in Section 5.17(b)(i).

            (hhhh) "INDEMNIFIED PARTIES" shall have the meaning set forth in
Section 8.2(b).

            (iiii) "INDEMNIFYING STOCKHOLDERS" shall mean the Selling Stockholders who currently own or at the Closing will own shares of Series A-1 Preferred Stock and/or Series A-2 Preferred Stock.

            (jjjj) "INDEMNITY ESCROW FUND" shall have the meaning set forth in
Section 8.3(a).

            (kkkk) "INDEMNITY PRO RATA PORTION" shall mean, with respect to each Indemnifying Stockholder, an amount equal to the quotient obtained by dividing
(x) that amount of the Closing Consideration received by such Indemnifying Stockholder by (y) the total amount of Closing Consideration received by all Indemnifying Stockholders under this Agreement.

            (llll) "INITIAL SERIES A-1 EXERCISE PRICE" shall mean, for each Surrendering Series A-1 Optionee, the cash amount for the exercise of such Surrendering Series A-1 Optionee's Surrendered Series A-1 Options reflected on Consideration Schedule A.

            (mmmm) "INTELLECTUAL PROPERTY" shall have the meaning set forth in
Section 2.13(a).

            (nnnn) "INTELLECTUAL PROPERTY RIGHTS" shall have the meaning set forth in Section 2.13(a).

            (oooo) "INTERIM EARN-OUT AMOUNT" shall have the meaning set forth in
Section 1.4(d)(iii).

            (pppp) "INTERIM FINANCIALS" shall have the meaning set forth in
Section 2.7.

            (qqqq) "INTERNATIONAL EMPLOYEE PLAN" shall mean each Company Employee Plan that has been adopted or maintained by the Company or any ERISA Affiliate, whether formally or informally or with respect to which the Company or any ERISA Affiliate will or may have any liability with respect to Employees who perform services outside the United States.

            (rrrr) "INTERNET PROPERTIES" shall have the meaning set forth in
Section 2.13(a).

            (ssss) "INVESTMENT BANKING FEE" shall mean an amount, which shall be no less than zero, equal to the product of (i) the Earn-Out Amount minus $22,468,000 multiplied by (ii) 2.75%.

            (tttt) "IP" shall have the meaning set forth in Section 2.13(a).

            (uuuu) "IP AGREEMENTS" shall have the meaning set forth in Section 2.13(a).

            (vvvv) "IRS" shall mean the United States Internal Revenue Service.

            (wwww) "KNOWLEDGE" shall mean (i) with respect to the Company, the actual knowledge of the Company Officer Group, after reasonable inquiry, (ii) with respect to Buyer, the actual knowledge of Jerry Allison, Oleg Khaykin, Kenneth Joyce and Brian Marcucci, after reasonable inquiry, and (iii) with respect to any person that is an individual, the actual knowledge of such person after reasonable inquiry, or with respect to any other person that is an entity, the actual knowledge of the officers, directors, managers, trustees or other managing personnel after reasonable inquiry.

            (xxxx) "LEASE AGREEMENTS" shall have the meaning set forth in
Section 2.12(b).

            (yyyy) "LEASED REAL PROPERTY" shall have the meaning set forth in
Section 2.12(a).

            (zzzz) "LEGAL REQUIREMENT" shall mean any U.S., federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

            (aaaaa) "LIEN" shall mean any lien, pledge, charge, claim, mortgage, security interest, hypothec, prior claim, legal hypothec or other encumbrance of any sort.

            (bbbbb) "LOSS" or "LOSSES" shall have the meaning set forth in
Section 8.2(a).

            (ccccc) "MASK WORKS" shall have the meaning set forth in Section 2.13(a).

            (ddddd) "MATERIAL CONTRACT" shall have the meaning set forth in
Section 2.14.

            (eeeee) "MCNC STOCKHOLDER REPRESENTATIVE" shall have the meaning set forth in the Introductory Paragraph.

            (fffff) "MCNC STOCKHOLDERS" shall mean those Selling Stockholders set forth in Schedule 1.13(fffff).

            (ggggg) "MULTIEMPLOYER PLAN" shall mean any "Pension Plan" which is a "multiemployer plan," as defined in Section 3(37) of ERISA.

            (hhhhh) "NON-ONEX STOCKHOLDER REPRESENTATIVE COMMITTEE" shall have the meaning set forth in the Introductory Paragraph.

            (iiiii) "OFFICER'S CERTIFICATE" shall have the meaning set forth in
Section 8.3(d).

            (jjjjj) "OFF-THE-SHELF LICENSES" shall have the meaning set forth in
Section 2.13(a).

            (kkkkk) "ONEX STOCKHOLDERS" shall mean those Selling Stockholders set forth in Schedule 1.13(kkkkk).

            (lllll) "ONEX STOCKHOLDER REPRESENTATIVE" shall have the meaning set forth in the Introductory Paragraph.

            (mmmmm) "ONE YEAR ANNIVERSARY DATE" shall have the meaning set forth in Section 1.3(b).

            (nnnnn) "OPTION CONSIDERATION" shall have the meaning set forth in
Section 1.4(d)(i).

            (ooooo) "OPTION TERMINATION AGREEMENT" shall have the meaning set forth in Section 1.7.

            (ppppp) "ORDER" shall mean any award, decision, injunction, judgment, order, ruling, subpoena, or verdict against the Company or Buyer or any Subsidiary of either entered, issued, made, or rendered by any court, administrative agency, or other Governmental Entity or by any arbitrator.

            (qqqqq) "ORGANIZATIONAL DOCUMENTS" shall mean (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (c) any amendment to any of the foregoing.

            (rrrrr) "PATENTS" shall have the meaning set forth in Section
2.13(a).

            (sssss) "PBGC" shall mean the United States Pension Benefit Guaranty Corporation.

            (ttttt) "PENSION PLAN" shall mean each Company Employee Plan that is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

            (uuuuu) "PERSON" shall mean shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization or a government or any agency or political subdivision thereof, and any Subsidiary of any Person.

            (vvvvv) "PROCEEDING" shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Entity or arbitrator.

            (wwwww) "PTO" shall have the meaning set forth in Section 2.13(a).

            (xxxxx) "R&D EXPENSES" shall have the meaning set forth in Section 1.4(a).

            (yyyyy) "REGISTER," "REGISTERED" and "REGISTRATION" shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

            (zzzzz) "REGISTERED INTELLECTUAL PROPERTY RIGHTS" shall have the meaning set forth in Section 2.13(a).

            (aaaaaa) "REGISTRABLE SECURITIES" shall have the meaning set forth in Section 5.17(b).

            (bbbbbb) "REGISTRATION EXPENSES" means all expenses, except Selling Expenses, incurred by Buyer in complying with Section 5.17 hereof, including without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Buyer, the expense of any special audits incident to or required by any such registration, and the reasonable fees and disbursements (not to exceed $35,000) of one counsel for the selling Holder or Holders selected by them by majority vote with the reasonable approval of the Buyer.

            (cccccc) "REGISTRATION STATEMENT" shall have the meaning set forth in Section 5.17(b)(i)

            (dddddd) "RELATED AGREEMENTS" shall mean the Employment Agreements, the Regulation S Agreements, the Option Termination Agreements, the Investor Questionnaires and the Offer Letter Agreements.

            (eeeeee) "RELEASED CLAIMS" shall have the meaning set forth in
Section 1.9.

            (ffffff) "RELEASED PARTIES" shall have the meaning set forth in
Section 1.9.

            (gggggg) "RELEASORS" shall have the meaning set forth in Section
1.9.

            (hhhhhh) "SEC" shall mean the United States Securities and Exchange Commission.

            (iiiiii) "SG&A EXPENSES" shall have the meaning set forth in Section 1.4(a).

            (jjjjjj) "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

            (kkkkkk) "SELLING STOCKHOLDER" shall mean those holders of Company Capital Stock listed on EXHIBIT A hereto along with the number and class of shares held by each such holder.

            (llllll) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

            (mmmmmm) "SERIES A-1/A-2 EARN-OUT AMOUNT" shall have the meaning set forth in Section 1.4(d)(iii).

            (nnnnnn) "SERIES A-1/A-2 EARN-OUT PERCENTAGE" shall mean that Series A-1/A-2 Earn-Out Percentage referenced beside a Selling Stockholder's or Surrendering Series A-1 Optionee's name on Consideration Schedules C through I, as applicable.

            (oooooo) "SERIES A-1/A-2 EARN-OUT PREFERENCE" shall have the meaning set forth in Section 1.4(d)(ii).

            (pppppp) "SERIES A-1/A-2 REMAINING PREFERENCE AMOUNT" shall have the meaning set forth in Section 1.4(d)(ii).

            (qqqqqq) "SERIES A-1 OPTIONS" shall mean the Company Options referenced in Section 2.2(b) of the Company Disclosure Schedule that are exercisable for Series A-1 Preferred Stock of the Company.

            (rrrrrr) "SERIES A-1 PREFERRED STOCK" shall mean the Series A-1 Preferred Stock of the Company, par value $0.01 per share.

            (ssssss) "SERIES A-2 OPTIONS" shall mean the Company Options referenced in Section 2.2(b) of the Company Disclosure Schedule that are exercisable for Series A-2 Preferred Stock of the Company.

            (tttttt) "SERIES A-2 PREFERRED STOCK" shall mean the Series A-2 Preferred Stock of the Company, par value $0.01 per share.

            (uuuuuu) "SERIES A-3 EARN-OUT PERCENTAGE" shall mean that Series A-3 Earn-Out Percentage referenced beside a Selling Stockholder's or Surrendering Series A-3 Optionee's name on Consideration Schedules C through I, as applicable.

            (vvvvvv) "SERIES A-3 PREFERENCE AMOUNT" shall have the meaning set forth in Section 1.4(d)(iii).

            (wwwwww) "SERIES A-3 PREFERRED STOCK" shall mean the Series A-3 Preferred Stock of the Company, par value $0.01 per share.

            (xxxxxx) "SERIES A-3 WARRANTS" shall mean the Company Options referenced in Section 2.2(b) of the Company Disclosure Schedule that are exercisable for Series A-3 Preferred Stock of the Company.

            (yyyyyy) "SOFTWARE" shall have the meaning set forth in Section 2.13(a).

            (zzzzzz) "SOX" shall mean the Sarbanes-Oxley Act of 2002, as amended.

            (aaaaaaa) "STOCKHOLDER INDEMNIFIED PARTIES" shall have the meaning set forth in Section 8.2(b).

            (bbbbbbb) "STOCKHOLDER REPRESENTATIVE" shall mean, individually, the Onex Stockholder Representative or the Non-Onex Stockholder Representative Committee, and collectively, both the Onex Stockholder Representative and the Non-Onex Stockholder Representative Committee.

            (ccccccc) "STOCKHOLDER REPRESENTATIVE ACTIONS" shall have the meaning set forth in Section 8.4(c).

            (ddddddd) "STOCKHOLDER REPRESENTATIVE EXPENSES" shall have the meaning set forth in Section 8.4(d).

            (eeeeeee) "SUBSIDIARY" shall have the meaning set forth in Section 2.3.

            (fffffff) "SURRENDERING OPTIONEES" shall have the meaning set forth in the Introductory Paragraph.

            (ggggggg) "SURRENDERING SERIES A-1 OPTIONEE" shall mean a Surrendering Optionee holding Surrendered Series A-1 Options.

            (hhhhhhh) "SURRENDERED SERIES A-1 OPTIONS" shall mean those Series A-1 Options referenced as surrendered on any applicable Consideration Schedule.

            (iiiiiii) "SURRENDERING SERIES A-3 OPTIONEE" shall mean a Surrendering Optionee holding Surrendered Series A-3 Options.

            (jjjjjjj) "SURRENDERED SERIES A-3 OPTIONS" shall mean those Series A-3 Options referenced as surrendered on any applicable Consideration Schedule.

            (kkkkkkk) "SURVIVAL DATE" has the meaning set forth in Section 8.1.

            (lllllll) "SUSPENSION" shall have the meaning set forth in Section 5.17(b)(i).

            (mmmmmmm) "SUSPENSION NOTICE" shall have the meaning set forth in
Section 5.17(d).

            (nnnnnnn) "TAT STOCKHOLDER REPRESENTATIVE" shall have the meaning set forth in the Introductory Paragraph.

            (ooooooo) "TAT STOCKHOLDERS" shall mean those Selling Stockholders set forth in Schedule 1.13(ooooooo).

            (ppppppp) "TAXES" shall have the meaning set forth in Section
2.10(a).

            (qqqqqqq) "TAX RETURNS" shall have the meaning set forth in Section 2.10(b).

            (rrrrrrr) "THIRD PARTY EXPENSES" shall have the meaning set forth in
Section 5.7.

            (sssssss) "THRESHOLD AMOUNT" shall have the meaning set forth in
Section 8.5(a).

            (ttttttt) "TOTAL TRANSACTION VALUE" shall have the meaning set forth in Section 1.4(d).

            (uuuuuuu) "TRADEMARKS" shall have the meaning set forth in Section 2.13(a).

            (vvvvvvv) "TRAILING EBITDA" shall have the meaning set forth in
Section 1.4(a).

            (wwwwwww) "U.S." shall mean the United States of America.

            (xxxxxxx) "VIOLATION" shall have the meaning set forth in Section 5.17(i)(i).

            (yyyyyyy) "YEAR END FINANCIALS" shall have the meaning set forth in
Section 2.7.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to the Buyer, subject to such exceptions as are specifically disclosed in the Company Disclosure Schedule (the "COMPANY DISCLOSURE SCHEDULE") concurrently herewith and dated as of the date hereof, as follows (references to "Company" in this ARTICLE II shall refer, wherever not inappropriate by reference to the context, to the Company and its Subsidiaries). The Company Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in this
Article II. Any matter or item disclosed pursuant to any Section of the Company Disclosure Schedule shall be deemed to be disclosed only for purposes of disclosure under that Section; provided, that any matter or item disclosed in one Section of the Company Disclosure Schedule will be deemed disclosed with respect to another Section of the Company Disclosure Schedule if such disclosure is made in such a way as to make its relevance with respect to such other Section readily apparent:

      2.1 ORGANIZATION OF THE COMPANY. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company and each of its Subsidiaries has the corporate power to own its properties and to carry on its business as currently conducted.

      The Company and each of its Subsidiaries has the corporate or other statutory power to own its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which such qualifications are necessary or where the failure to be so qualified would have a Company Material Adverse Effect.

      The Company has delivered a true and correct copy of its Organizational Documents, each as amended to date and in full force and effect on the date hereof, to Buyer. Each of the Company's Subsidiaries has delivered a true and correct copy of its Organizational Documents, each as amended to date and in full force and effect on the date hereof, to Buyer. Section 2.1 of the Company Disclosure Schedule lists the current directors and officers of the Company and each of its Subsidiaries. Section 2.1 of the Company Disclosure Schedule also lists every state or foreign jurisdiction in which the Company has employees or facilities. The operations now being conducted by the Company and each of its Subsidiaries are not now and have never been conducted by the Company or any of its Subsidiaries under any name other than the names set forth on Section 2.1 of the Company Disclosure Schedule.

      2.2 COMPANY CAPITAL STRUCTURE.

            (a) The authorized capital stock of the Company consists of 333,610,201 shares, consisting of 250,000,000 shares of Common Stock, 60,755,161 shares of which are issued and outstanding, and 83,610,201 shares of Preferred Stock, (i) 37,408,837 shares of which are designated Series A-1 Preferred Stock, 24,874,830 shares of which are issued and outstanding, (ii) 20,601,163 shares of which are designated Series A-2 Preferred Stock, 8,101,163 shares of which are issued and outstanding and (iii) 25,600,201 shares of which are designated Series A-3 Preferred Stock, none of which are issued and outstanding. As of the date hereof, each share of Series A-1 Preferred Stock is convertible into one share of Company Common Stock; each share of Series A-2 Preferred Stock is convertible into one share of Company Common Stock; and each share of Series A-3 Preferred Stock is convertible into one share of Company Common Stock. All outstanding shares of Company Capital Stock are held as of the date of this Agreement by the persons with the domicile addresses and in the classes and amounts set forth in
Section 2.2(a) of the Company Disclosure Schedule. The Company has no other capital stock authorized, issued or outstanding. The Company shall notify Buyer in writing promptly upon becoming aware of any changes arising after the date hereof in the identity of the holders of Company Capital Stock, the number and class or series of shares of Company Capital Stock held by any such holder, and the number of shares of Company Common Stock into which the Preferred Stock is convertible. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and, except as set forth in Section 2.2(a) of the Company Disclosure Schedule, are not subject to preemptive rights created by statute, the Company Organizational Documents, or any agreement to which the Company is a party or by which it is bound, and have been issued in compliance with applicable federal, state and foreign securities laws. The Company has not repurchased any shares of Company Capital Stock except in compliance with all applicable federal, state, foreign, or local statues, laws, rules, or regulations, including federal, state and foreign securities laws. The Company is not subject to any obligation and will not suffer or incur any liability (contingent or otherwise) or Loss relating to or arising out of the issuance or repurchase of any shares of Company Capital Stock or Company Options, or out of any agreements or arrangements relating thereto. Except as set forth in Section 2.2(a) of the Company Disclosure Schedule, there are no declared or accrued but unpaid dividends with respect to any shares of Company Capital Stock. Except as set forth in Section 2.2(a) of the Company Disclosure Schedule or as contemplated by the terms of this Agreement, no vesting provisions applicable to any Company Options, or to any other rights to purchase Company Capital Stock will accelerate as a result of the transactions contemplated by this Agreement. The Consideration Schedule to be delivered by the Company to Buyer shall be true, complete and accurate in all respects.

            (b) Except for the Company Plans, neither the Company nor any of its Subsidiaries has ever adopted, sponsored or maintained any stock option plan or any other plan or agreement providing for equity compensation to any person.

                  (i) No Shares remain reserved for issuance under the Unitive Electronics, Inc. 1998 Stock Plan, and 159,192 shares are issuable, as of the date hereof, upon the exercise of outstanding, unexercised options granted under such plan. No Shares remain reserved for issuance under the Unitive International, N.V. 1999 Stock Plan, and 53,911 shares are issuable, as of the date hereof, upon the exercise of outstanding, unexercised options granted under such plan. The Company has reserved 4,028,839 shares of Company Common Stock for issuance to employees and directors of, and consultants to, the Company upon the exercise of options granted under the Company's 2001 Stock Plan, 1,194,527 shares of which are issuable, as of the date hereof, upon the exercise of outstanding, unexercised options granted under such plan. The Company has terminated the 2002 Series B Preferred Stock Purchase Plan, no options remain outstanding thereunder and the Company has no further liabilities with respect to such terminated options. The Company has reserved 8,000,000 shares of Company Preferred Stock for issuance to employees and directors of, and consultants to, the Company on exercise of options granted under the Company's 2004 Equity Incentive Plan, all of which are issuable, as of the date hereof, upon the exercise of outstanding, unexercised options granted under such plan. The Company has reserved 4,500,000 shares of Company Common Stock for issuance to employees and directors of, and consultants to, the Company upon the exercise of options granted under the Company's 2004 Equity Incentive Plan, all of which are issuable, as of the date hereof, upon the exercise of outstanding, unexercised options granted under such plan.

                  (ii) With respect to each Company Option and each arrangement or understanding to which the Company is a party to issue any Company Option,
Section 2.2(b) of the Company Disclosure Schedule sets forth the holder thereof, the domicile address of such holder, the number and type of securities issuable thereunder, and, if applicable, the exercise price therefor, the exercise period, the vesting schedule thereof (including the extent vested as of the date hereof and a description of the circumstances under which such vesting schedule can or will be accelerated), and whether such option is a nonstatutory option or intended to qualify as an incentive stock option as defined in Section 422 of the Code. With respect to Company Restricted Stock, Section 2.2(b) of the Company Disclosure Schedule sets forth the holder thereof, the domicile address of such holder, the original purchase price thereof (if applicable), the vesting schedule thereof (including the extent vested as of the date hereof and a description of the circumstances under which such vesting schedule can or will be accelerated), and, to the Knowledge of the Company, whether an election under
Section 83(b) of the Code has been timely and properly filed with the IRS. As of the date hereof, an aggregate of 6,592,680 shares of Company Common Stock are issuable upon the exercise of outstanding Company Options. The form(s) of agreement pursuant to which such Company Options have been issued have been provided to Buyer. Except for the Company Options and as set forth in Section 2.2(b) of the Company Disclosure Schedule, there are no options, warrants, calls, rights, convertible securities, commitments or agreements of any character to which the Company is a party or by which the Company is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except as disclosed in Section 2.2(b) of the Company Disclosure Schedule, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company or any of its Subsidiaries. Except as contemplated pursuant to this Agreement and as set forth in Section 2.2(b) of the Company Disclosure Schedule, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company or any of its Subsidiaries to which the Company is a party or by which the Company is bound or of which the Company has Knowledge. Except as set forth on Section 2.2(b) of the Company Disclosure Schedule, there are no agreements to which the Company or any of its Subsidiaries is a party relating to the registration, sale or transfer (including agreements relating to rights of first refusal, co-sale rights or "drag-along" rights) of any Company Capital Stock. All Company Options have been issued in compliance with all applicable federal, state and foreign securities laws. The Company has not issued shares of Company Capital Stock directly from any Company Plan (except for shares of Company Capital Stock issued upon exercise of Company Options); only Company Options have been issued directly from Company Plans. Each Company Option listed on Schedule 1.7 hereto will, according to its terms, terminate or expire upon the merger, after the Closing, of the Company with and into another corporation (or the merger of another corporation with and into the Company), even if such other corporation is an Affiliate of Buyer.

      2.3 SUBSIDIARIES. Section 2.3 of the Company Disclosure Schedule lists any other corporation, limited liability company, partnership, association, joint venture or other business entity in which the Company owns any shares of capital stock or any equity interest in, or control, directly or indirectly (any of such entities for any Person, excluding Unitive Semiconductor Taiwan Corporation, a "SUBSIDIARY"), including the Company's percentage interest therein. All of the shares of capital stock or other equity interests of each Subsidiary of the Company are owned of record and beneficially by the Company or its Subsidiaries. All outstanding shares of stock of each Subsidiary of the Company are duly authorized, validly issued, fully paid and non-assessable and, except as set forth in Section 2.3 of the Company Disclosure Schedule, not subject to preemptive rights created by statute, the Organizational Documents or bylaws of such Subsidiary, or any agreement to which the Subsidiary is a party or by which it is bound, and have been issued in compliance with federal and state securities laws.

      2.4 AUTHORITY. The Company has all requisite power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the Contemplated Transactions. The execution and delivery of this Agreement and any Related Agreements to which the Company is a party and the consummation of the Contemplated Transactions have been duly authorized by all necessary corporate action on the part of the Company and no further action is required on the part of the Company to authorize this Agreement and any Related Agreements to which it is a party and the Contemplated Transactions. This Agreement and the Contemplated Transactions have been approved by the Board of Directors of the Company. This Agreement and each of the Related Agreements to which the Company is a party have been duly executed and delivered by the Company and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of the Company enforceable against it in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent any indemnification provisions may be limited by applicable U.S. federal or state securities laws.

      2.5 NO CONFLICT. Except as set forth on Section 2.5 of the Company Disclosure Schedule, the execution and delivery by the Company of this Agreement and any Related Agreement to which the Company is a party, and the consummation of the Contemplated Transactions, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (i) any provision of the Company's or any Subsidiary's Organizational Documents, (ii) any Material Contract, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties (whether tangible or intangible) or assets. The Company and each of its Subsidiaries are in compliance in all material respects with and have not materially breached, violated or defaulted under, or received notice that they have materially breached, violated or defaulted under, any of the terms or conditions of any Material Contract (with materiality being measured individually and on an aggregate basis taking into account all breaches, violations and defaults under all Material Contracts) nor does the Company have Knowledge of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Material Contract is in full force and effect, and neither the Company nor any of its Subsidiaries is subject to any default thereunder, nor to the Knowledge of the Company, except as set forth in Section 2.5 of the Company Disclosure Schedule, is any party obligated to the Company or any of its Subsidiaries pursuant to any such Material Contract subject to any default thereunder. Section 2.5 of the Company Disclosure Schedule sets forth all necessary consents, waivers and approvals of parties to any Material Contracts as are required thereunder in connection with the Acquisition, or for any such Material Contract to remain in full force and effect without limitation, modification or alteration after the Effective Time. Except as set forth in
Section 2.5 of the Company Disclosure Schedule, the Acquisition will not trigger the payment of any additional amounts or consideration by the Company or any of its Subsidiaries under any Material Contract other than ongoing fees, royalties or payments which the Company or any of its Subsidiaries, as the case may be, would otherwise be required to pay pursuant to the terms of such Material Contracts had the Acquisition not occurred, and will not cause the Company or any Subsidiary to be prohibited from exercising any of their rights under any Material Contract as of the Closing Date.

      2.6 GOVERNMENTAL CONSENTS. Except as set forth in Section 2.6 of the Company Disclosure Schedule, no consent, notice, waiver, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission (each, a "GOVERNMENTAL ENTITY"), is required by, or with respect to, the Company in connection with the execution and delivery of this Agreement and any Related Agreement to which the Company is a party or the consummation of the Contemplated Transactions, except for such consents, notices, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws.

      2.7 COMPANY FINANCIAL STATEMENTS. Section 2.7 of the Company Disclosure Schedule sets forth the Company's (i) audited consolidated balance sheet as of December 31, 2003 and the related consolidated statements of income, cash flow and stockholders' equity for the twelve (12) month period then ended (the "YEAR-END FINANCIALS"), and (ii) unaudited consolidated balance sheet as of May 31, 2004 (the "BALANCE SHEET DATE"), and the related unaudited consolidated statement of income, cash flow and stockholders' equity for the five (5) months then ended (the "INTERIM FINANCIALS"). The Year-End Financials and the Interim Financials (collectively referred as the "FINANCIALS") are true and correct in all material respects and have been prepared in accordance with GAAP throughout the periods indicated and consistent with each other (except that the Interim Financials do not contain notes and other presentation items that may be required by GAAP). The Financials present fairly the Company's consolidated financial condition, operating results and cash flows as of the dates and during the periods indicated therein. The Company's unaudited consolidated balance sheet as of the Balance Sheet Date is referred to hereinafter as the "CURRENT BALANCE SHEET."

      2.8 NO UNDISCLOSED LIABILITIES.

            (a) Except as set forth in Section 2.8(a) of the Company
Disclosure Schedule, the Company has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured, known, unknown or other (whether or not required to be reflected in financial statements in accordance with GAAP), except for liabilities, indebtedness, obligations, expenses, claims, deficiencies, guaranties or endorsements (i) that are reflected in the Current Balance Sheet, and (ii) that have arisen in the ordinary course of business consistent with past practices since the Balance Sheet Date.

            (b) Except as set forth on Section 2.8(b) of the Company
Disclosure Schedule, the Company has no liability, indebtedness, or obligation to any employee, director or consultant, other than expenses or reimbursements that arise in the ordinary course of business, and severance payments expressly set forth in, and provided for by, employment agreements disclosed in Section
2.14 of the Company Disclosure Schedule, which individually or in the aggregate
(i) has not been reflected or reserved against in the Current Balance Sheet, or
(ii) has not arisen in the ordinary course of business consistent with past practices since the Balance Sheet Date.

      2.9 NO CHANGES. Except as contemplated by this Agreement or as set forth in Section 2.9 of the Company Disclosure Schedule, since the Balance Sheet Date, there has not been, occurred or arisen any:

            (a) transaction by the Company with payments to be made by or to the Company in excess of $25,000 individually or $50,000 in the aggregate except in the ordinary course of business as conducted on that date and consistent with past practices;

            (b) amendments or changes to the certificate of incorporation or bylaws of the Company or the Organizational Documents of any of its Subsidiaries;

            (c) capital expenditure or commitment by the Company exceeding $25,000 individually or $100,000 in the aggregate;

            (d) destruction of, material damage to, or material loss of any material assets (whether tangible or intangible), or material business of the Company (whether or not covered by insurance), and the Company has not received written notice (and the Company Officer Group has not received oral notice) from any material customer that it will stop or materially decrease its business with the Company;

            (e) employment dispute, including but not limited to, claims or matters raised by any individuals or any workers' representative organization, bargaining unit or union regarding labor trouble or claim of wrongful discharge or other unlawful employment or labor practice or action with respect to the Company;

            (f) change in accounting methods or practices by the Company other than as required by GAAP;

            (g) change in any material election in respect of Taxes (as defined below), adoption or change in any accounting method in respect of Taxes, agreement or settlement of any claim or assessment in respect of Taxes, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

            (h) revaluation by the Company of any of its assets (whether tangible or intangible), including without limitation, writing down the value of inventory or writing off notes receivable;

            (i) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees, consultants or advisors, or the declaration, payment or commitment or obligation of any kind for the payment (whether in cash or equity) by the Company of a severance payment, termination payment, bonus or other additional salary or compensation to any such person, other than in the ordinary course of business;

            (j) adoption or amendment to any Company Employee Plan, except as required by applicable law;

            (k) loan by the Company to any person or entity, or purchase by the Company of any debt securities of any person or entity;

            (l) payment, discharge, waiver or satisfaction by the Company, in an amount in excess of $25,000 in any one case, or $50,000 in the aggregate, of any claim, liability, right or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business;

            (m) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) in respect of any Company Capital Stock, or any split, combination or reclassification in respect of any shares of Company Capital Stock, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock, or any direct or indirect repurchase, redemption, or other acquisition by the Company of any shares of Company Capital Stock (or options, warrants or other rights convertible into, exercisable or exchangeable therefor), except in accordance with the agreements evidencing Company Options;

            (n) waiver or release by the Company of any right or claim of the Company or Subsidiary, including any write-off or other compromise of any account receivable of the Company or Subsidiary in excess of any established reserves for accounts receivable in the Current Balance Sheet;

            (o) expenditure of cash other than in the ordinary course of business;

            (p) incurrence by the Company of any indebtedness, amendment of the terms of any outstanding loan agreement, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business consistent with past practices;

            (q) (i) sale or license of any Company Intellectual Property or execution, modification or amendment of any agreement with respect to the Company Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity other than the granting of object code licenses in conjunction with the sale of the Company's products in the ordinary course of the Company's business and consistent with past practice, or
(ii) purchase or license of any

Intellectual Property or execution, modification or amendment of any agreement with respect to the Intellectual Property of any person or entity, except in the ordinary course of business, (iii) agreement or modification or amendment of an existing agreement with respect to the development of any Intellectual Property with a third party, or (iv) material change in royalties set or charged by the Company to its customers or licensees or in royalties set or charged by persons who have licensed Intellectual Property to the Company;

            (r) receipt by the Company of written notice (or receipt of oral notice by the Company Officer Group) of any claim or potential claim of ownership, interest or right by any person other than the Company or any of its Subsidiaries of the Company Intellectual Property owned by or developed or created by the Company or any of its Subsidiaries or of infringement by the Company or any of its Subsidiaries of any other person's Intellectual Property;

            (s) agreement or modification to any agreement pursuant to which any other party was granted marketing, distribution, development, manufacturing or similar rights of any type or scope with respect to any products or technology of the Company;

            (t) event or condition of any character that has had or is reasonably likely to have a Company Material Adverse Effect;

            (u) lease, license, sublease or other occupancy of any Leased Real Property by the Company; or

            (v) agreement by the Company, or any officer or employees on behalf of the Company , to do any of the things described in the preceding clauses (a) through (u) of this Section 2.9 (other than negotiations with the Buyer and its representatives regarding the Contemplated Transactions).

      2.10  TAX MATTERS.

            (a) DEFINITION OF TAXES. For the purposes of this Agreement, the term "TAX" or, collectively, "TAXES" shall mean (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes as well as public imposts, fees and social security charges (including but not limited to health, unemployment and pension insurance), together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this Section 2.10(a) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) of this Section 2.10(a) as a result of any express or implied obligation to indemnify any other person or as a result of any obligation under any agreement or arrangement with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

            (b) TAX RETURNS AND AUDITS.

                  (i) The Company and each of its Subsidiaries have timely filed or will timely file with the appropriate taxing authorities all income and other tax returns, statements, forms and reports (including elections, declarations, disclosures, schedules, estimates and information tax returns) relating to Taxes (collectively, "TAX RETURNS") that are required to be filed by, or with respect to, the Company and its Subsidiaries on or prior to the Closing Date. The Tax Returns have accurately reflected and will accurately reflect all liability for Taxes of Company and its Subsidiaries for the periods covered thereby.

                  (ii) All Taxes and tax liabilities, whether or not shown on such Tax Returns as due and payable, by or with respect to the income, assets or operations of Company and its Subsidiaries for all taxable years or other taxable periods that end on or before the Closing Date, and, with respect to any taxable year or other taxable period beginning on or before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date, excluding, for purposes of this paragraph, however, any taxes and tax liabilities arising from the Buyer's election under Section 338(g) of the Code pursuant to Section 5.13 hereof (collectively, "338 ELECTION TAX LIABILITIES")(provided that such exclusion shall not limit the indemnification rights of the Buyer Indemnified Parties hereunder for any breach of any other representation or warranty of the Company contained herein), have been timely paid or will be timely paid in full on or prior to the Closing Date, or, with respect to taxable periods (or portions thereof) beginning after December 31, 2003, (A) to the extent due and payable on or prior to the Closing Date, have been timely paid in full, and (B) to the extent not due and payable prior to the Closing Date, have been accrued and fully provided for on the books and records of Company and its Subsidiaries as of the Closing Date in accordance with GAAP.

            (c) OTHER TAX MATTERS.

                  (i) As of the Closing Date, the Company and each of its Subsidiaries will have withheld with respect to its Employees and other third parties, all federal, state and foreign income taxes and social security charges and similar fees, Federal Insurance Contribution Act ("FICA"), Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld, and will have timely paid all such Taxes over to the appropriate authorities.

                  (ii) There is no Tax deficiency outstanding, assessed or proposed against the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                  (iii)No audit or other examination of any Tax Return of the Company or any of its Subsidiaries is presently in progress, nor has the Company or any of its Subsidiaries been notified in writing (nor has any member of the Company Officer Group been notified orally) of any request for such an audit or other examination.

                  (iv) Other than the 338 Election Tax Liabilities, neither the Company nor any of its Subsidiaries has any liabilities for unpaid Taxes which have not been accrued or reserved on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and, other than the 338

Election Tax Liabilities, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes since the date of the Current Balance Sheet other than in the ordinary course of business.

                  (v) The Company has provided to Buyer or its legal counsel, copies of federal and state income Tax Returns for the year 2002 and 2001 and its payroll and local property Tax Returns for the years 2002, 2003 and 2004.

                  (vi) There are (and immediately following the Effective Time there will be) no Liens on the assets of the Company or any of its Subsidiaries relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

                  (vii) The Company has no Knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or any of its Subsidiaries, other than any Liens for Taxes not yet due and payable and other than the 338 Election Tax Liabilities.

                  (viii) None of the Company's or any of its Subsidiaries' assets is treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

                  (ix) Neither the Company nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries.

                  (x) Except as set forth in Section 2.10(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has (a) ever been a member of an affiliated group (within the meaning of Code
Section 1504(a)) filing a consolidated federal income Tax Return (other than a group the common buyer of which was Company), (b) ever been a party to any Tax sharing, indemnification or allocation agreement, (c) any liability for the Taxes of any person (other than Company or any of its subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or agreement, or otherwise and (d) ever been a party to any joint venture, partnership or other arrangement that could be treated as a partnership for Tax purposes.

                  (xi) The Company's and each of its Subsidiaries' tax basis in their respective assets for purposes of determining its future amortization, depreciation and other income Tax deductions is accurately reflected on the Company's and its Subsidiaries' tax books and records.

                  (xii) The information and data the Company has provided to Ernst & Young, LLP ("E&Y") and Buyer used by E&Y in connection with its preparation of the "Ownership Change Analysis" provided to Buyer and its advisors for the purpose of determining the extent to which use of any net operating losses, net operating loss carryovers, tax credits or credit carryovers, for federal and each applicable state income tax purposes, may be subject to limitation under Sections 382, 383 or 384 of the Code, is true and accurate; provided, that, the Company makes no representations regarding the stock valuation information provided to E&Y for use in the "Ownership Change Analysis."

                  (xiii) Neither the Company nor any of its Subsidiaries has been, at any time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

                  (xiv) Except as set forth on Section 2.10(c) of the Company Disclosure Schedule, no adjustment relating to any Tax Return filed by the Company or any of its Subsidiaries has been proposed formally or, to the Knowledge of the Company, informally by any tax authority to the Company or any of its Subsidiaries or any representative thereof.

                  (xv) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (x) in the two (2) years prior to the date of this Agreement or
(y) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Acquisition.

                  (xvi) No written claim has ever been made by any taxing authority to the Company or its Subsidiaries in a jurisdiction where Company or any of its Subsidiaries does not file Tax Returns that Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction, other than any such claim that has been resolved without the imposition of a material liability on Company or any of its Subsidiaries.

                  (xvii) The Company and each of its Subsidiaries have complied in all respects with the requirements of and conditions stipulated by any taxing authority with respect to any tax holiday or other tax relief granted to the Company or any of its Subsidiaries, and no taxing authority has threatened in writing or proposed in writing (or has threatened orally or proposed orally to the Company Officer Group) to revoke, eliminate, reduce or fail to renew such tax holiday or other tax relief.

                  (xviii) None of Company or any of its Subsidiaries has applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality.

            (d) EXECUTIVE COMPENSATION TAX. Except as set forth in Section 2.21(j) of the Company Disclosure Schedule, there is no contract, agreement, plan or arrangement to which the Company or any of its Subsidiaries is a party, including, without limitation, the provisions of this Agreement, covering any Employee of the Company or any of its Subsidiaries, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

      2.11  RESTRICTIONS ON BUSINESS ACTIVITIES. Except as set forth in Section
2.11 of the Company Disclosure Schedule, there is no agreement (non-competition or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or, to the Knowledge of the Company, otherwise binding upon the Company which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company, the conduct of business by the Company, or otherwise limiting the freedom of the Company to engage in any line of business or to compete with any Person. Without limiting the generality of the foregoing, except as set forth on Section
2.11 of the Company Disclosure Schedule, the Company has not entered into any agreement under which the Company is restricted from selling, licensing, manufacturing or otherwise distributing any of its technology or products or from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market.

      2.12 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT; CUSTOMER INFORMATION.

            (a) The Company owns no real property, nor has the Company ever owned any real property. Section 2.12(a) of the Company Disclosure Schedule sets forth a list of all real property currently leased, subleased or licensed by or from the Company or otherwise used or occupied by the Company for the operation of its business (the "LEASED REAL PROPERTY"), the name of the lessor, licensor, sublessor, master lessor and/or lessee, the date and term of the lease, license, sublease or other occupancy right and each amendment thereto and the aggregate annual rental payable thereunder.

            (b) Section 2.12(b) of the Company Disclosure Schedule sets forth a true, correct and complete list of all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in or relating to the Leased Real Property, including all amendments, terminations and modifications thereof ("LEASE AGREEMENTS"). All such Lease Agreements are valid and effective with respect to the Company in accordance with their respective terms, and there is not, under any of such leases, any existing default (or event which with notice or lapse of time, or both, would constitute a default) by the Company, or to the Knowledge of the Company, by the other contracting party, and no rentals are past due.

            (c) Except as set forth on Section 2.12(c) of the Company
Disclosure Schedule, the Leased Real Property is in good operating condition and repair, free from material structural, physical and mechanical defects and is structurally sufficient and otherwise suitable for the conduct of the business as presently conducted. Neither the operation of the Company on the Leased Real Property nor such Leased Real Property, including the improvements thereon, violate in any material respect any applicable building code, zoning requirement or statute relating to such property or operations thereon, and any such non-violation is not dependent on so-called non-conforming use exceptions.

            (d) Except as set forth in Section 2.12(d) of the Company
Disclosure Schedule, the Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal, immovable, movable and mixed, used or held for use in its business, free and clear of any Liens, except (i) as reflected in the Current Balance Sheet, (ii) Liens for Taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, which do not materially detract from the value or interfere with the present use of the property subject thereto or affected thereby.

      2.13  INTELLECTUAL PROPERTY.

            (a) DEFINITIONS. For all purposes of this Agreement, the following terms shall have the following respective meanings:

                  "INTELLECTUAL PROPERTY" shall mean any or all of the following: (i) works of authorship, including without limitation, computer programs, algorithms, routines, source code and executable code, whether embodied in firmware, software or otherwise, documentation, designs, files, records and data ("SOFTWARE"); (ii) inventions (whether or not patentable), improvements, and technology; (iii) proprietary and confidential information, including technical data, customer and supplier lists and data, trade secrets, show-how, know-how and techniques; (iv) databases, data compilations and collections and technical data; (v) tools, methods, processes, devices, prototypes, schematics, bread boards, net lists, mask works, test methodologies and hardware and Software development tools; (vi) World Wide Web addresses ("WWW"), uniform resource locators and domain names; (vii) Company Services; and
(viii) all instantiations of the foregoing in any form and embodied in any media.

                  "INTELLECTUAL PROPERTY RIGHTS" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and utility models and applications therefor, and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries, including without limitation, invention disclosures ("PATENTS"); (ii) all trade secrets and other rights in privacy, data, know-how and confidential or proprietary information; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world ("COPYRIGHTS"); (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all rights in WWW addresses, uniform resource locators and domain names and applications and registrations therefor ("INTERNET PROPERTIES"); (vi) all rights in all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor ("TRADEMARKS"); all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology ("MASK WORKS"); and (viii) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

                  "IP" means Intellectual Property and Intellectual Property Rights.

                  "IP AGREEMENTS" means all the contracts, licenses, purchase orders, and agreements to which the Company is a party that relate to any Intellectual Property or Intellectual Property Rights licensed, transferred, developed, or provided by, for, or to the Company.

                  "COMPANY IP" or "COMPANY INTELLECTUAL PROPERTY" shall mean any IP, including the Company Registered Intellectual Property Rights (as defined below), that are owned by, or exclusively licensed to, the Company.

                  "REGISTERED INTELLECTUAL PROPERTY RIGHTS" shall mean all United States, international and foreign: (i) Patents, including applications therefor; (ii) registered Trademarks, applications to register Trademarks, including intent-to-use applications, other registrations or applications related to Trademarks; (iii) registrations of, and applications for the use of, Internet Properties; (iv) Copyrights registrations and applications to register Copyrights; (v) Mask Work registrations and applications to register Mask Works; and (vi) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any private, state, government or other public legal authority or Governmental Entity at any time.

            (b) Section 2.13(b) of the Company Disclosure Schedule contains a complete and accurate list (by name and any identification number) of all service offerings (including electroplating, bumping, repassivation, copper redistribution, and aluminum redistribution as such terms are understood in the semiconductor industry), processes, products, Internet Properties, or software of the Company (collectively, "COMPANY SERVICES") (i) that have been operated, sold, licensed, distributed or otherwise provided in the five (5)-year period preceding the date hereof, (ii) for which the Company has any obligation or liability related thereto, or (iii) which the Company currently intends to sell, distribute, operate, license or otherwise provide in the future, including any Company Services under development.

            (c) Section 2.13(c) of the Company Disclosure Schedule lists all Registered Intellectual Property Rights owned by, filed in the name of, or applied for, by the Company (the "COMPANY REGISTERED INTELLECTUAL PROPERTY RIGHTS") and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property Rights or other Company Intellectual Property. Except as set forth in Section 2.13(c) of the Company Disclosure Schedule, to the Knowledge of the Company (including reasonable inquiry of the Company's patent counsel), there are no actions that must be taken by the Company before November 30, 2004, including the payment of any registration, maintenance or renewal fees, or the filing of any responses to PTO office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting, or preserving or renewing any Company Registered Intellectual Property Rights.

            (d) Each Company Registered Intellectual Property Right is currently in compliance in all material respects with all formal Legal Requirements (including payment of filing, examination and maintenance fees and proofs of use) and is valid and subsisting. All necessary documents and certificates in connection with such Company Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark, Internet, or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of applying for, perfecting, prosecuting and maintaining such Company Registered Intellectual Property Right. The Company has not claimed any status in the application for or registration of any Company Registered Intellectual Property Rights, including "small business status," that would not be applicable to Buyer.

            (e) All WWW sites of the Company and each of its Subsidiaries are in compliance in all material respects with all applicable industry-standard privacy or data rights policies and all applicable privacy or data rights policies of the United States. The Company has not received any written notice (and the Company Officer Group has not received any oral notice) claiming or alleging that it has not complied with its privacy policy or any other policies, laws or regulations governing the operation of the Company's WWW sites, nor does the Company have Knowledge of any facts or circumstances that would give rise to such claim or allegations.

            (f) The Company's collection and distribution of any data, information, content or other works (including data, information content or works belonging to third parties) does not (i) infringe or violate and has not infringed or violated the rights (including Intellectual Property Rights or rights under contract or policy) of any Person or (ii) violate any law or regulation of the United States, and, to the Knowledge of the Company, any other country or jurisdiction.

            (g) The Company has no Knowledge of any facts or circumstances that would render any Company IP invalid or unenforceable, nor has the Company taken, or failed to take, any action in the application for or prosecution of any Company Registered Intellectual Property Rights that would render such Company Registered Intellectual Property Rights invalid or unenforceable. Without limiting the foregoing, the Company has no Knowledge of any information, materials, facts, or circumstances, including any information or fact that would constitute prior art, that would render any of the Company Registered Intellectual Property Rights invalid or unenforceable, or would adversely affect any pending application for any Company Registered Intellectual Property Right, and the Company has not misrepresented, or failed to disclose, and has no Knowledge of any misrepresentation or failure to disclose, any fact or circumstances in any application for any Company Registered Intellectual Property Right that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any Company Registered Intellectual Property Right.

            (h) Except as set forth on Section 2.13(h) of the Company Disclosure Schedule, all Company IP is and as of the Closing Date will be fully transferable, alienable and licensable by the Company without restriction and without payment of any kind to any third party.

            (i) Except as set forth in Section 2.13(i) of the Company Disclosure Schedule, each item of Company IP is free and clear of any liens or encumbrances.

            (j) Section 2.13(j) of the Company Disclosure Schedule lists (i) the standard warranties, if any, that the Company provides its customers with respect to the Company Services; (ii) customers that have received warranties from the Company materially deviating from such standard warranties that the Company has granted any of its customers; and (iii) any warranty claims that the Company's customers have made with respect to the Company Services since December 31, 2001.

            (k) Except as set forth in Section 2.13(k) of the Company Disclosure Schedule, the Company has not (i) transferred ownership of, or granted any exclusive license of or right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any IP that is or was Company IP, to any other Person, or (ii) permitted Company's rights in such Company IP to lapse or enter the public domain.

            (l) Except as set forth on Section 2.13(l) of the Company Disclosure Schedule, and except for IP licensed by the Company under inbound "shrinkwrap" and similar publicly available commercial object code end-user licenses ("OFF-THE-SHELF LICENSES"), and client third party non-exclusive licenses granted to the Company solely for the purpose of allowing the Company to provide Company Services to such third parties, the Company IP constitutes all the IP used in and/or necessary to the conduct of the business of the Company as it currently is conducted, and as it is currently planned or contemplated to be conducted by the Company, including, without limitation, the operation, design, development, manufacture, use, import, distribution and sale of Company Services.

            (m) In each case in which the Company has acquired any IP from any Person with the intention by the Company to acquire ownership thereof, either
(i) such IP was developed or created by employees of the Company acting within the scope of their employment or (ii) the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in and to all such IP to the Company. To the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company has recorded each such assignment of a Registered Intellectual Property Right assigned to the Company with the relevant Governmental Entity, and no third party owns or has any rights to any such IP.

            (n) To the extent that any IP has been developed or created by a third party for the Company or is incorporated into, or used to provide, any of the Company Services and such IP was not developed or created with the intention by the Company to acquire ownership thereof, the Company has a written agreement with such third party with respect thereto and the Company thereby has obtained a perpetual, non-terminable license (sufficient for the conduct of its business as currently conducted and as currently proposed to be conducted) to all such third party's IP, and in each case such rights and licenses shall survive the Acquisition and be fully exercisable by the Company following the Acquisition.

            (o) Except as set forth in Section 2.13(o) of the Company Disclosure Schedule, no Person who has licensed any IP to the Company has ownership rights or license rights to improvements, modifications or derivative works made by or for the Company in such IP. Except as set forth in Section 2.13(o) of the Company Disclosure Schedule, no customer of the Company has ownership rights or license rights to any IP that the Company develops in the course of providing Company Services to such customer.

            (p) The Company has the right to use, pursuant to valid licenses, all data (including personal data of third parties), all software development tools, library functions, operating systems, data bases, compilers and all other third-party software that are used in the operation of the Company or that are required to create, modify, compile, operate or support any software that is Company Intellectual Property or is incorporated into or used to provide any Company Service.

            (q) Except as set forth in Section 2.13(q) of the Company Disclosure Schedule, no government funding, facilities of a university, college, other educational institution or research center or funding from third parties was used in the development of any Company IP. To the Knowledge of the Company, no current or former employee, consultant or independent contractor of Company, who was involved in, or who contributed to, the creation or development of any Company IP, has performed services for the government, university, college, or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for Company.

            (r) The operation of the business of the Company as it is currently conducted, or is currently contemplated to be conducted, by the Company, including but not limited to the design, development, use, import, branding, advertising, promotion, marketing, operation, manufacture and sale of Company Services, does not infringe or misappropriate any Intellectual Property Right of any Person, violate any right of any Person (including any right to privacy or publicity), or constitute unfair competition or unfair trade practices under the laws of any jurisdiction, and the Company has not received written notice (and the Company Officer Group has not received oral notice) from any Person claiming that such operation or any act, product, technology or service (including Company Services and products, technology or services currently under development) of the Company infringes or misappropriates any Intellectual Property Right of any Person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does the Company have Knowledge of any basis therefor).

            (s) No Company IP or Company Service is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or which would affect the validity, use or enforceability of such Company IP or Company Service.

            (t) Section 2.13(t) of the Company Disclosure Schedule lists all IP Agreements other than (i) Off-the-Shelf Licenses and (ii) the Company's standard terms and conditions of sale, a form of which has been provided to Buyer. All IP Agreements are in full force and effect. The Company is not in material breach of nor has the Company failed to perform in any material respects under, any of the IP Agreements and, to the Knowledge of the Company, no other party to any such IP Agreement is in breach thereof or has failed to perform thereunder. Except as set forth in Section 2.13(t) of the Company Disclosure Schedule, the consummation of the Contemplated Transactions will neither violate nor result in the breach, modification, cancellation, termination or suspension of any IP Agreements or entitle the other party or parties to such IP Agreements to terminate such IP Agreements. Except as set forth in Section 2.13(t) of the Company Disclosure Schedule, following the Closing Date, the Company will be permitted to exercise all of Company's rights under the IP Agreements to the same extent Company would have been able to had the Acquisition not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Company would otherwise be required to pay. The Acquisition will not result in any third party being granted any rights to any Company IP that are in addition to, or greater than, such third party currently has under such IP Agreements.

            (u) Section 2.13(u) of the Company Disclosure Schedule lists all material IP Agreements between the Company and any other Person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other Person of the Intellectual Property Rights of any Person other than the Company.

            (v) To the Knowledge of the Company, there are no IP Agreements between the Company and any other Person under which there is any dispute regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by the Company thereunder and with respect to deficiencies, nonconformities, or other problems in the Company Services. To the Knowledge of the Company, as of the Closing Date, all Company Services conform and have conformed in all material respects to their respective specifications and warranties as set forth in the applicable IP Agreements.

            (w) To the Knowledge of the Company, no Person is infringing or misappropriating any Company Intellectual Property Right.

            (x) The Company has taken all steps that are reasonably required to protect the Company's rights in confidential information and trade secrets of the Company and the confidential information and trade secrets of any other Person which were provided to the Company pursuant to an appropriate nondisclosure agreement or with respect to which the Company had a duty to protect the confidentiality under applicable law. Without limiting the foregoing, the Company has and enforces a policy requiring each technical employee of the Company to execute a proprietary rights and confidentiality agreement substantially in the form set forth in Section 2.13(x) of the Company Disclosure Schedule, all current employees who have created or modified any of the Company Intellectual Property have executed such an agreement, and all former employees and consultants of the Company who have created or modified any of the Company Intellectual Property have executed a similar agreement, in each case assigning all of such employees' and consultants' rights in and to the Company Intellectual Property to the Company.

            (y) Neither this Agreement nor the Contemplated Transactions, including the assignment, by operation of law or otherwise (by virtue of the Contemplated Transactions), of any contracts or agreements to which the Company is a party, will result in (i) the Company's granting to any third party any right to or with respect to any IP owned by, or licensed to, it, (ii) the Company's being bound by, or subject to, any non-compete or other restriction on the operation or scope of its business, or (iii) the Company's being obligated to pay any royalties or other amounts to any third party in excess of those payable by the Company prior to the Closing.

            (z) To the extent that the Company has granted any Person any option to acquire a license or ownership of any Company IP, such Person has not exercised such option.

            (aa) Section 2.13(aa) of the Company Disclosure Schedule lists all IP Agreements pursuant to which the Company has granted any Person any Intellectual Property Rights with respect to Intellectual Property developed under such agreements and identifies such Intellectual Property.

      2.14 AGREEMENTS, CONTRACTS AND COMMITMENTS. Except as set forth in Section
2.14 of the Company Disclosure Schedule, the Company is not a party to, nor is it bound by any of the following (each, a "MATERIAL CONTRACT"):

            (a) any agreement, contract or commitment with an employee or individual consultant or salesperson, or consulting or sales agreement, contract, or commitment with a firm or other organization;

            (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the Contemplated Transactions or the value of any of the benefits of which will be calculated on the basis of any of the Contemplated Transactions;

            (c) any fidelity or surety bond or completion bond;

            (d) any lease of personal or movable property having a value in excess of $50,000 individually or $100,000 in the aggregate;

            (e) any agreement of indemnification or guaranty;

            (f) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $50,000 individually or $100,000 in the aggregate;

            (g) any agreement, contract or commitment outside the ordinary course of the Company's business;

            (h) any mortgages, hypothecations, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

            (i) any purchase order or contract for the purchase of materials involving in excess of $50,000 individually or $100,000 in the aggregate;

            (j) any agreement containing covenants or other obligations granting any person exclusive rights, "most favored nations" or similar terms or binding the Company to a covenant not to compete or restricting any operation of its business or containing any similar terms;

            (k) any dealer, distribution, joint marketing or development agreement;

            (l) any sales representative, original equipment manufacturer, manufacturing, value added, remarketer, reseller, or independent software vendor, or other agreement for use or distribution of the products, technology or services of the Company;

            (m) any IP Agreements; or

            (n) any other agreement, contract or commitment that (i) involves the 5 largest customers of the Company during the current fiscal year to date, or (ii) involves $50,000 individually or $100,000 in the aggregate and is not cancelable without penalty within thirty (30) days.

      Except as set forth in Section 2.14 of the Company Disclosure Schedule, the consummation of the Contemplated Transactions will not violate nor result in the breach, modification, cancellation, termination or suspension of any of the agreements referenced in this Section 2.14, entitle the other party or parties to such agreements to terminate such agreements or require the payment of any additional amounts or consideration other than amounts which Company would otherwise be required to pay.

      2.15 INTERESTED PARTY TRANSACTIONS. Except as set forth in Section 2.15 of the Company Disclosure Schedule, to the Knowledge of the Company, no officer, director or stockholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has an interest), has, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products, technology or Intellectual Property that the Company furnishes or sells, or currently proposes to furnish or sell, (ii) any interest in any entity that purchases from or sells or furnishes to the Company, any goods or services, or (iii) a beneficial interest in any Material Contract; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an "interest in any entity" for purposes of this Section 2.15. Except as set forth on Section 2.15 of the Company Disclosure Schedule, to the Knowledge of the Company, there are no agreements, contracts, or commitments with regard to contribution or indemnification between or among any holder of Company Capital Stock.

      2.16 GOVERNMENTAL AUTHORIZATION. Each consent, license, permit, grant or other authorization (i) pursuant to which the Company or any of its Subsidiaries currently operates or holds any interest in any of their respective properties, or (ii) which is required for the operation of the Company's or any of its Subsidiaries' business as currently conducted or currently contemplated to be conducted or the holding of any such interest (collectively, "COMPANY AUTHORIZATIONS") has been issued or granted to the Company or any of its Subsidiaries, as the case may be. The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company and its Subsidiaries to operate or conduct their respective businesses or hold any interest in their respective properties or assets.

      2.17 LITIGATION. Except as set forth in Section 2.17 of the Company Disclosure Schedule, there is no Proceeding pending, or to the Knowledge of the Company, threatened, against the Company or any Subsidiary, their properties (tangible or intangible) or, to the Company's Knowledge, any of their officers or directors in their respective capacities as such. There is no Proceeding pending or, to the Knowledge of the Company, threatened, against the Company or any Subsidiary, any of their respective properties (tangible or intangible), to the Company's Knowledge, any of their officers or directors in their respective capacities as such by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted since January 1, 2000 or as presently contemplated to be conducted.

      2.18 MINUTE BOOKS. The minutes of the Company and its Subsidiaries made available to counsel for Buyer contain complete and accurate records of all actions taken, and summaries of all meetings held, by the stockholders, the Board of Directors of the Company and its Subsidiaries (and any committees thereof) since the time of incorporation of the Company and each Subsidiary, as the case may be.

      2.19 ENVIRONMENTAL MATTERS. Except as set forth in Section 2.19 of the Company Disclosure Schedule, (i) the Company is in compliance in all material respects with all applicable Environmental

Laws and holds and is in compliance in all material respects with all permits required by Environmental Laws; (ii) the Company has not been in noncompliance with Environmental Laws or Environmental Permits; (iii) the Company has not released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by the Company, in material violation of any Environmental Law; (iv) the Company has not received any written notice or other communication (and the Company Officer Group has not received oral notice), from a Governmental Entity or other Person, that alleges that the Company is not in compliance with any Environmental Law, and, to the Company's Knowledge, there are no circumstances that may prevent the Company's current compliance with any Environmental Law; and (v) to the Company's Knowledge without inquiry, no current owner of any property leased by the Company or any Subsidiary has received any notice or other communication (in writing or otherwise), from a Governmental Entity or other Person, that alleges that such current owner or the Company is not in compliance with any Environmental Law with respect to such property. For purposes of this Agreement, "Environmental Law" shall mean any statute, law, ordinance, rule or regulation and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material, as in effect as of the date hereof. "Environmental Permit" shall mean any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law. "Hazardous Material" shall mean (i) any petroleum, petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

      2.20 BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES. Except as set forth in Section 2.20 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions, fees related to investment banking or similar advisory services or any similar charges in connection with this Agreement or any transaction contemplated hereby. Section
2.20 of the Company Disclosure Schedule sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees. Section
2.20 of the Company Disclosure Schedule sets forth the Company's current reasonable estimate of all Third Party Expenses (as defined in Section 5.7 hereof) expected to be incurred by the Company or any of its Subsidiaries in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

      2.21 EMPLOYEE BENEFIT PLANS AND COMPENSATION.

            (a) SCHEDULE. Section 2.21(b) of the Company Disclosure Schedule contains an accurate and complete list of each Company Employee Plan and each Employee Agreement. Neither the Company nor any ERISA Affiliate has made any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Buyer in writing, or as required by this Agreement), or to enter into any Company Employee Plan or

Employee Agreement. The Company has separately provided Buyer with a table setting forth the name and salary of each current employee of the Company and each of its Subsidiaries.

            (b) DOCUMENTS. The Company has provided to Buyer (i) correct and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including, without limitation, all amendments thereto and all related trust documents, (ii) the most recent annual report (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan, (iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets, (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan, (v) all material written agreements and contracts relating to each Company Employee Plan, including, without limitation, administrative service agreements and group insurance contracts, (vi) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company or any ERISA Affiliate, (vii) all correspondence to or from any governmental agency relating to any Company Employee Plan, (viii) all standard COBRA forms and related notices (or such forms and notices as required under comparable law), (ix) all policies of the Company pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan, (x) all discrimination tests for each Company Employee Plan for the most recent plan year, and (xi) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan.

            (c) EMPLOYEE PLAN COMPLIANCE. The Company and each of its Subsidiaries have performed in all material respects all obligations required to be performed by them under each Company Employee Plan, and each Company Employee Plan has been established and maintained in accordance with its terms and in material compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter as to its qualified status under the Code or is in a prototype or volume submitter plan document that has been pre-approved by the IRS as is evidenced by a letter from the IRS. For each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code there has been no event, condition or circumstance that has adversely affected or is likely to adversely affect such qualified status. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending or, to the Knowledge of the Company, threatened (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Buyer, the Company or any ERISA Affiliate (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or to the Knowledge of the Company, threatened by the IRS, DOL, or any other Governmental Entity with respect to any Company Employee Plan. Neither the Company nor any ERISA Affiliate is subject to any penalty or Tax with respect to any Company Employee Plan under

Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. The Company and each ERISA Affiliate have timely made all contributions and other payments required by and due under the terms of each Company Employee Plan.

            (d) NO PENSION PLANS. Neither the Company nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plans subject to Title IV of ERISA or Section 412 of the Code.

            (e) NO SELF-INSURED PLANS. Neither the Company nor any ERISA Affiliate has ever maintained, established sponsored, participated in or contributed to any self-insured plan that provides benefits to employees (including, without limitation, any such plan pursuant to which a stop-loss policy or contract applies).

            (`f) COLLECTIVELY BARGAINED, MULTIEMPLOYER AND MULTIPLE-EMPLOYER PLANS. At no time has the Company or any ERISA Affiliate contributed to or been obligated to contribute to any Multiemployer Plan. Neither the Company nor any ERISA Affiliate has at any time ever maintained, established, sponsored, participated in or contributed to any multiple employer plan or to any plan described in Section 413 of the Code.

            (g) NO POST-EMPLOYMENT OBLIGATIONS. Except as set forth in Section 2.21(g) of the Company Disclosure Schedule, no Employee Agreement provides, or reflects or represents any liability to provide, post-termination retiree life insurance, health or other employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and neither the Company nor any ERISA Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with post-termination retiree life insurance, health or other employee welfare benefits, except to the extent required by statute.

            (h) COBRA; FMLA; HIPAA. The Company and each ERISA Affiliate has, prior to the Effective Time, complied with COBRA, FMLA, HIPAA, and any similar provisions of state law applicable to their Employees. To the Knowledge of the Company, neither the Company nor any ERISA Affiliate has unsatisfied obligations to any Employees or qualified beneficiaries pursuant to COBRA, HIPAA or any state law governing health care coverage or extension.

            (i) EFFECT OF TRANSACTION. Except as set forth in Section 2.21(i) of the Company Disclosure Schedule, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or is reasonably likely to result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits.

            (j) PARACHUTE PAYMENTS. Except as set forth in Section 2.21(j) of the Company Disclosure Schedule, no payment or benefit which has been, will be or may be made by the Company or its ERISA Affiliates with respect to any Employee may be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code. There is no contract, agreement, plan or arrangement to which the Company or any ERISA Affiliate is a party by which it is bound to compensate any Employee for excise taxes paid pursuant to Section 4999 of the Code.

            (k) EMPLOYMENT MATTERS. The Company and each ERISA Affiliate are in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, employee safety and wages and hours, and in each case, with respect to Employees: (i) have withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (ii) are not liable in any material respect for any arrears of wages, severance pay or any taxes or any penalty for failure to comply with any of the foregoing, and (iii) are not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no actions, suits, claims or administrative matters pending, or to the Knowledge of the Company, threatened or reasonably anticipated against the Company, any ERISA Affiliate, or any of their Employees relating to any Employee or Employee Agreement. There are no pending or, to the Knowledge of the Company, threatened or reasonably anticipated claims or actions against Company, any ERISA Affiliate, any Company trustee or any trustee of any ERISA Affiliate under any worker's compensation policy or long-term disability policy. Except as set forth in Section 2.21(k) of the Company Disclosure Schedule, employment of each of the Company's and each ERISA Affiliates' current employees is terminable at the will of the Company and its ERISA Affiliates. Neither the Company nor any ERISA Affiliate has direct or indirect liability with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer.

            (l) LABOR. No work stoppage or labor strike against the Company or any ERISA Affiliate is pending, or to the Knowledge of the Company, threatened. Neither the Company nor any ERISA Affiliate has Knowledge of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending or, to the Knowledge of the Company, threatened or anticipated relating to any labor, safety, or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints. Neither the Company nor any ERISA Affiliate has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Neither the Company nor any ERISA Affiliate does presently, nor has it been since January 1, 2000, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company or any ERISA Affiliate. Neither the Company nor any ERISA Affiliate has incurred any material liability or material obligation under the Worker Adjustment and Retraining Notification Act or any similar state or local law which remains unsatisfied.

            (m) NO INTERFERENCE OR CONFLICT. To the Knowledge of the Company, no stockholder, director, officer, current employee or consultant of the Company or any ERISA Affiliate is obligated under any contract or agreement, subject to any judgment, decree, or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or any ERISA Affiliate or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or currently proposed to be conducted nor any activity of such officers, directors, current employees or consultants in connection with the carrying on of the Company's business or any ERISA Affiliate's businesses as presently conducted or currently proposed to be conducted will, to the Knowledge of the Company, conflict with or result in a material breach of the terms, conditions, or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, current employees, or consultants is now bound.

            (n) INTERNATIONAL EMPLOYEE PLAN. Neither the Company nor any ERISA Affiliate currently, nor has it ever had the obligation to, maintain, establish, sponsor, participate in, or contribute to any International Employee Plan.

      2.22 INSURANCE. Section 2.22 of the Company Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, and any of its Subsidiaries, including the type of coverage, the carrier, the amount of coverage, the term and the annual premiums of such policies. There is no claim by the Company or any Subsidiary pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed or that the Company or any of its Subsidiaries has a reason to believe will be denied or disputed by the underwriters of such policies or bonds. In addition, there is no pending claim of which its total value (inclusive of defense expenses) will exceed the policy limits. The coverage provided by such policies and bonds is reasonably adequate to fully insure (excluding any deductibles) the Company and any Subsidiary against risks to the business, assets (whether tangible or intangible), or operations of the Company or such Subsidiary. All premiums due and payable under all such policies and bonds have been paid, (or if installment payments are due, will be paid if incurred prior to the Closing Date), and the Company, and its Subsidiaries are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Such policies and bonds (or other policies and bonds providing substantially similar coverage) have been in effect since April 28, 1998 and remain in full force and effect. The Company has no Knowledge of threatened termination of, or premium increase with respect to, any of such policies. Neither the Company nor any of its Subsidiaries has ever maintained, established, sponsored, participated in or contributed to any self-insurance plan.

      2.23 COMPLIANCE WITH LAWS. The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any Legal Requirement, except where the failures to so comply is not reasonably likely to result in a Company Material Adverse Effect.

      2.24 COMPLETE COPIES OF MATERIALS. The Company has delivered or made available true and complete copies of each document (or summaries of same) that have been referenced in this Article VIII or the Company Disclosure Schedule.

      2.25 INFORMATION STATEMENT. Any and all information furnished on or in any document mailed, delivered or otherwise furnished by the Company to the holders of Company Capital Stock in connection with the solicitation of their consent to this Agreement and the Acquisition, does not and will not contain, as of its date, any untrue statement of a material fact and does not and will not, as of its date, omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which made not misleading.

      2.26 BANK ACCOUNTS, LETTERS OF CREDIT AND POWERS OF ATTORNEY. Section 2.26 of the Company Disclosure Schedule lists (a) all bank accounts, lock boxes and safe deposit boxes relating to the business and operations of the Company (including the name of the bank or other institution where such account or box is located and the name of each authorized signatory thereto), (b) all outstanding letters of credit issued by financial institutions for the account of the Company (setting forth, in each case, the financial institution issuing such letter of credit, the maximum amount available under such letter of credit, the terms (including the expiration date) of such letter of credit and the party or parties in whose favor such letter of credit was issued), and (c) the name and address of each Person who has a power of attorney to act on behalf of the Company. The Company has heretofore delivered to Buyer true, correct and complete copies of each letter of credit and each power of attorney described in
Section 2.26 of the Company Disclosure Schedule.

      2.27 FOREIGN CORRUPT PRACTICES ACT. Neither the Company nor any of its Subsidiaries (including any of their officers or directors) has taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder.

      2.28 INVENTORY. The inventories shown on the Year-End Financials or thereafter acquired by the Company consisted of items of a quantity and quality usable or salable in the ordinary course of business. Since December 31, 2003, the Company has continued to replenish inventories in a normal and customary manner consistent with past practices. The Company has not received written notice (and the Company Officer Group has not received oral notice) that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the raw materials, supplies or component products required for the manufacture, assembly or production of its products. The values at which inventories are carried reflect the inventory valuation policy of the Company, which is in accordance with GAAP. As of the date hereof, the Company does not have any commitments to purchase inventory, other than in the ordinary course of business in accordance with past practices.

      2.29 REPRESENTATIONS COMPLETE. To the Knowledge of the Company, none of the representations or warranties made by the Company in this Agreement (as modified by the Company Disclosure Schedule), and none of the statements made in any exhibit, schedule or certificate furnished by the Company pursuant to this Agreement contains, or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF SELLING STOCKHOLDERS

      Each Selling Stockholder, severally but not jointly, solely with respect to himself, herself or itself and not with respect to the other Selling Stockholders, represents and warrants to the Buyer as follows.

      3.1 ORGANIZATION AND SHARE HOLDINGS.

            (a) The Selling Stockholder is the sole record and beneficial owner of the number and class of shares of Company Capital Stock set forth next to his, her or its name on Section 2.2(a) of the Company Disclosure Schedule, and such shares of Company Capital Stock will not at the Closing be subject to any Lien or to any rights of first refusal of any kind (other than Liens arising by reason of restrictions on transfer under federal or state securities laws). The Selling Stockholder has good and valid title to, and has the sole right to transfer such shares of Company Capital Stock. The shares of Company Capital Stock listed on Section 2.2(a) of the Company Disclosure Schedule beside the name of such Selling Stockholder constitute all of the shares of Company Capital Stock owned, beneficially or of record, by the Selling Stockholder. Except as set forth in Section 2.2(b) of the Company Disclosure Schedule and as set forth on Schedule 3.1, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which such Selling Stockholder is a party or by which he, she or it is bound obligating such Selling Stockholder to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold repurchased or redeemed, any shares of Company Capital Stock or obligating such Selling Stockholder to grant or enter into any such option, warrant, call, right, commitment or agreement and there will be no such agreements at any time prior to or at the Closing.

            (b) If an entity, such Selling Stockholder is duly incorporated or formed and validly existing under the laws of its jurisdiction of incorporation or formation.

      3.2 AUTHORITY; NO CONFLICT.

            (a) This Agreement and any Related Agreements to which the Selling Stockholder is a party have been duly authorized and validly executed and delivered by the Selling Stockholder, and constitute the legal, valid, and binding obligation of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with their terms (in each case, solely to the extent that the Selling Stockholder is a party to this Agreement and the Related Agreements), except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent any indemnification provisions may be limited by applicable U.S. federal or state securities laws. The Selling Stockholder has all necessary power, authority, and capacity to execute and deliver this Agreement and any Related Agreements to which such Selling Stockholder is a party and to perform its obligations hereunder and thereunder.

            (b) Neither the execution and delivery of this Agreement or any Related Agreements to which the Selling Stockholder is a party nor the consummation or performance of the obligations of the Selling Stockholder in connection with the Contemplated Transactions or thereby will, directly or indirectly (with or without notice or lapse of time):

                  (i) if such Selling Stockholder is an entity, contravene, conflict with, or result in a violation of, if applicable, (A) any provision of the Organizational Documents of the Selling Stockholder, or (B) any resolution adopted by the board of directors, stockholders, partners, limited partners, or members of the Selling Stockholder; or

                  (ii) contravene, conflict with, or result in a violation of any Legal Requirement or any Order applicable to such Selling Stockholder.

            Except as set forth in Schedule 3.2, the Selling Stockholder is not required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or any Related Agreements to which such Selling Stockholder is a party or the consummation or performance of any of its obligations in connection with the Contemplated Transactions.

      3.3 LEGAL PROCEEDINGS; ORDERS.

            (a) There is no pending Proceeding that has been commenced by or against the Selling Stockholder that (i) relates to the business of, or any of the assets owned or used by, the Company, or (ii) challenges, or that would reasonably be expected to have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions;

            (b) To the Knowledge of the Selling Stockholder, no such Proceeding has been threatened by or against the Company or the Selling Stockholder; and

            (c) Except as set forth on Schedule 3.3, the Selling Stockholder does not have any claim against the Company whether contingent or unconditional, fixed or variable under any contract or on any other legal basis whatsoever except for unpaid salaries, fees, bonuses and expenses incurred in the normal course of business.

      3.4 TAX AND LEGAL MATTERS. The Selling Stockholder has had an opportunity to review with its own Tax and legal advisors the Tax and legal consequences to such Selling Stockholder of the Acquisition and the Contemplated Transactions. The Selling Stockholder understands that he, she or it must rely solely on his, her or its advisors and not on any statements or representations (other than the Buyer's representations and warranties in this Agreement) by the Buyer or any of its agents. The Selling Stockholder further understands that he, she or it (and not the Buyer or any representative of the Buyer) shall be responsible for his, her or its own Tax liability that may arise as a result of the Acquisition or the Contemplated Transactions.

      3.5 INVESTMENT INTENT.

            (a) The Selling Stockholder understands that if any Registrable Securities are to be issued as Consideration pursuant to this Agreement, (i) such shares have not been registered under the Securities Act, nor qualified under the securities laws of any other jurisdiction, (ii) such shares cannot be resold unless they subsequently are registered under the Securities Act and qualified under applicable state securities laws or foreign securities laws, unless exemptions from such registration and qualification requirements are available, (iii) such Selling Stockholder has no right to require such registration or qualification except in accordance with the provisions of
Section 5.17 hereof and (iv) the certificates representing such unregistered shares of Buyer Common Stock shall bear the legends as set forth in Section 5.17(k) hereof.

            (b) The Selling Stockholder understands that Buyer's reliance on an exemption from the registration requirements under the Securities Act is based in part on the Selling Stockholder's representations set forth in this Agreement.

            (c) Any Registrable Securities received by the Selling Stockholder, if any, will be acquired for such Selling Stockholder's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, any applicable state securities laws or foreign securities laws, and the Selling Stockholder will not dispose of the shares of such Registrable Securities in contravention of the Securities Act or any applicable state securities laws or foreign securities laws.

            (d) In the event such Selling Stockholder is eligible to receive Registrable Securities hereunder, such Selling Stockholder is either:

                  (i) an "accredited investor" as such term is defined in Rule 501 of Regulation D of the Securities Act; or

                  (ii) not a "U.S. Person" as that term is defined in Regulation S promulgated under the Securities Act ("REGULATION S") and has a legal residence outside the United States.

            (e) Prior to the Closing, the Selling Stockholder will provide Buyer with such information concerning any prior investment experience, business or professional experience and other information as Buyer may reasonably deem necessary to further evaluate the foregoing representations, including a customary investor questionnaire with reasonably acceptable answers thereon, as to such Selling Stockholder's investor status.

            (f) The Selling Stockholder has carefully reviewed and understands the risks of, and other considerations relating to, an investment in Buyer Common Stock.

            (g) The Selling Stockholder is able to bear the economic risk of its investment in Buyer Common Stock for an indefinite period of time. The Selling Stockholder understands that the Registrable Securities to be issued pursuant to this Agreement, if at all, have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

            (h) The Selling Stockholder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the potential offering of the Buyer Common Stock, has had full access to such other information concerning Buyer as such Selling Stockholder has requested.

            (i) The name, address and shareholdings in the Company of the Selling Stockholder as listed on Section 2.2(a) and Section 2.2(b) of the Company Disclosure Schedule are true and correct in all material respects, and such address constitutes such Selling Stockholder's principal address for the purpose of determining the applicability of any state, local or foreign securities laws.

      3.6 NON-U.S. PERSON. If the Selling Stockholder has a legal residence outside the United States and is not a "U.S. Person" as that term is defined in Regulation S or an "accredited investor" as such term is defined in Rule 501 of Regulation D of the Securities Act, such Selling Stockholder represents and warrants that he or it is not acquiring the Buyer Common Stock issued pursuant to the Acquisition for the account or benefit of a U.S. Person. ARTICLE IV

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer hereby represents and warrants to the Company and the Selling Stockholders, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate section and paragraph numbers) delivered by Buyer to the Company (the "BUYER DISCLOSURE SCHEDULE") concurrently herewith and dated as of the date hereof, as follows:

      4.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has the corporate power to own its properties and to carry on its business as currently conducted and as currently contemplated to be conducted. The Buyer is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which it conducts business, except where the failure to be so qualified has not or is not reasonably likely to result in a material adverse effect on the business, assets (whether tangible or intangible), condition (financial or otherwise), or operations of Buyer (a "BUYER MATERIAL ADVERSE EFFECT").

      4.2 AUTHORITY. The Buyer has all requisite power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the Contemplated Transactions. The execution and delivery of this Agreement and any Related Agreements to which the Buyer is a party and the consummation of the Contemplated Transactions have been duly authorized by all necessary corporate action on the part of the Buyer, and no further action is required on the part of the Buyer to authorize this Agreement and any Related Agreements to which it is a party and the Contemplated Transactions. This Agreement and each of the Related Agreements to which the Buyer is a party has been duly executed and delivered by the Buyer, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of the Buyer enforceable against it in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent any indemnification provisions may be limited by applicable U.S. federal or state securities laws.

      4.3 CAPITALIZATION.

            (a) The authorized capital stock of Buyer consists of 500,000,000 shares of Buyer Common Stock, of which 175,711,209 shares were outstanding as of the close of business on July 12, 2004, and 10,000,000 shares of Preferred Stock, none of which were outstanding as of the close of business on July 12, 2004. All of the outstanding shares of Buyer Common Stock have been duly authorized and are validly issued, fully paid and nonassessable.

            (b) Except as set forth above or in the Quarterly Report on From 10-Q for the quarter ended March 31, 2004 filed by Buyer with the SEC and other than options granted to employees, officers and directors of Buyer in the ordinary course of business, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments of any kind under which Buyer is or may become obligated to issue or sell to any Person a right to subscribe for or acquire or in any way dispose of any shares of Buyer's capital stock, or any securities or obligations exercisable or exchangeable for or convertible into any shares of Buyer's capital stock, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

      4.4 CONSENTS. No consent, notice, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or any third party, including a party to any agreement with Buyer (so as not to trigger any Conflict), is required by, or with respect to, the Buyer in connection with the execution and delivery of this Agreement and any Related Agreement to which it is a party or the consummation of the Contemplated Transactions, except for such consents, notices, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws.

      4.5 BUYER COMMON STOCK. The shares of Buyer Common Stock (if any) issuable in connection with the Acquisition have been duly authorized, and upon issuance, will be validly issued, fully paid and nonassessable and, based in part on the Investor Questionnaires and the representations and warranties of the Selling Stockholders set forth in Article III, will be issued in compliance in all material respects with all applicable federal and state securities laws.

      4.6 NONCONTRAVENTION. The execution, delivery and performance by the Buyer of this Agreement and the Related Agreements (to the extent the Buyer is a party thereto), and the consummation of the Contemplated Transactions, does not and will not (i) violate any provision of the Organizational Documents of the Buyer, or (ii) result in a Conflict of or under any material contract to which the Buyer is a party or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or any of its subsidiaries or any of their respective properties or assets, except for such Conflicts as to which requisite waivers or consents have been obtained.

      4.7 BUYER REPORTS. The Buyer has made available to the Company all forms, reports and documents required to be filed by it with the SEC since December 31, 2001, and has on a timely basis filed all such forms, reports and documents since July 1, 2003. Except to the extent available in full without redaction (other than items for which confidential treatment has been granted) on the SEC's web site through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") two (2) days prior to the date of this Agreement, the Buyer has made available to the Company in the form filed with the SEC (a) the Buyer Reports and (b) all comment letters with respect to which the SEC has not ultimately acknowledged an adequate response. The Buyer Reports (i) were or will be prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder and (ii) when read together, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      4.8 BUYER REPORTS; FINANCIAL STATEMENTS. Each of the consolidated balance sheets, statements of income, cash flow and stockholders' equity included in or incorporated by reference into the Buyer Reports (including any related notes and schedules) is true and correct in all material respects, has been prepared in accordance with GAAP throughout the periods indicated and consistent with each other, except, in the case of unaudited statements, to the extent permitted by Regulation S-X for Quarterly Reports on Form 10-Q, and fairly presents the consolidated financial condition, operating results and cash flows of Buyer and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect). There are no material amendments or modifications to agreements, documents, financial statements or other documents which previously have been filed with the SEC by Buyer pursuant to the Securities Act, the Exchange Act or the rules and regulations promulgated thereunder, that have not yet been filed with the SEC but are or will be required to be filed by Buyer.

      4.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in any Buyer Report and except with respect to the Contemplated Transactions, from December 31, 2003 through the date of this Agreement, there has not been any Buyer Material Adverse Effect or any event or condition that could reasonably be expected to have a Buyer Material Adverse Effect.

      4.10 LITIGATION. Except as set forth in any Buyer Report, there is no Proceeding pending, or to the Knowledge of the Buyer, threatened, against the Buyer or any of its subsidiaries, their properties (tangible or intangible) or, to the Buyer's Knowledge, any of their officers or directors in their respective capacities as such that challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement. The Buyer Reports, at the time they were filed with the SEC, included the disclosure required by applicable law with respect to Proceedings against the Buyer and its subsidiaries, their properties (tangible or intangible) and Proceedings against any of their officers or directors in their respective capacities. Since June 30, 2004, (i) no known Proceeding has been commenced or, to Buyer's knowledge, threatened, against the Buyer or any of its subsidiaries, their properties (tangible or intangible), or, to the Buyer's Knowledge, any of their officers or directors in their respective capacity as such that would be required to be disclosed in a Form 10-K, 10-Q or 8-K that would reasonably be expected to have a Buyer Material Adverse Effect, and (i) there has been no adverse development in any Proceeding disclosed in any Buyer Reports that would reasonably be expected to have a Buyer Material Adverse Effect.

      4.11 COMPLIANCE WITH LAWS. Buyer has complied with, is not in violation of, and has not received any notices of violation with respect to, any Legal Requirements, except where the failure to so comply is not reasonably likely to result in a Buyer Material Adverse Effect.

      4.12 COMMISSIONS AND FEES. Neither the Buyer nor any of its subsidiaries has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions, fees related to investment banking or similar advisory services or any similar charges in connection with the Agreement or any transaction contemplated hereby.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

      5.1 INFORMATION STATEMENT.

            (a) The Company shall prepare, with the review and approval of Buyer, an information statement (the "INFORMATION STATEMENT") which shall constitute a disclosure document to be sent to the holders of Company Capital Stock and Company Options in connection with the transactions contemplated by this Agreement. The Company shall use its reasonable best efforts to prepare and mail the Information Statement in accordance with the terms hereof on or before July 21, 2004 and Buyer shall use its reasonable best efforts to cooperate with the Company in its efforts to prepare and mail the Information Statement by July 21, 2004.

            (b) Each of Buyer and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of Buyer or its counsel, may be required or appropriate under applicable law for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in preparation of the Information Statement. Anything to the contrary contained herein notwithstanding, the Company shall not include in Information Statement any information with respect to Buyer or its affiliates or associates, the form and content of which shall not have been approved by Buyer prior to such inclusion; provided, however, that Buyer covenants to provide information with respect to Buyer and its affiliates and associates to the extent necessary to ensure the Company's compliance with Regulation 14E under the Exchange Act. The Company shall cause the Information Statement to comply with Regulation 14E under the Exchange Act, and the process by which Company shall solicit the holders of Company Capital Stock and Company Options in connection with this Agreement and the transactions contemplated hereby shall comply with Regulation 14E under the Exchange Act; provided, however, that the foregoing shall not affect or limit the binding nature of this Agreement by and among the parties who have executed and delivered it as of the date hereof.

            (c) As promptly as practical after the date any Buyer Common Stock is issued pursuant to this Agreement, Buyer shall prepare and make such filings as are required under applicable blue sky laws relating to the transactions contemplated by this Agreement. After the Closing, the Company shall use reasonable and good faith efforts to assist Buyer as may be necessary to comply with the securities and blue sky laws relating to the transactions contemplated by this Agreement.

      5.2 RESERVED.

      5.3 ACCESS TO INFORMATION. Upon reasonable advance notice, and during regular working hours, the Company shall afford Buyer and its accountants, counsel and other representatives, reasonable access during the period from the date hereof and prior to the Effective Time to (i) all of the properties, books, contracts, written commitments and records of the Company, (ii) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Buyer may reasonably request, and (iii) all employees of the Company as identified by Buyer; provided that such access shall not create an unreasonable disruption to the conduct of the Company's business. The Company agrees to provide to Buyer and its accountants, counsel and other representatives copies of internal financial statements (including Tax Returns and supporting documentation) promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 or otherwise shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Acquisition in accordance with the terms and provisions hereof.

      5.4 REQUIRED APPROVALS AND EXEMPTIONS; REASONABLE EFFORTS. As promptly as practicable after the date of this Agreement, the Parties will make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken (including actions after the Closing) all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Contemplated Transactions, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the Contemplated Transactions for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided, however, that Buyer shall not be required to agree to any divestiture by the Buyer or the Company or any of Buyer's other Subsidiaries or affiliates, of shares of capital stock or of any business, assets or property of Buyer or its Subsidiaries or affiliates, or of the Company, its affiliates, or the imposition of any limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Acquisition and the Contemplated Transactions.

      5.5 CONFIDENTIALITY. Each of the parties hereto hereby agrees that the information obtained in any investigation pursuant to the negotiation and execution of this Agreement or the effectuation of the Contemplated Transactions shall be governed by the terms of the Confidential Information Agreement dated as of May 13, 2004 (the "CONFIDENTIALITY AGREEMENT") between the Company and Buyer. Without limiting the foregoing, the Company and Selling Stockholders agree that, except with the prior written permission of the Buyer, they shall at all times hold in confidence and trust and not use or disclose any confidential information of (x) the Company provided to or learned by them prior to the Closing or provided to them by Buyer or the Company after the Closing or (y) Buyer provided to or learned by it in connection with the due diligence process in connection with Contemplated Transactions and the drafting and negotiation of this Agreement and the Related Agreements. Notwithstanding the foregoing, the confidentiality restrictions of this Section 5.5 shall not apply to information that (i) was in the public domain at the time it was disclosed or has entered the public domain through no fault of the receiving party, (ii) is disclosed pursuant to the order or requirement of a court, administrative agency, or other Governmental Entity; provided, however, that the receiving party shall provide prompt notice of such court order or requirement to the disclosing party to enable the disclosing party to seek a protective order or otherwise prevent or restrict such disclosure, (iii) with respect to information described in clause (y) above, was known by the receiving party at the time it is disclosed, (iv) is subsequently lawfully disclosed to the receiving party by a third party not bound by obligations of confidentiality or (v) is used by a Selling Stockholder who is an employee of the Company or Buyer in the performance of services for the Company after the Closing.

      5.6 PUBLIC DISCLOSURE. Except to the extent required by Applicable Legal Requirements, no party shall issue any statement or communication to any third party (other than their respective agents) regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefor, without the consent of the other parties, which consent shall not be unreasonably withheld, provided, however, that this restriction shall not prevent any party from making any disclosure that is necessary or appropriate to comply with applicable laws or regulations; and provided, further, that this restriction shall not prevent Buyer, the Company or Onex American Holdings II LLC (or Onex Corporation) from issuing a press release after the execution of this Agreement with respect to this Agreement or the transactions contemplated hereby provided such press release has been approved by the other parties referenced in this proviso (excluding Onex Corporation), which approval shall not be unreasonably withheld.

      5.7 EXPENSES. Whether or not the Acquisition is consummated, all fees and expenses incurred in connection with the Acquisition including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the Contemplated Transactions ("THIRD PARTY EXPENSES"), shall be the obligation of the respective party incurring such fees and expenses. The Company shall pay its Third Party Expenses prior to Closing to the extent possible, and to the extent not possible, shall properly accrue any such Third Party Expenses on its books and records. If the amount of actual and anticipated Third Party Expenses listed on Section 2.20 of the Company Disclosure Schedule updated as of the Closing with the Company's then current reasonable estimate of all Third Party Expenses actually incurred and expected to be incurred by the Company or any of its Subsidiaries in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby (which updated amount the Company shall provide in writing to Buyer prior as of Closing) exceeds $1,250,000 (the "EXPENSE CAP"), the amount of such excess (such amount, the "CLOSING EXCESS EXPENSES") shall reduce the Closing Consideration. If it is determined after the Closing, in accordance with the provisions of
Article VIII, that the Third Party Expenses of the Company exceed the Expense Cap or exceed the

Expense Cap in an amount greater than as determined at Closing, the amount of such excess not already reduced from the Consideration shall, notwithstanding any provision of this Agreement to the contrary, be withheld by Buyer from and shall reduce the amount of First Anniversary Consideration. Such amount, exclusive of the Closing Excess Expenses, is referred to as the "EXCESS THIRD PARTY EXPENSES".

      5.8 TERMINATION OF BENEFIT PLANS. Effective prior to the Closing (such date, the "TERMINATION DATE"), the Company and ERISA Affiliates, as applicable, shall each terminate any and all group severance, separation or salary continuation, programs or arrangements (unless Buyer provides written notice to the Company at least five days prior to the Closing that such plans shall not be terminated) (collectively, "COMPANY DEFERRAL PLANS"). Unless Buyer provides such written notice to the Company, the Company shall provide Buyer at the Closing with evidence that such Company Deferral Plan(s) have been terminated (effective as of the Termination Date) pursuant to resolutions of the Company's or its ERISA Affiliates (as may be applicable) Board of Directors. The form and substance of such resolutions shall be subject to prior review and approval of Buyer, which approval shall not be unreasonably withheld. The Company and its Subsidiaries also shall take such other actions in furtherance of terminating such Company Employee Plan(s) as Buyer may reasonably require.

      5.9 RELEASE OF LIENS. The Company shall file, or shall have filed, all agreements, instruments, certificates and other documents, in form and substance reasonably satisfactory to Buyer, that are necessary or appropriate to effect the release of all Liens set forth in Schedule 5.9 to this Agreement.

      5.10 DELIVERY OF ADDITIONAL INFORMATION. Each party hereto shall deliver or make available to the other parties any information that such party may reasonably request, including but not limited to, in the case of the Company and Buyer, audited financial statements on a consolidated basis, in order to effectuate filings, notices, petitions or statements required by any Governmental Body in connection with the Acquisition and the transactions contemplated hereby, including, without limitation, any filings required under the Securities Act, the Exchange Act, or any rules and regulations of the SEC.

      5.11 NOTIFICATION OF CERTAIN MATTERS. Each of the Company and the Buyer shall give prompt notice to the other of: (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would reasonably be expected to cause any representation or warranty of the Company or Buyer, as the case may be, contained in this Agreement to be untrue or inaccurate at or prior to the Closing, and (ii) any failure of the Company or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.11 shall not (a) limit or otherwise affect any remedies available to the party receiving such notice or (b) constitute an acknowledgment or admission of a breach of this Agreement. Without limiting the provisions of Section 8.5(h), no disclosure by the Company or Buyer as the case may be pursuant to this Section 5.11, however, shall be deemed to amend or supplement the Company Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

      5.12 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. If, at any time after the Closing Date, Buyer shall reasonably determine that any deeds, bills of sale, assignments or assurances or other documents or instruments or any other acts or things are reasonably necessary or proper (a) to vest, perfect or confirm, of record or otherwise, in Buyer, its right to, and title or interest in, the Company Capital Stock transferred by the Selling Stockholders or (b) otherwise to carry out the purposes of this Agreement, Buyer shall so advise the Onex Stockholder Representative and the Non-Onex Stockholder Representative in writing, and the Selling Stockholders thereupon shall execute and deliver all such deeds, bills of sale, assignments and assurances and other documents and instruments and do all such other acts and things reasonably necessary, desirable or proper to vest, perfect or confirm Buyer's right, title or interest in, to or under the Company Capital Stock transferred by the Selling Stockholders, and otherwise to carry out the purposes of this Agreement. Buyer shall, at the request of any of the other parties hereto, execute and deliver such other instruments and do and perform such other acts and things as may be necessary or proper for effecting completely the consummation of the Acquisition and the transactions contemplated hereby.

      5.13 SECTION 338 ELECTION.

            (a) The Company and the Selling Stockholders are hereby notified that Buyer reserves the right to make an election under Section 338(g) of the Code with respect to the purchase of the Company Capital Stock provided that the requirements under Section 338(g) of the Code and the regulations promulgated thereunder are otherwise satisfied.

            (b) Buyer and the Company agree that the Consideration paid by Buyer and the liabilities of the Company, along with any other relevant items, will be allocated to the assets of Company for all purposes (including U.S. income tax and U.S. GAAP purposes) in a manner consistent with the provisions under Sections 338 and 1060 of the Code and the regulations promulgated thereunder.

            (c) Buyer and the Company shall file all required U.S. and non-U.S. Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with the allocations established in Section 5.13(b) of this Agreement.

      5.14 DIRECTORS AND OFFICERS' INDEMNIFICATION.

            (a) Except to the extent required by applicable Legal Requirement, Buyer agrees that for a period of six (6) years after the Closing, it shall not, and shall not permit the Company to, amend, repeal or modify any provision in the Company's Organizational Documents relating to exculpation or indemnification of present or former officers and directors of the Company (or any indemnification or similar agreement in effect between the Company and any such officer or director without the written consent of such officer or director), it being the intent of the parties that the officers and directors of the Company prior to the Closing shall continue to be entitled to such exculpation and indemnification and to the benefit of any such agreement to the fullest extent permitted under the law of the Company's jurisdiction of incorporation and other applicable Legal Requirements; provided, however, that nothing in this Section 5.14 shall be construed to limit the ability of the Company to merge or consolidate with or sell all or substantially all of its assets to another entity; provided, that in the event of a merger or consolidation, the surviving entity shall honor the indemnity obligations of the Company.

            (b) The Company shall maintain, and Buyer shall cause the Company to maintain, at no additional expense to Buyer or the Company, the officers' and directors' liability insurance policies in effect as of the date of this Agreement for a period of six (6) years after the Closing, with respect to actions and omissions occurring prior to the Closing Date, on terms which are at least as favorable, including at least the same coverage, as the terms of such insurance policies in effect on the date hereof. The expense of such policies shall be borne by the Company and shall be deemed a Third Party Expense hereunder.

      5.15 CERTAIN ACTIONS BY BUYER. Buyer shall not cause the Company to merge with another entity, regardless of whether the Company or such other entity survives such merger, until the first business day following the Closing Date.

      5.16 280G APPROVAL(a) . As soon as reasonably practicable after the execution of this Agreement, the Company shall submit to the Stockholders for approval (in a manner reasonably satisfactory to Buyer), by such number of Stockholders as is required by the terms of Section 280G(b)(5)(B) of the Code, any payments and/or benefits that may separately or in the aggregate, constitute "parachute payments," within the meaning of Section 280G(b)(2) of the Code ("SECTION 280G PAYMENTS") (which initial determination shall be made by the Company and shall be subject to review and approval by Buyer, which shall not be unreasonably withheld), such that such Section 280G Payments shall not be deemed to be Section 280G Payments, and prior to the Effective Time the Company shall deliver to Buyer certification that (A) a Stockholder vote was solicited in conformance with Section 280G of the Code and the regulations promulgated thereunder and the requisite Stockholder approval was obtained with respect to any Section 280G Payments that were subject to the Stockholder vote, or (B) that the Stockholder approval of Section 280G Payments was not obtained and as a consequence, that such payments and/or benefits shall not be made or provided to the extent they would cause any amounts to constitute Section 280G Payments, pursuant to the waivers of those payments and/or benefits duly executed by the affected individuals prior to the Stockholder vote.

      5.17 REGISTRATION OBLIGATIONS; RESTRICTIONS ON TRANSFER.

            (a) FIRST ANNIVERSARY SHARES.

                  (i) If Buyer elects pursuant to Section 1.3(b) hereof to issue Buyer Common Stock as part of the First Anniversary Consideration (the "FIRST ANNIVERSARY SHARES"), then, as soon as practicable after the date the First Anniversary Shares become issuable pursuant to Section 1.3(b) (and in no event more than five (5) Business Days thereafter), Buyer shall have registered all of such shares with the SEC on Form S-1 or S-3 so as to permit the resale of the First Anniversary Shares.

                  (ii) If Buyer so elects to issue First Anniversary Shares, Buyer shall prepare (with the assistance of the Company) the requisite registration statement and file it with the SEC.

            (b) EARN-OUT PAYMENT.

                  (i) If (x) after the Closing Date and before the date on which the Earn-Out Payment is due pursuant to Section 1.4 hereof, Buyer files a registration statement (collectively with any registration statement referred to in Section 5.17(a), a "REGISTRATION STATEMENT") with the SEC (excluding any registration statement currently on file with the SEC and any amendment thereto, other than an amendment to such registration statement causing such registration statement to cover the resale of Buyer Common Stock held by a Person other than Buyer) covering the issuance or resale of Buyer Common Stock issued by Buyer or amends any registration statement causing such registration statement to cover the resale of Buyer Common Stock held by a Person other than Buyer, other than (A) a registration relating solely to employee benefit plans, and (B) a registration in which the only equity security being registered is Buyer Common Stock issuable upon conversion of convertible debt securities which are also being registered and
(y) Buyer elects pursuant to Section 1.4(c) hereof to issue Buyer Common Stock as part of the Earn-Out Payment (collectively with the First Anniversary Shares, the "REGISTRABLE SECURITIES"), then as soon as practicable after the date such shares become issuable (and in no event more than five (5) Business Days thereafter), Buyer shall have registered all of the shares of Buyer Common Stock with the SEC on the Registration Statement as to permit each holder of Registrable Securities (the "HOLDERS") to resell such shares of Buyer Common Stock.

                  (ii) If the registration of which Buyer under this clause (b) gives notice is for a registered public offering involving an underwriting, Buyer shall so advise the Holders. In such event, the right of any Holder to registration pursuant to clause (b) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with Buyer and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by Buyer. If any Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to Buyer.

            (c) In the case of each registration effected by Buyer pursuant to this Section 5.17(a) or (b), Buyer will keep each Holder advised in writing as to the initiation of such registration and as to the completion thereof. Buyer will:

                  (i) Prepare and file with the SEC a Registration Statement (or amendment thereto) with respect to such securities and use its reasonable efforts to cause such Registration Statement to become and remain effective from the later of (i) the date on which Registrable Securities are first included therein and (ii) the date the Registrable Securities are issued for at least 180 days or, if earlier, until the distribution described in the Registration Statement has been completed;

                  (ii) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the Registration Statement, preliminary prospectus, final prospectus and such other documents as such persons may reasonably request in order to facilitate the public offering of such securities;

                  (iii) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

                  (iv) Use its commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that Buyer shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                  (v) Promptly notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then made;

                  (vi) Cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or market on which similar securities issued by Buyer are then listed;

                  (vii) On or before the effective date of the Registration Statement, furnish to Buyer's transfer agent unlegended certificates representing ownership of the Registrable Securities being sold; and

                  (viii) Make available, at the cost of the Holders (except for attorneys' fees and disbursements which are Registration Expenses) and during normal business hours upon reasonable advance notice, for inspection by the Holders and their attorneys and accountants, all financial and other records and other information, pertinent corporate documents and properties of Buyer and its subsidiaries, as shall be reasonably necessary to enable the Holders to exercise their due diligence responsibilities; provided however, that any such records and other information disclosed by Buyer pursuant to this clause (viii) shall be subject to the confidentiality provisions of Section 5.5.

            (d) Subject to paragraph (e) below, in the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to such Registration Statement or related prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;
(iii) of the receipt by Buyer of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) of any event or circumstance not otherwise covered by clause (v) below which, upon the advice of its counsel, necessitates the making of any changes in a Registration Statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that they will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (v) Buyer determines in good faith that offers and sales pursuant to a Registration Statement should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure would be required in such a Registration Statement or related prospectus, is reasonably likely to have a seriously detrimental effect on Buyer, then Buyer shall deliver a certificate in writing to the Holders (the "SUSPENSION NOTICE") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Holders shall refrain from selling any Registrable Securities pursuant to the Registration Statement (a "SUSPENSION") until the Holders have received copies of a supplemented or amended prospectus prepared and filed by Buyer, or until they are advised in writing by Buyer that the current prospectus may be used, and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, Buyer shall use commercially reasonable efforts to cause the use of the prospectus so suspended to be resumed as soon as reasonably practicable after the delivery of a Suspension Notice to the Holders.

            (e) Notwithstanding the foregoing, (i) no Suspension shall continue for more than 90 days, and (ii) Buyer shall not deliver more than two Suspension Notices under clause (v) of Section 5.17(d) in any twelve-month period.

            (f) Provided that a Suspension is not then in effect, each Stockholder may sell Registrable Securities under a Registration Statement, provided, to the extent required by applicable law, that it arranges for delivery of a current prospectus to the transferee of such securities. Upon receipt of a reasonable request therefor, Buyer shall provide an adequate number of current prospectuses to the Stockholder Representatives.

            (g) EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with all registrations pursuant to Section 5.17 shall be borne by Buyer. All Selling Expenses relating to securities registered on behalf of the Holders and all other registration expenses shall be borne by the Holders on a pro rata basis based on the number of Registrable Securities included in the registration. Any fees and disbursements of one counsel for the selling Holder(s) selected by them by majority vote, in excess of $35,000, shall be borne by the Holders on a pro rata basis, based on the number of Registrable Securities included in the registration.

            (h) INFORMATION. Each Holder shall furnish to Buyer such information regarding such Holder, the shares of Buyer Common Stock held by them and the distribution proposed by such Holder as Buyer may reasonably request in writing and as shall be required in connection with any registration referred to in this Agreement.

            (i) INDEMNIFICATION. In the event any shares of Buyer Common Stock are included in a Registration Statement under this Section 5.17:

                  (i) To the extent permitted by law, Buyer will indemnify and hold harmless each Holder, its officers and directors, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, liabilities (joint or several), costs (including, without limitation, costs of investigation, preparation and reasonable attorneys' fees) and expenses (collectively, "REGISTRATION LOSSES") to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such Registration Losses arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration

Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Buyer of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; provided, however, that the indemnity agreement contained in this subsection (i) (i) shall not apply to amounts paid in settlement of any such Registration Loss if such settlement is effected without the consent of Buyer (which consent shall not be unreasonably withheld), nor shall Buyer be liable in any such case for any such Registration Loss to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of any such Holder.


                  (ii) To the extent permitted by law, each selling Holder (severally and not jointly) will indemnify and hold harmless Buyer, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls Buyer within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such Registration Statement and any controlling person of any such underwriter or other Holder, against any Registration Losses to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Securities Act or other federal or state law, insofar as such Registration Losses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this subsection (i)
(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall the aggregate liability of any Holder pursuant to this subsection (i) (ii) and Section 5.17(i)(iv) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

                  (iii) Promptly after receipt by an indemnified party under this subsection (e) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this subsection (e) deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this subsection (i) except to the extent such failure is prejudicial to the indemnifying party's ability to defend such action and the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this subsection (i). The indemnifying party shall not consent to entry of any judgment or enter into any settlement unless (i) there is no finding or admission of any violation of any rights of any person and no effect on any other claims that may be made against the indemnified party, and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party.

                  (iv) If the indemnification provided for in this subsection
(i) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Registration Loss referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Registration Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such Registration Loss as well as any other relevant equitable considerations; provided, that, in no event shall the aggregate liability of any Holder under this subsection (i)(iv), and Section 5.17(i)(ii) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control. The obligations of Buyer and Holders under this subsection (i) shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Section 5.17, and otherwise.

            (j) RESTRICTIONS ON TRANSFERABILITY. Unless covered by an effective Registration Statement, the Buyer Common Stock and any other securities issued in respect of such stock upon any stock split, stock dividend, recapitalization, merger, or similar event, shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder will cause any proposed purchaser, assignee, transferee, or pledgee of any such shares held by the Holder or transferor to agree to take and hold such securities subject to the restrictions and upon the conditions specified in this Agreement.

            (k) RESTRICTIVE LEGEND. Each certificate representing the Registrable Securities, or any other securities issued in respect of such stock upon any stock split, stock dividend, recapitalization, merger, or similar event, shall (unless otherwise permitted by the provisions of subsection (l) below) be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legends required by agreement or by applicable state securities laws):

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION

      STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH TRANSFER MAY BE MADE PURSUANT TO RULE 144, AND, IF APPLICABLE, RULE 145 OR REGISTRATION UNDER THE ACT IS OTHERWISE UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.

      Each Holder consents to Buyer making a notation on its records and giving stop transfer instructions to any transfer agent of its capital stock in order to implement the restrictions on transfer established in this Agreement.

            (l) NOTICE OF PROPOSED TRANSFERS. No sale, assignment, transfer or pledge of Registrable Securities shall be made by any holder thereof to any person unless such person shall first agree in writing to be bound by the restrictions of this Agreement. Prior to any proposed sale, assignment, transfer or pledge of any Registrable Securities, unless there is in effect a Registration Statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to Buyer of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and, if requested by Buyer, the holder shall also provide, at such holder's expense, either (i) a written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to Buyer addressed to Buyer, to the effect that the proposed transfer of the Registrable Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the SEC to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon the holder of such Registrable Securities shall be entitled to transfer such Registrable Securities in accordance with the terms of the notice delivered by the holder to Buyer. Each certificate evidencing the Registrable Securities transferred as above provided shall bear the appropriate restrictive legend set forth in subsection (k) above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder reasonably acceptable to Buyer such legend is not required in order to establish compliance with any provision of the Securities Act.

            (m) CURRENT PUBLIC INFORMATION. Buyer covenants that it will file any reports required to be filed by it under the Securities Act and Exchange Act so as to enable Holders holding Buyer Common Stock issued to them hereunder to sell such Buyer Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (a) Rules 144, 144A and 145 under the Securities Act, as each may be amended from time to time, or (b) any similar rule or rules hereafter adopted by the SEC, so long as the exemptions provided for in such Rules would otherwise be available to such Holders at such time. Upon the request of any such Holder, Buyer shall promptly deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding anything in this Agreement to the contrary, (i) the remedy of a Holder for any breach of this paragraph (m) shall be limited to the dollar amount of the Buyer Common Stock that could not be sold or which a Holder was delayed in selling as a result of such breach valued as of the dates and according to the procedures set forth in Article 1 with respect to such shares of Buyer Common Stock, and (ii) no Holder may issue an Officer's Certificate or otherwise assert a breach or make a claim with respect to this paragraph (m) unless such Holder delivers written notice of such breach or claim to Buyer within thirty (30) days after the date such Holder was first unable to sell its shares of Buyer Common Stock pursuant the exemptions provided by Rules 144, 144A and 145 under the Securities Act, as each may be amended from time to time, as a result of a breach of this paragraph (m).

      5.18 DELIVERY OF FINANCIAL STATEMENTS. Commencing with the first fiscal month (or portion thereof) of the Company after the Closing and terminating with the last completed month of the Company occurring prior to the date the Earn-Out Notice is delivered, Buyer shall deliver to each Stockholder Representative as soon as practicable, but in any event within 20 days after the end of each such month, the following financial statements of the Company and its Subsidiaries (which shall be consolidated for the Company and its Subsidiaries only and shall not include the consolidated results of Buyer): an unaudited statement of operations for such month and an unaudited balance sheet as of the end of such month. Each Stockholder Representative shall hold in confidence and trust such financial statements and the information contained therein according to the confidentiality provisions of Section 5.5 hereof.

      5.19 PAYMENT OF INVESTMENT BANKING FEE. Concurrent with the payment of the Earn-Out Amount pursuant to the provisions of Section 1.4 hereof, Buyer agrees to pay a cash amount equal to the Investment Banking Fee directly to Bear, Stearns & Co. Inc. in accordance with instructions provided to Buyer by Bear, Stearns & Co., Inc. Such Investment Banking Fee shall reduce the amount of the Earn-Out Amount Buyer is obligated to pay hereunder on a dollar for dollar basis.

                                   ARTICLE VI

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

      6.1 CONDUCT OF BUSINESS OF THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees to conduct its business, except to the extent that Buyer shall otherwise consent in writing, in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of the Company when due (subject to Buyer's right pursuant to Section 6.1(e) to review and approve the filing of any Tax Returns), to pay or perform other obligations when due, and, to the extent consistent with such ordinary course conduct of its business, to preserve intact the present business organizations of the Company, to use reasonable efforts to keep available the services of the present officers and key employees of the Company and to use reasonable efforts to preserve the relationships of the Company with customers, suppliers, distributors, licensors, licensees, and others having business dealings with them. The Company shall promptly notify Buyer of any event or occurrence or emergency not in the ordinary course of business of the Company and any material event involving the Company that arises during the period from the date of this Agreement and continuing until the earlier of the termination date of this Agreement or the Effective Time. In addition to the foregoing, except as expressly contemplated by this Agreement and except as expressly set forth in Section 6.1 of the Company Disclosure Schedule, the Company shall not, without the prior written consent of Buyer, from and after the date of this Agreement:

            (a) cause or permit any amendments to the certificate of incorporation, bylaws or other organizational documents of the Company or the Organizational Documents of any Subsidiary;

            (b) make any capital expenditures or enter into any commitment or transaction exceeding $50,000 individually or $100,000 in the aggregate;

            (c) pay, discharge, waive or satisfy, in an amount in excess of $25,000 in any one case, or $100,000 in the aggregate, any claim, liability, right or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet;

            (d) adopt or change accounting methods or practices (including any change in depreciation or amortization policies) other than as required by GAAP;

            (e) make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes or file any Tax return unless a copy of such Tax return has been delivered to Buyer for review a reasonable time prior to filing and Buyer has approved such Tax return;

            (f) revalue any of its assets (whether tangible or intangible), including without limitation writing down the value of inventory or writing off notes receivable other than in the ordinary course of business consistent with past practice;

            (g) except to the extent contemplated by this Agreement, declare, set aside, or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock, or split, combine or reclassify any Company Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Capital Stock (or options, warrants or other rights exercisable therefor);

            (h) increase the salary or other compensation payable or to become payable to any officer, director, employee or advisor, or make any declaration, payment or commitment or obligation of any kind for the payment (whether in cash or equity) of a severance payment, termination payment, bonus or other additional salary or compensation to any such person, except payments made pursuant to written agreements outstanding on the date hereof and disclosed in the Company Disclosure Schedule;

            (i) sell, lease, license or otherwise dispose of or grant any security interest in any of its properties or assets with a value exceeding $25,000 individually or $100,000 in the aggregate, including without limitation the sale of any accounts receivable of the Company, except properties or assets (whether tangible or intangible) which are not Company Intellectual Property and only in the ordinary course of business and consistent with past practices;

            (j) make any loan to any person or entity or purchase debt securities of any person or entity or amend the terms of any outstanding loan agreement;

            (k) incur any indebtedness, guarantee any indebtedness of any person or entity, issue or sell any debt securities, or guarantee any debt securities of any person or entity, except for advances to employees for travel and business expenses in the ordinary course of business consistent with past practices and except as disclosed in the Company Disclosure Schedule;

            (l) waive or release any right or claim of the Company with a value exceeding $25,000 individually or $50,000 in the aggregate, including any write-off or other compromise of any account receivable of the Company;

            (m) commence or settle any lawsuit, threat of any lawsuit or proceeding or other investigation against the Company;

            (n) issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any Company Capital Stock or any securities convertible into, exercisable or exchangeable for, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities, except for the issuance of Company Capital Stock pursuant to the exercise of outstanding Company Options;

            (o) sell or license to any person or entity any rights to any Company Intellectual Property or enter into any agreement or modify any existing agreement with respect to any Company Intellectual Property with any person or entity or with respect to any Intellectual Property of any person or entity other than the granting of object code licenses in conjunction with the sale of the Company's products in the ordinary course of the Company's business and consistent with past practices, (ii) purchase or license any Intellectual Property or enter into any agreement or modify any existing agreement with respect to the Intellectual Property of any person or entity, except in the ordinary course of business, (iii) enter into any agreement or modify any existing agreement with respect to the development of any Intellectual Property with a third party, or (iv) materially change pricing or royalties set or charged by the Company to its customers or licensees;

            (p) enter into or amend any agreement pursuant to which any other party is granted marketing, distribution, development, manufacturing or similar rights of any type or scope with respect to any products or technology of the Company;

            (q) enter into any agreement to purchase or sell any interest in real property, grant any security interest in any real property, enter into any lease, sublease, license or other occupancy agreement with respect to any real property or alter, amend, modify or terminate any of the terms of any Lease Agreements; or

            (r) amend or otherwise modify (or agree to do so), or violate the terms of, any of the Material Contracts;

            (s) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

            (t) adopt or amend any Company Employee Plan or enter into any employment contract;

            (u) enter into any strategic alliance, affiliate agreement or joint marketing arrangement or agreement;

            (v) except as contemplated by this Agreement or pursuant to the terms of any Company Plan, take any action to accelerate the vesting schedule of any of the outstanding Company Options;

            (w) promote, demote or terminate any current employee or consultant, or encourage any current employee or consultant, to resign from the Company without prior consultation with (which shall not require the consent of) Buyer;

            (x) hire or offer to hire any employee or consultant except in accordance with the Company's Business Plan in the form provided to Buyer;

            (y) alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest;

            (z) cancel or amend any insurance policy; or

            (aa) take, or agree in writing or otherwise to take, any of the actions described in Sections 6.1(a) through 6.1(z) hereof.

      6.2 NO SOLICITATION. Until the Effective Time, neither the Company nor the Selling Stockholders shall (nor shall the Company or the Selling Stockholders permit, as applicable, any of their respective officers, directors, employees, stockholders, agents, representatives or affiliates to), directly or indirectly, take any of the following actions with any party other than Buyer and its designees: (a) solicit, encourage, seek, entertain, support, assist, initiate or participate in any inquiry, negotiations or discussions, or enter into any agreement, with respect to any offer or proposal to acquire all or any material part of the business, properties or technologies of the Company, or any amount of the Company Capital Stock (whether or not outstanding), whether by merger, purchase of assets, tender offer, license or otherwise, or effect any such transaction, (b) disclose any information not customarily disclosed to any person concerning the business, technologies or properties of the Company, or afford to any person or entity access to its properties, technologies, books or records, not customarily afforded such access, in each case, except in the ordinary course of the operations of the business of the Company in accordance with past practices, (c) assist or cooperate with any person to make any proposal to purchase all or any part of the Company Capital Stock or assets (which shall include assets with a value greater than $50,000) of the Company (other than inventory in the ordinary course of business), or (d) enter into any agreement with any person providing for the acquisition of the Company (other than inventory in the ordinary course of business), whether by merger, purchase of assets (which shall include assets with a value greater than $50,000), license, tender offer or otherwise (other than inventory in the ordinary course of business and as set forth in Section 6.1 of the Company Disclosure Schedule). The Company shall immediately cease and cause to be terminated any such negotiations, discussion or agreements (other than with Buyer) that are the subject matter of clause (a), (b), (c) or (d) above. In the event that the Company, any Selling Stockholder, or any of the Company's affiliates shall receive, prior to the Effective Time, any offer, proposal, or request, directly or indirectly, of the type referenced in clause (a), (c), or (d) above, or any request for disclosure or access as referenced in clause (b) above, the Company or such Selling Stockholder, as applicable, shall immediately (x) suspend any discussions with such offeror or party with regard to such offers, proposals, or requests and (y) notify Buyer thereof, including, subject to nondisclosure obligations of the Company, information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Buyer may reasonably request. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 6.2 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Buyer shall be entitled to an immediate injunction or injunctions, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, to prevent breaches of the provisions of this Section 6.2 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Buyer may be entitled at law or in equity. Without limiting the foregoing, it is understood that any violation of the restrictions set forth above by any officer, director, agent, representative or affiliate of the Company shall be deemed to be a breach of this Agreement by the Company.

      6.3 PROCEDURES FOR REQUESTING BUYER CONSENT. If the Company desires to take an action which would be prohibited pursuant to Section 6.1 of this Agreement without the written consent of Buyer, prior to taking such action the Company may request such written consent by sending a letter or facsimile in accordance with the notice provisions of Section 10.1.

                                   ARTICLE VII

                          CONDITIONS TO THE ACQUISITION

      7.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE ACQUISITION. The respective obligations of the Company, Buyer and the Selling Stockholders to effect the Acquisition shall be subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

            (a) NO ORDER. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Acquisition illegal or otherwise prohibiting consummation of the Acquisition.

            (b) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be threatened or pending.

            (c) GOVERNMENT APPROVALS. All approvals of governments and government agencies necessary to consummate the Acquisition hereunder shall have been received, and all filings required by Legal Requirements by the Company to be made by it in order to consummate the Contemplated Transactions shall have been made.

      7.2 CONDITIONS TO THE OBLIGATIONS OF BUYER. The obligations of Buyer to consummate and effect this Agreement and the Contemplated Transactions shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by
Buyer:

            (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) The representations and warranties of the Company and the Selling Stockholders in this Agreement (other than the representations and warranties of the Company and the Selling Stockholders as of a specified date, which shall be true and correct as of such date) (A) that are not qualified by materiality shall have been true and correct in all material respects on the date they were made and shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time (with materiality being measured individually and on an aggregate basis with respect to all breaches of representations and warranties) and (B) that are qualified by "materiality" or "Company Material Adverse Effect" shall have been true and correct on the date they were made and shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such time, and (ii) the Company and the Selling Stockholders shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by such parties as of the Closing.

            (b) CANCELLATION OF COMPANY OPTIONS. Except as set forth on Schedule 1.7, all Company Options that have not been exercised prior to the Closing shall be cancelled and/or terminated on or before the Closing and shall be of no further force or effect.

            (c) REQUISITE STOCKHOLDER PARTICIPATION. The percentage resulting from the following fraction shall not be less than ninety-one percent (91%): the numerator of such fraction shall be the number of shares of outstanding Company Capital Stock as of the Closing held by Selling Stockholders, and the denominator of such fraction shall be the sum of (i) the total number of shares of Company Capital Stock outstanding as of the Closing plus (ii) the total number of Company Options outstanding as of Closing.

            (d) NO MATERIAL ADVERSE EFFECT. There shall not have occurred any event or condition of any character that has had or is reasonably likely to have a Company Material Adverse Effect since the date of this Agreement.

            (e) CERTIFICATE OF THE COMPANY. Buyer shall have received a certificate, validly executed by the Chief Executive Officer of the Company for and on the Company's behalf certifying the amount of the Aggregate Exercise Price and stating that, as of the Closing:

                  (i) all representations and warranties made by the Company in this Agreement (other than the representations and warranties of the Company as of a specified date, which were true and correct as of such date) (A) that are not qualified by materiality were true and correct in all material respects on the date they were made and are true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time (with materiality being measured individually and on an aggregate basis with respect to all breaches of representations and warranties) and (B) that are qualified by "materiality" or "Company Material Adverse Effect" were true and correct on the date they were made and are true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such time;

                  (ii) all covenants and obligations under this Agreement to be performed or complied with by the Company on or before the Closing have been so performed or complied with in all material respects; and

                  (iii) the conditions to the obligations of Buyer set forth in this Section 7.2 have been satisfied in full (unless otherwise waived in accordance with the terms hereof).

            (f) LITIGATION. There shall be no action, suit, claim, order, injunction or proceeding of any nature pending, or threatened in writing or orally communicated to any member of the Company Officer Group (with any such written or oral threat having a reasonable basis for such claim and having a reasonable likelihood of resulting in substantial damages to the Company), against Buyer or the Company, their respective properties or any of their respective officers or directors arising out of, or in any way connected with, the Acquisition or the Contemplated Transactions.

            (g) THIRD PARTY CONSENTS. The Company shall have delivered to Buyer all necessary consents, waivers and approvals of parties to any Material Contract set forth in Section 2.5 of the Company Disclosure Schedule hereto as are required thereunder in connection with the Acquisition, or for any such Contract to remain in full force and effect without limitation, modification or alteration after the Effective Time.

            (h) LEGAL OPINION. Buyer shall have received a legal opinion from legal counsel to the Company, substantially in the form attached hereto as EXHIBIT G.

            (i) CERTIFICATE OF SECRETARY OF COMPANY. Buyer shall have received a certificate, validly executed by the Secretary of the Company, certifying as to
(i) the terms and effectiveness of the Organizational Documents and the good standing of the Company, and (ii) the valid adoption of resolutions of the Board of Directors of the Company (whereby the Acquisition and the Contemplated Transactions were unanimously approved by the Board of Directors) and (iii) execution of this Agreement by all Selling Stockholders.

            (j) CERTIFICATES OF GOOD STANDING. Buyer shall have received a long-form certificate of good standing from the Secretary of State of the State of Delaware, and a good standing certificate from each jurisdiction in which the Company is qualified to do business, each of which to be dated within a reasonable period prior to Closing with respect to the Company.

            (k) TERMINATION OF COMPANY DEFERRAL PLANS. The Company Deferral Plans shall have been terminated effective as of the day immediately preceding the Closing Date.

            (l) EMPLOYEES; EMPLOYMENT AND NONCOMPETITION AGREEMENTS.

                  (i) The employees listed on Schedule 7.2(l)(i) (the "LISTED EMPLOYEES") shall have accepted offers of employment with Buyer in the form provided to such Listed Employees by Buyer prior to Closing (the "OFFER LETTER AGREEMENTS").

                  (ii) The Employment Agreements shall become effective at the Closing Date and all of the individuals who have entered into such agreements shall continue to be employed by Company as of the Closing Date and shall not have notified (whether formally or informally) Buyer or Company of such individual's intention of leaving the employ of Buyer or Company following the Closing Date.

                  (iii) Each Listed Employee and each contractor of the Company providing Intellectual Property development services to the Company after the Closing Date shall have entered into and executed the Buyer's standard form of proprietary information and inventions assignment agreement.

            (m) RELEASE OF LIENS. Buyer shall have received from the Company a duly and validly executed copy of all agreements, instruments, certificates and other documents, in form and substance reasonably satisfactory to Buyer, that are necessary or appropriate to evidence the release of all Liens set forth in
Schedule 5.9 to this Agreement effective as of the Closing.

            (n) REGULATION S AGREEMENT. Each Selling Stockholder who is not a "U.S. Person" as that term is defined in Regulation S shall have executed and delivered to Buyer an agreement in the form attached hereto as EXHIBIT H (each, a "REGULATION S AGREEMENT").

            (o) RESIGNATION OF OFFICERS AND DIRECTORS. Buyer shall have received a written resignation from each of the officers and directors of the Company effective as of the Closing and no such letter shall have been withdrawn.

            (p) COMPLIANCE WITH FIRPTA. Buyer shall have received from Company a certificate, in form and substance reasonably satisfactory to Buyer, signed by a duly authorized officer of Company and certifying pursuant to Section 1.897-2(h) of the Treasury Regulations that the capital stock of Company is not a United States real property interest within the meaning of Section 897(c)(1) of the Code.

            (q) INVESTOR QUESTIONNAIRE. Each Selling Stockholder that has not executed and delivered a Regulation S Agreement shall have completed, executed and returned to Buyer an Investor Questionnaire in the form attached hereto as
EXHIBIT I.

            (r) ENVIRONMENTAL MATTERS. MCNC Research & Development Institute, the landlord of Unitive Electronics, Inc., a Subsidiary of the Company ("UEI"), with respect to 3201 Cornwallis Road, Research Triangle Park, North Carolina (the "PROPERTY") shall have agreed in writing to indemnify UEI with respect to environmental matters in connection with the Property, as set forth in EXHIBIT J hereto. A Phase II environmental study shall have been completed with respect to the

Property which shall not have recommended remediation measures with respect to the Property, the implementation cost of which exceeds an aggregate of $200,000.

            (s) TERMINATION OF AGREEMENTS. The following agreements shall have been terminated: (i) the Series A Preferred Stock Purchase Agreement, dated November 13, 2003, by and among the Company and the investors listed on Schedule 1 thereto, (ii) the First Amended and Restated Shareholders Agreement dated as of November 13, 2003 among the Company and the holders of Company Capital Stock and Company Options listed therein and (iii) the First Amended and Restated Registration Rights Agreement dated as of November 13, 2003 among the Company and the holders of Company Capital Stock and Company Options listed therein.

            (t) SECTION 280G PAYMENTS. With respect to any payments or benefits that may constitute a Section 280G Payment, the Stockholders shall have approved, pursuant to the method provided for in the regulations promulgated under Section 280G of the Code, any such Section 280G Payments or shall have disapproved such payments, and, as a consequence, no Section 280G Payments shall be paid or provided for in any manner and Buyer and its subsidiaries shall not have any liabilities with respect to any Section 280G Payments. (

            (u) NO ACCELERATION OF DEBT. Without limiting Section 7.2(g), all debt obligations of the Company listed on Schedule 2.5 of the Company Disclosure Schedule, the payment schedules or maturity dates of which would otherwise be accelerated or altered as a result of the Contemplated Transactions or with respect to which the Contemplated Transactions would create the right for the respective creditor(s) to take possession of the underlying collateral, shall have been amended in writing or written waivers thereto shall have been obtained such that the payment schedules and maturity dates shall not be accelerated or altered as a result of the Contemplated Transactions and such that the respective creditor(s) may not take possession of the underlying collateral as a result of the Contemplated Transactions, and such amendments or waivers shall have been delivered by the Company to Buyer.

            (v) TERMINATION OF PENTECH PURCHASE RIGHT. Without limiting Section 7.2(g), the right of Pentech Financial Services, Inc. to purchase up to an aggregate of $1,500,000 of securities issued in the Company's future private equity financings set forth in that certain Master Equipment Lease dated January 2002 between Pentech Financial Services, Inc. and the Company shall have been terminated, and evidence of such termination shall have been delivered by the Company to Buyer.

      7.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE SELLING STOCKHOLDERS. The obligations of the Company and the Selling Stockholders to consummate and effect this Agreement and the Contemplated Transactions shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, together by the Company and the Onex Stockholder Representative.

            (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) The representations and warranties of Buyer in this Agreement shall have been true and correct on the date they were made and shall be true and correct in all material respects (without giving effect to any limitation as to "materiality" set forth therein) on and as of the Closing Date as though such representations and warranties were made on and as of such time, and (ii) Buyer shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by it as of the Closing Date.

            (b) LEGAL OPINION. Buyer shall have delivered to the Company and the Selling Stockholders a legal opinion from legal counsel to Buyer, substantially in the form attached hereto as EXHIBIT K.

            (c) CERTIFICATE OF THE BUYER. The Company and the Selling Stockholders shall have received a certificate, validly executed by the Chief Financial Officer of the Buyer for and on the Buyer's behalf, to the effect that, as of the Closing:

                  (i) all representations and warranties made by the Buyer in this Agreement (other than the representations and warranties of the Buyer as of a specified date, which were true and correct as of such date) were true and correct in all material respects on the date they were made and on and as of the Closing Date as though such representations and warranties were made on and as of such time;

                  (ii) all covenants and obligations under this Agreement to be performed or complied with by the Buyer on or before the Closing have been so performed or complied with in all material respects; and

                  (iii) the conditions to the obligations of the Company set forth in this Section 7.3 have been satisfied in full (unless otherwise waived in accordance with the terms hereof).

            (d) LITIGATION. There shall be no action, suit, claim, order, injunction or proceeding of any nature pending or threatened in writing or verbally communicated to the Company Officer Group against Buyer or the Company, their respective properties or any of their respective officers or directors arising out of, or in any way connected with, the Acquisition or the Contemplated Transactions.

            (e) CERTIFICATE OF SECRETARY OF THE BUYER. The Company and the Selling Stockholders shall have received a certificate, validly executed by the Secretary of the Buyer, certifying as to (i) the terms and effectiveness of the Organizational Documents and the good standing of the Buyer, and (ii) the valid adoption of resolutions of the Board of Directors of the Buyer (whereby the Acquisition and the Contemplated Transactions were approved by the Board of Directors).

            (f) NO MATERIAL ADVERSE EFFECT. There shall not have occurred any event or condition of any character that has had or is reasonably likely to have a Buyer Material Adverse Effect since the date of this Agreement in a manner that would be reasonably likely to adversely impact Buyer's ability to perform its obligations under this Agreement or any Related Agreements to which it is a party.

                                  ARTICLE VIII

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

      8.1 SURVIVAL. All representations, warranties, covenants and agreements of the Company and the Selling Stockholders contained in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of Buyer until, and the right to make claims thereunder shall terminate upon, (a) the thirtieth (30th) day following the expiration of the statute of limitations (including any extensions thereof) applicable to any Tax liability for any misrepresentation or breach of warranty made in Section 2.10 (Tax Matters), and
(b) the date which is twenty-four (24) months following the Closing Date (the expiration of such period referred to in this clause (b) shall be referred to herein as the "SURVIVAL DATE") for all other representations, warranties, covenants and agreements of the Company and Selling Stockholders (including the Pre-Closing Operation Indemnity described in Section 8.2(a)); provided, however, that the representations and warranties in Section 2.2 (Company Capital Structure) and Section 3.1 (Organization and Share Holdings) shall not terminate. All representations, warranties, covenants and agreements of Buyer contained in this Agreement shall terminate as of the Survival Date.

      8.2 INDEMNIFICATION.

            (a) Subject to Section 8.5, each Selling Stockholder agrees to indemnify and hold Buyer and its officers, directors, employees, agents, advisors, representatives and affiliates (the "BUYER INDEMNIFIED PARTIES"), harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense, but specifically excluding special consequential and punitive damages (hereinafter individually a "LOSS" and collectively "LOSSES") incurred or sustained by the Buyer Indemnified Parties, or any of them, directly or indirectly, as a result of (i) any breach or inaccuracy of a representation or warranty of such Selling Stockholder contained in this Agreement or in any certificate or other instruments delivered by such Selling Stockholder pursuant to this Agreement, or (ii) any failure by such Selling Stockholder to perform or comply with any covenant applicable to such Selling Stockholder contained in this Agreement. In addition, subject to Section 8.5, each Indemnifying Stockholder agrees, severally and not jointly, to indemnify and hold the Buyer Indemnified Parties harmless against Losses incurred or sustained by the Buyer Indemnified Parties, or any of them, directly or indirectly, as a result of: (i) any breach or inaccuracy of a representation or warranty of the Company contained in this Agreement or in any certificate or other instruments delivered by it pursuant to this Agreement; (ii) any failure by the Company to perform or comply with any covenant applicable to it contained in this Agreement to be performed prior to the Closing Date; (iii) the operation of the Company or any of its Subsidiaries relating only to the period prior to the Closing; provided, however, that the indemnity under this clause (iii) shall cover Losses only related to claims by employees and consultants against the Company and its Subsidiaries, product, service, warranty or intellectual property claims against the Company or any of its Subsidiaries, and noncompliance with Legal Requirements relating to environmental matters; and provided further that this clause (iii) shall not apply to any Loss to the extent such Loss would also arise as the result of a breach or inaccuracy of a representation or warranty of the Company contained in this Agreement or in any certificates or other instruments delivered by it pursuant to this Agreement (the "PRE-CLOSING OPERATION INDEMNITY"); or (iv) any amount in excess of the Applicable Amount (defined below) actually paid by Buyer in conjunction with the acquisition of Additional Shares, if any ("EXCESS AMOUNTS"). "ADDITIONAL SHARES" shall mean any outstanding shares of Company Capital Stock or securities convertible into or exercisable for Company Capital Stock not otherwise acquired by Buyer pursuant to the transactions contemplated by this Agreement. "APPLICABLE AMOUNT" shall mean the respective amounts due for shares of Company Capital Stock or securities convertible into or exercisable for Company Capital Stock pursuant to the terms of this Agreement. The indemnification obligation of the Selling Stockholders and Indemnifying Stockholders in this Article VIII shall be several and not joint; provided, however, that the indemnification obligations of (i) the Onex Stockholders are assumed by Onex American Holdings II LLC, and both Onex American Holdings II LLC and Buyer acknowledge that Onex American Holdings II LLC is the sole Selling Stockholder responsible for any and all indemnification obligations of the Onex Stockholders pursuant to this Article VIII (provided that the indemnification obligations of Onex American Holdings II LLC shall be binding upon any successor in interest of Onex American Holdings II LLC by way of (x) sale or assignment of all or substantially all of its assets to an Affiliate of Onex American Holdings II LLC, or (y) by way of merger, equity sale or transfer, consolidation, or similar transaction with any Person;
(ii) the TAT Stockholders shall be joint and several among the TAT Stockholders.

            (b) Buyer agrees to indemnify and hold the Selling Stockholders and their respective Affiliates, partners, officers, directors, employees, agents, advisors and representatives (the "STOCKHOLDER INDEMNIFIED PARTIES") harmless against all Losses incurred or sustained by the Stockholder Indemnified Parties, or any of them, directly or indirectly, as a result of (i) any breach or inaccuracy of a representation or warranty of Buyer contained in this Agreement or in any certificate or other instruments delivered by Buyer pursuant to this Agreement, (ii) any failure by Buyer to perform or comply with any covenant applicable to it contained in this Agreement, including, without limitation, compliance with the provisions of Section 1.4(h), or (iii) the operation of the Company or its Subsidiaries after the Closing Date; provided, however, that this clause (iii) shall not be interpreted to apply to any Loss incurred or deemed to have been incurred in connection with all or a portion of the Earn-Out Amount not being earned (except to the extent Buyer has failed to comply with the provisions of Section 1.4(h) as set forth in such section). The Stockholder Indemnified Parties and the Buyer Indemnified Parties shall be referred to herein collectively as the "INDEMNIFIED PARTIES".

      8.3 ESCROW ARRANGEMENTS; CLAIMS FOR INDEMNIFICATION.

            (a) INDEMNITY ESCROW FUND. As security for the indemnity obligations provided for in Section 8.2(a) hereof, on the date of the payment of the First Anniversary Consideration, Buyer will deposit with the Escrow Agent such portion of the First Anniversary Consideration as set forth in Section 1.3(c), such amount to be held and distributed by the Escrow Agent in accordance with the terms and conditions set forth in this Article VIII. Any funds deposited by the Buyer with the Escrow Agent pursuant to this Section 8.3, together with any interest earned thereon from investments under Section 8.3(b)(iv) hereof, shall be referred to herein as the "INDEMNITY ESCROW FUND." Except as expressly provided in this Article VIII, the Indemnity Escrow Fund shall be the sole and exclusive source to compensate the Buyer Indemnified Parties for any claims by such parties for any Losses suffered or incurred by them and for which they are entitled to recovery under this ARTICLE VIII. The Escrow Agent may execute this Agreement following the date hereof but prior to the Closing, and such subsequent execution, if so executed after the date hereof, shall not affect the binding nature of this Agreement as of the date hereof between the other signatories hereto.

            (b) INDEMNITY ESCROW PERIOD; DISTRIBUTION UPON TERMINATION OF INDEMNITY ESCROW PERIODS.

                  (i) INDEMNITY ESCROW. Subject to the following requirements, the Indemnity Escrow Fund shall be in existence during the period (the "INDEMNITY ESCROW PERIOD") commencing upon receipt by the Escrow Agent of the Indemnity Escrow Fund and shall terminate upon the earlier to occur of (A) 5:00 p.m., local time at Buyer's headquarters, on the date thirty (30) days after the Survival Date (as such date is certified in writing by the Buyer to the Escrow Agent), and (B) the date when the last portion of the Indemnity Escrow Fund then held by the Escrow Agent is distributed in accordance with this Section 8.3 (such date, the "INDEMNITY ESCROW TERMINATION DATE"). Upon the Indemnity Escrow Termination Date the Escrow Agent shall immediately distribute to the Indemnifying Stockholders the full remaining amount of the Indemnity Escrow Fund, less (i) any Disputed Amounts, (ii) any amounts necessary to satisfy claims for Losses that have been previously resolved pursuant to Section 8.3(f), and (iii) the amount of all other Losses for which Buyer has delivered an Officer's Certificate prior to the Indemnity Escrow Termination Date with respect to facts and circumstances existing prior to the Indemnity Escrow Termination Date but which are not yet resolved pursuant to Section 8.3. As soon as all such pending claims have been resolved in accordance with this Section 8.3, the Escrow Agent shall promptly deliver the remaining portion of the Indemnity Escrow Fund, if any, to the Indemnifying Stockholders. Deliveries of amounts out of the Indemnity Escrow Fund to the Indemnifying Stockholders pursuant to this Section 8.3(b)(i) shall be made in proportion to their respective Indemnity Pro Rata Portion of the remaining Indemnity Escrow Fund.

                  (ii) WITHHOLDING. The Indemnifying Stockholders and the Buyer agree to provide the Escrow Agent with properly executed Forms W-9 (or Forms W-8, in the case of non-U.S. persons) prior to the date on which the first distribution out of the Indemnity Escrow Fund is made hereunder. The parties hereto understand that, in the event properly executed Forms W-9 (Forms W-8 in the case of non-U.S. persons) are not provided to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any distributions from the Indemnity Escrow Fund.

                  (iii) TAX OWNERSHIP. For any and all income Tax purposes the Indemnity Escrow Fund and any and all investment income or earnings (including realized capital gains) with respect to the Indemnity Escrow Fund, until distributed pursuant to the terms hereof, shall be the property of Buyer and shall be reported as such for all Tax purposes (and, therefore, Buyer shall be liable for and shall pay all income taxes imposed on such investment income). Notwithstanding any other provision of this Agreement, within 30 calendar days of the end of each calendar quarter (or as soon as reasonably practical thereafter after taking into account the maturity dates of any applicable investments) and upon the Indemnity Escrow Termination Date, the Escrow Agent shall make a cash distribution to Buyer of 40% of the investment income attributable to the preceding calendar quarter (or portion thereof). All remaining investment income shall become part of the Indemnity Escrow Fund.

                  (iv) INVESTMENT. The Escrow Agent shall invest and reinvest any or all of the Indemnity Escrow Fund as directed in writing by the Buyer, the Onex Stockholder Representative and the Non-Onex Stockholder Representative Committee, in any of the following:

                        (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof;

                        (ii) certificates of deposit or interest-bearing accounts of national banks or corporations endowed with trust powers having capital and surplus in excess of One Hundred Million Dollars ($100,000,000) (including Escrow Agent);

                        (iii) commercial paper at the time of investment rated A-1+ or better by Standard & Poor's Corporation or P-1 or better by Moody's Investor's Service, Inc.;

                        (iv) repurchase agreements with any bank or corporation described in clause (ii) fully secured by obligations described in clause
      (i); and

                        (v) shares of a money market fund investing only in short-term U.S. Treasury obligations or obligations backed by short-term U.S. Treasury obligations.

      If the Escrow Agent does not receive investment direction from the Buyer, the Onex Stockholder Representative and the Non-Onex Stockholder Representative Committee with respect to any portion of the Indemnity Escrow Fund, the Escrow Agent shall invest and reinvest the Indemnity Escrow Fund in the Escrow Agent's Money Market Insured Savings Account.

            (c) PROTECTION OF INDEMNITY ESCROW FUND. The Escrow Agent shall hold and safeguard the Indemnity Escrow Fund during the Indemnity Escrow Period, and shall hold and dispose of the Indemnity Escrow Fund only in accordance with the terms of this ARTICLE VIII.

            (d) CLAIMS FOR INDEMNIFICATION.

                  (i) Upon receipt by the Escrow Agent at any time on or before the Indemnity Escrow Termination Date of an Officer's Certificate (as defined below) from Buyer, the Escrow Agent shall, subject to the provisions of this
Section 8.3, deliver to Buyer, as promptly as practicable, funds held in the Indemnity Escrow Fund equal to the Losses specified in such Officer's Certificate (to the extent available). Upon receipt by Buyer at any time on or before the Survival Date of an Officer's Certificate from the Onex Stockholder Representative or the Non-Onex Stockholder Representative Committee, Buyer shall, subject to the provisions of this Section 8.3, deliver to the notifying Stockholder Representative, as promptly as practicable, cash equal to the Losses specified in such Officer's Certificate. At the time of delivery of any Officer's Certificate by Buyer to the Escrow Agent, Buyer shall deliver a duplicate copy of such Officer's Certificate to each of the Onex Stockholder Representative and the members of the Non-Onex Stockholder Representative Committee. At the time of delivery of any Officer's Certificate by a Stockholder Representative to Buyer, such Stockholder Representative shall deliver a duplicate copy of such Officer's Certificate to such other Stockholder Representative (or Stockholder Representative Committee, as appropriate). For the purposes hereof,

"OFFICER'S CERTIFICATE" shall mean a certificate signed by a duly authorized officer(s) of the applicable Indemnified Party (1) stating that an Indemnified Party has paid, sustained, incurred, or properly accrued, or reasonably anticipates in good faith that it will have to pay, sustain, incur, or accrue Losses, and (2) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, sustained, incurred, or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant, as applicable, to which such Loss is related.

                  (ii) If either the Onex Stockholder Representative or the Non-Onex Stockholder Representative Committee, as applicable, fails to object in writing within the 30-day period after delivery by Buyer of an Officer's Certificate to such Stockholder Representative, such failure to so object shall be an irrevocable acknowledgment by the non-objecting Stockholder Representative and the Indemnifying Stockholders represented by such Stockholder Representative that the Buyer Indemnified Parties are entitled to the full amount of the claim for Losses set forth in such Officer's Certificate allocable to such Indemnifying Stockholders. If Buyer does not object in writing within the 30-day period after delivery by the Onex Stockholder Representative or the Non-Onex Stockholder Representative Committee, as applicable, of an Officer's Certificate to Buyer, such failure to so object shall be an irrevocable acknowledgement by Buyer that the applicable Stockholder Indemnified Parties are entitled to the full amount of the claim for Losses set forth in such Officer's Certificate.

                  (iii) In the event that a distribution from the Indemnity Escrow Fund is made to Buyer on account of any such misrepresentation or breach by a Selling Stockholder for which it is severally liable as provided above, the applicable Selling Stockholder shall at the time of such distribution repay to the Indemnifying Stockholders (other than itself if it is an Indemnifying Stockholder) the amount of such distribution, with such payment to be distributed among the other Indemnifying Stockholders on a pro rata basis based on their respective Indemnity Pro Rata Portions (without taking into account the Indemnity Pro Rata Portion of the paying Selling Stockholder).

                  (IV) TAX INDEMNIFICATION. The parties hereto agree, jointly and severally, to indemnify and hold the Escrow Agent harmless from any liability or obligations on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with or relating to any payment made or other activities performed under the terms of this Agreement (other than taxes assessed against the income of the Escrow Agent derived from its fees), including without limitation any liability for the withholding or deduction of (or failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

            (e) OBJECTIONS TO CLAIMS.

                  (i) For a period of thirty (30) days after delivery of an Officer's Certificate to the Onex Stockholder Representative, the members of the Non-Onex Stockholder Representative Committee and Escrow Agent, the Escrow Agent shall not distribute any portion of the Indemnity

Escrow Fund unless the Escrow Agent shall have received written authorization from the Onex Stockholder Representative and the Non-Onex Stockholder Representative Committee to make such distribution. After the expiration of such thirty (30) day period, the Escrow Agent shall deliver cash from the Indemnity Escrow Fund equal to the amount of Losses claimed in such Officer's Certificate, provided that no such payment or delivery may be made if either Stockholder Representative shall object in a written statement to the claim made in such Officer's Certificate (an "OBJECTION NOTICE"), and such Objection Notice shall have been delivered to the Escrow Agent prior to the expiration of such thirty
(30) day period. The amount objected to by a Stockholder Representative in an Objection Notice is referred to as a "DISPUTED AMOUNT."

                  (ii) If Buyer objects to the claim made in any Officer's Certificate delivered by either the Onex Stockholder Representative or the Non-Onex Stockholder Representative Committee (as the case may be), it shall deliver a written statement of such objection (a "BUYER OBJECTION NOTICE") to the applicable Stockholder Representative within thirty (30) days after receipt of such Officer's Certificate by Buyer. Buyer shall not be obligated to deliver payment in respect of such Losses allocable to the Indemnifying Stockholders represented by such notifying Stockholder Representative until resolution of such disputed claim in accordance with Section 8.3(f) below.

            (f) RESOLUTION OF CONFLICTS; ARBITRATION.

                  (i) In case either the Onex Stockholder Representative or the Non-Onex Stockholder Representative Committee delivers an Objection Notice or Buyer delivers a Buyer Objection Notice, the objecting Stockholder Representative(s) and Buyer shall attempt in good faith, for a period of at least thirty (30) days, to agree upon the rights of the respective parties with respect to each of such claims and the amount of Losses. If the Stockholder Representative(s) and Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and, in the case of a claim against the Indemnity Escrow Fund, shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall make distributions from the Indemnity Escrow Fund in accordance with the terms thereof.

                  (ii) If no such agreement can be reached after good faith negotiation and after thirty (30) days from the date of the delivery of an Objection Notice or a Buyer Objection Notice, either Buyer or the applicable Stockholder Representative may demand arbitration of the matter unless the amount of the Loss is at issue in a pending Third Party Claim, in which event arbitration shall not be commenced until either such amount is finally determined pursuant to a final, non-appealable order, judgment or decree (as certified in writing to the Escrow Agent by the applicable party), or both parties agree to arbitration, and in either such event the matter shall be settled by binding arbitration conducted by one arbitrator mutually selected by Buyer and such Stockholder Representative. In the event that, within thirty (30) days after submission of any dispute to arbitration, Buyer and such Stockholder Representative cannot mutually agree on one arbitrator, then, within fifteen
(15) days after the end of such thirty (30) day period, Buyer and the Stockholder Representative shall each select one neutral arbitrator. The two arbitrators so selected shall select a third neutral arbitrator. If either such Stockholder Representative or the Buyer fails to select an arbitrator during this fifteen (15) day period, then the parties agree that the arbitration will be conducted by the one neutral arbitrator selected by the other party.

                  (iii) Any such arbitration shall be held in New York City, New York, under the Commercial Arbitration Rules then in effect of the American Arbitration Association. All reasonable fees and expenses relating to the arbitration, including, without limitation, the respective expenses of each party (including, without limitation, reasonable attorneys' fees and costs of investigation), the fees of each arbitrator and the administrative fee of the American Arbitration Association shall be borne by the non-prevailing party, as determined by the arbitrator(s). The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties solely to the extent related to the subject matter of the dispute. The arbitrator, or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions to the same extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without reasonable justification or that discovery was refused or objected to without reasonable justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be final, binding, and conclusive upon the parties to this Agreement and shall not be appealable. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s). In case of a claim by Buyer against the Indemnity Escrow Fund, the Escrow Agent shall be entitled to rely on, and make distributions from the Indemnity Escrow Fund in accordance with, the terms of such award, judgment, decree or order, as applicable. Within thirty (30) days of a decision of the arbitrator(s) requiring payment by one party to another, such party (or, in case of a claim by Buyer against the Indemnity Escrow Fund, the Escrow Agent) shall make the payment to such other party in accordance with the terms of this
ARTICLE VIII.

                  (iv) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The foregoing arbitration provision shall apply to any dispute among the parties under this ARTICLE VIII or Section 1.4, whether relating to claims upon the Indemnity Escrow Fund or to the other indemnification obligations set forth in this ARTICLE VIII or disputes relating to the Earn-Out Payment.

            (g) THIRD-PARTY CLAIMS.

                  (i) Promptly after receipt by an Indemnified Party of notice of the commencement of a third party claim (a "THIRD PARTY CLAIM") against it, such Indemnified Party shall, if a claim in respect thereof is to be made against an indemnifying party under this ARTICLE VIII, give written notice to the indemnifying party and, in case of a claim against the Indemnity Escrow Fund, the Escrow Agent, of the commencement thereof, but the failure to so notify the indemnifying party shall not relieve it of any liability that it may have to any Indemnified Party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such Third Party Claim shall be brought against an Indemnified Party and it shall give notice to the

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indemnifying party (and the Escrow Agent, if applicable) of the commencement thereof, then the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish (unless (i) an indemnifying party is also a party to such Third Party Claim and the Indemnified Party reasonably concludes, based on the advice of counsel, that joint representation would create a conflict of interest, (ii) the Third Party Claim asserts infringement of intellectual property rights) to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party and, after notice from such indemnifying party to such Indemnified Party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such Indemnified Party under this ARTICLE VIII for any fees of other counsel or any other expenses with respect to the defense of such Third Party Claim, in each case, subsequently incurred by such Indemnified Party in connection with the defense thereof unless the indemnifying party shall have failed, after notice by the Indemnified Party to the indemnifying party, to defend such claim. An Indemnified Party shall, at its own expense (except as provided for in the preceding sentence), have the right to employ separate counsel in any such action or claim and to participate in, but not control, the defense thereof. If an indemnifying party assumes the defense of such Third Party Claim, (A) no compromise or settlement thereof may be effected by the indemnifying party without the Indemnified Party's consent (not to be unreasonably withheld), unless (1) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Party and (2) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (B) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent. If notice is given to an indemnifying party of the commencement of any Third Party Claim and it does not, within thirty (30) Business Days after the Indemnified Party's notice is provided, give notice to the Indemnified Party of its election to assume the defense thereof, the indemnifying party shall only be bound by any determination made in such Third Party Claim or any compromise or settlement thereof effected by the Indemnified Party if consented to by the indemnifying party (which consent shall not be unreasonably withheld), subject in any such case to the limitations set forth in Section 8.5. Notwithstanding anything in this Section 8.3(g) to the contrary, in no event may any Selling Stockholder (other than a Stockholder Representative) participate in or assume the defense of any Third Party Claim as an indemnifying party pursuant to this Section 8.3(g); instead, the right to so participate in or assume the defense of any Third Party Claim pursuant to this Section 8.3(g) shall belong to the Stockholder Representative(s) representing such Selling Stockholder(s).

            (h) ESCROW AGENT'S DUTIES.

                  (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth in this ARTICLE VIII, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by a duly authorized officer of Buyer and the Onex Stockholder Representative and the Non-Onex Stockholder Representative Committee which are not inconsistent with the terms of this ARTICLE VIII, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith, and any act done or omitted pursuant to the advice of legal counsel shall be conclusive evidence of such good faith.

                  (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                  (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                  (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                  (v) The Escrow Agent's duties hereunder are ministerial, and shall not be construed as fiduciary, and in no event shall the Escrow Agent be liable for indirect, punitive, or consequential damages, including damages arising from a loss arising from the liquidation of investments to pay a claim hereunder. In performing any duties under this Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except as a result of gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with performing the Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                  (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and the Indemnity Escrow Fund and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, may be required, subject to the terms of this Agreement. In such event, the Escrow Agent will not be liable for damages. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and the Indemnity Escrow Fund held in escrow. All costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action (the "AGENT INTERPLEADER EXPENSES") shall be paid by the parties as follows: fifty percent (50%) to be paid by Buyer and fifty percent (50%) to be paid out of (and only to the extent

of) the Indemnity Escrow Fund, with any shortfall due to the Indemnity Escrow Fund being exhausted paid for by Buyer. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                  (vii) The parties and their respective successors and assigns agree to indemnify (as provided herein) and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter, other than those arising out of the gross negligence or willful misconduct of the Escrow Agent (the "AGENT INDEMNIFICATION EXPENSES") as follows: fifty percent (50%) to be paid by Buyer and fifty percent (50%) to be paid out of (and only to the extent of) the Indemnity Escrow Fund, with any shortfall due to the Indemnity Escrow Fund being exhausted paid for by Buyer. This section shall survive the termination of this Agreement.

                  (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the Buyer, the Onex Stockholder Representative and the members of the Non-Onex Stockholder Representative Committee; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: Buyer, the Onex Stockholder Representative and the Non-Onex Stockholder Representative Committee shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of New York or, failing that, to apply to a court of competent jurisdiction to appoint a successor escrow agent. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon appointment of a successor escrow agent, the Escrow Agent shall be discharged from any further duties and liability under this Agreement.

            (i) FEES. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Buyer in accordance with the standard fee schedule of the Escrow Agent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement but that has been requested by an officer of Buyer, or if the parties request a substantial modification of the terms of the Agreement, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Indemnity Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation.

            (j) SUCCESSOR ESCROW AGENTS. Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act. In no event shall the Escrow Agent by required to make distributions from the Indemnity Escrow Fund or take any other action hereunder sooner that two (2) Business Days following the Escrow Agent's receipt of written instructions or the applicable paperwork.

      8.4 STOCKHOLDER REPRESENTATIVES.

            (a) APPOINTMENT OF REPRESENTATIVES. By virtue of the approval of the Acquisition and this Agreement by the requisite vote of the Onex Stockholders, each of the Onex Stockholders hereby appoints Onex American Holdings II LLC as its agent and attorney-in-fact, as the "Onex Stockholder Representative" for and on behalf of the Onex Stockholders to take all Stockholder Representative Actions on behalf of such Onex Stockholders. By virtue of the approval of the Acquisition and this Agreement by the requisite vote of the MCNC Stockholders, each of the MCNC Stockholders hereby appoints David Rizzo as its agent and attorney-in-fact, as the "MCNC Stockholder Representative" for and on behalf of the MCNC Stockholders to take all Stockholder Representative Actions on behalf of such MCNC Stockholders. By virtue of the approval of the Acquisition and this Agreement by the requisite vote of the TAT Stockholders, each of the TAT Stockholders hereby appoints Thomas Egolf as its agent and attorney-in-fact, as the "TAT Stockholder Representative" for and on behalf of the TAT Stockholders to take all Stockholder Representative Actions on behalf of such TAT Stockholders. By virtue of the approval of the Acquisition and this Agreement by the requisite vote of the Additional Indemnifying Stockholders, each of the Additional Indemnifying Stockholders hereby appoints Kenneth Donahue as its agent and attorney-in-fact, as the "Additional Indemnifying Stockholder Representative" for and on behalf of the Additional Indemnifying Stockholders to take all Stockholder Representative Actions on behalf of such Additional Indemnifying Stockholders. Notwithstanding the foregoing, each of the Selling Stockholders hereby appoints, solely for purposes of Sections 1.4(f) and (g) hereof, the Onex Stockholder Representative as its agent and attorney-in-fact to take all Stockholder Representative Actions with respect to matters covered by Sections 1.4(f) and (g) hereof.

            (b) FORMATION AND ACTIONS OF THE NON-ONEX STOCKHOLDER REPRESENTATIVE COMMITTEE. Each of the MCNC Stockholders, the TAT Stockholders and the Additional Indemnifying Stockholders hereby acknowledges and confirms that the MCNC Stockholder Representative, the TAT Representative and the Additional Indemnifying Stockholder Representative shall constitute all the members of the Non-Onex Stockholder Representative Committee, and that all Stockholder Representative Actions taken by each of the MCNC Stockholder Representative, TAT Stockholder Representative and Additional Indemnifying Stockholder Representative shall be taken as a member of the Non-Onex Stockholder Representative Committee. A decision, act, consent or instruction of any two (2) of the members of the Non-Onex Stockholder Representative Committee shall, pursuant to this Article VIII, constitute a decision of the Non-Onex Stockholder Representative Committee and shall be final, binding and conclusive upon each MCNC Stockholder, TAT Stockholder and Additional Indemnifying Stockholder, and Buyer, the Onex Stockholder Representative and the Escrow Agent may rely upon any decision, act, consent or instruction of any two (2) of the members of the Non-Onex Stockholder Representative Committee as being the decision, act, consent or instruction of the Non-Onex Stockholder Representative Committee as a whole and each and every MCNC Stockholder, TAT Stockholder and Additional Indemnifying Stockholder.

            (c) STOCKHOLDER REPRESENTATIVE ACTIONS; REMOVAL. For purposes of this Agreement, "Stockholder Representative Actions" shall mean the ability and right to give and receive notices and communications, to authorize payment to any Buyer Indemnified Party from the Indemnity Escrow Fund in satisfaction of claims by any Buyer Indemnified Party, to object to such payments, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, to assert, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to, any other claim by any Buyer Indemnified Party against any Indemnifying Stockholder represented by such Stockholder Representative or by any Indemnifying Stockholder represented by such Stockholder Representative against any Buyer Indemnified Party or any dispute between any Indemnified Party and any such Indemnifying Stockholder represented by such Stockholder Representative, in each case relating to this Agreement or the Contemplated Transactions, and to take all other actions that are either (i) necessary or appropriate in the judgment of such Stockholder Representative for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement. Such agency may be changed by the applicable Selling Stockholders from time to time upon not less than thirty (30) days prior written notice to Buyer and, if applicable, the Escrow Agent; provided, however, that
(A) the Onex Stockholder Representative may not be removed unless holders of two-thirds of the Onex Stockholders' aggregate interest in the Indemnity Escrow Fund agree to such removal and to the identity of the substituted agent, (B) the MCNC Stockholder Representative may not be removed unless holders of a majority of the MCNC Stockholders' aggregate interest in the Indemnity Escrow Fund agree to such removal and to the identity of the substituted agent, (C) the TAT Stockholder Representative may not be removed unless holders of a majority of the TAT Stockholders' aggregate interest in the Indemnity Escrow Fund agree to such removal and to the identity of the substituted agent, and (D) the Additional Indemnifying Stockholder Representative may not be removed unless holders of a majority of the Additional Indemnifying Stockholders' aggregate interest in the Indemnity Escrow Fund agree to such removal and to the identity of the substituted agent. A vacancy in the position of any Stockholder Representative may be filled by the holders of a majority of the applicable Selling Stockholders' aggregate interest in the Indemnity Escrow Fund. No bond shall be required of any Stockholder Representative.

            (d) RECOVERY OF EXPENSES. The Onex Stockholder Representative shall be entitled to recover from the applicable Indemnifying Stockholders (which, with respect to the Earn-Out Amount and objections thereto, and all matters arising in connection therewith, shall include all Indemnifying Stockholders) on a pro rata basis all fees and expenses (including, without limitation, attorneys' fees) (the "STOCKHOLDER REPRESENTATIVE EXPENSES") incurred in connection with the acceptance, performance or administration of its duties as the Onex Stockholder Representative hereunder and shall be entitled, in its reasonable discretion, to offset any amounts payable by the Onex Stockholder Representative to such

Indemnifying Stockholders on account of such Stockholder Representative Expenses. The MCNC Stockholder Representative shall be entitled to recover from the MCNC Stockholders on a pro rata basis all Stockholder Representative Expenses incurred in connection with the acceptance, performance or administration of its duties as the MCNC Stockholder Representative hereunder and shall be entitled, in its reasonable discretion, to offset any amounts payable by the MCNC Stockholder Representative to such MCNC Stockholders on account of such Stockholder Representative Expenses. The TAT Stockholder Representative shall be entitled to recover from the TAT Stockholders on a pro rata basis all Stockholder Representative Expenses incurred in connection with the acceptance, performance or administration of its duties as the TAT Stockholder Representative hereunder and shall be entitled, in its reasonable discretion, to offset any amounts payable by the TAT Stockholder Representative to such TAT Stockholders on account of such Stockholder Representative Expenses. The Additional Indemnifying Stockholder Representative shall be entitled to recover from the Additional Indemnifying Stockholders on a pro rata basis all Stockholder Representative Expenses incurred in connection with the acceptance, performance or administration of its duties as the Additional Indemnifying Stockholder Representative hereunder and shall be entitled, in its reasonable discretion, to offset any amounts payable by the Additional Indemnifying Stockholder Representative to such Additional Indemnifying Stockholders on account of such Stockholder Representative Expenses. Neither the Onex Stockholder Representative, the MCNC Stockholder Representative, the TAT Stockholder Representative nor the Additional Indemnifying Stockholder Representative shall receive any compensation for its services from the Company. Notices or communications to or from any Stockholder Representative shall constitute notice to or from the applicable group of Indemnifying Stockholders.

            (e) LIABILITY; INDEMNIFICATION. No Stockholder Representative shall be liable for any act done or omitted hereunder in its capacity as a Stockholder Representative while acting in good faith and in the exercise of reasonable judgment. The Indemnifying Stockholders shall indemnify the applicable Stockholder Representative (which, with respect to the Earn-Out Amount and objections thereto, and all matters arising in connection therewith, shall be the Onex Stockholder Representative for all Indemnifying Stockholders) and hold such applicable Stockholder Representative harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of such Stockholder Representative and arising out of or in connection with the acceptance, performance or administration of such Stockholder Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by such Stockholder Representative. A decision, act, consent or instruction of any Stockholder Representative, including but not limited to an amendment, extension or waiver of this Agreement pursuant to Section 9.1 and
Section 9.2 hereof, shall constitute a decision of the applicable Selling Stockholders and shall be final, binding and conclusive upon such applicable Selling Stockholders; and the Escrow Agent and Buyer may rely upon any such decision, act, consent or instruction of any Stockholder Representative as being the decision, act, consent or instruction of the Selling Stockholders represented by such Stockholder Representative. The Escrow Agent and Buyer are hereby relieved from any liability to any Indemnifying Stockholder for any acts done by them in accordance with such decision, act, consent or instruction of the applicable Stockholder Representative.

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

      8.5 DEDUCTIBLE; MAXIMUM PAYMENTS; REMEDY.

            (a) Notwithstanding any provision of this Agreement to the contrary, except as set forth in the last sentence of this Section 8.5(a), an Indemnified Party may not recover any Losses under Sections 8.2(a) or 8.2(b) unless and until the aggregate amount of Losses specified in one or more Officer's Certificates exceeds $400,000 (the "Threshold Amount"), in which case the Indemnified Party shall be indemnified only to the extent that the aggregate amount of such Losses exceed the Threshold Amount. Notwithstanding the foregoing, an Indemnified Party shall be entitled to recover for, and the Threshold Amount shall not apply as a threshold to, any and all claims or payments made with respect to (i) Losses involving any intentional misrepresentations or fraud or (ii) Excess Amounts. The treatment of Excess Third Party expenses shall be as set forth in Section 5.7 hereof, and shall not be subject to any of the limitations set forth in this Section 8.5.

            (b) Except as set forth in Sections 8.5(d) and 8.5(e) hereof, the maximum amount of Losses that the Buyer Indemnified Parties may recover from any Indemnifying Stockholder pursuant to this Article VIII shall be limited to the lesser of (i) such Indemnifying Stockholder's Indemnity Pro Rata Portion of such Losses and (ii) such Indemnifying Stockholder's Indemnity Pro Rata Portion of the sum of (A) the Indemnity Escrow Fund plus (B) an additional $1,250,000 (the "GENERAL CAP AMOUNT"); provided, however, that (x) if the Earn-Out Payment is made, with respect to claims related to the Pre-Closing Operation Indemnity, the Buyer Indemnified Parties may seek to recover from each Indemnifying Stockholder up to an additional amount (above the General Cap Amount) up to the lesser of
(i) such Indemnifying Stockholder's Indemnity Pro Rata Portion of such Losses and (ii) such Indemnifying Stockholder's Indemnity Pro Rata Portion of the product of (xx) $5,000,000 multiplied by (yy) the quotient of (AA) the Earn-Out Amount divided by (BB) $55,000,000 and (y) with respect to claims (1) resulting from the breach or inaccuracy of a representation or warranty contained in
Section 2.2 (Company Capital Structure), Section 2.10 (Tax Matters), or Article III hereof, and (2) for Excess Amounts, the Buyer Indemnified Parties may seek to recover from such Indemnifying Stockholder an additional amount in excess of the General Cap Amount up to the lesser of (i) such Indemnifying Stockholder's Indemnity Pro Rata Portion of such Losses and (ii) the aggregate amount of Consideration actually received by such Indemnifying Stockholder (the "MAXIMUM CAP AMOUNT"). Except as set forth in this Section 8.5(b), Section 8.5(d) and 8.5(f) hereof, upon distribution by the Escrow Agent of all of the then-remaining Indemnity Escrow Fund in accordance with Section 8.3 hereof, the Buyer Indemnified Parties shall not have any further right to recover from any Indemnifying Stockholder.

            (c) Except as set forth in Section 8.5(f) hereof, the maximum amount of Losses a Stockholder Indemnified Party may recover from Buyer pursuant to this ARTICLE VIII shall be limited to the aggregate value of the Consideration paid by Buyer to the related Selling Stockholder hereunder (and the maximum aggregate amount all Stockholder Indemnified Parties may recover from Buyer pursuant to this ARTICLE VIII shall be limited to the aggregate value of the Consideration paid by Buyer to all Selling Stockholders) with the value of any shares of Buyer Common Stock to be determined as of the dates and according to the procedures set forth in Article 1 with respect to such shares of Buyer Common Stock. Notwithstanding the foregoing, the Stockholder Indemnified Parties may recover Losses arising, directly or indirectly, as a result of a breach or violation by Buyer of the covenants contained in Section 1.4(h) above, up to an aggregate amount equal to $55,000,000 multiplied by the aggregate Earn-Out Percentage reflected on the applicable Consideration Schedule applicable to all Selling Stockholders and Surrendering Optionees.

            (d) Notwithstanding anything to the contrary contained herein, except as set forth in Section 8.5(f) hereof, the maximum amount of Losses that the Buyer Indemnified Parties may recover from any Selling Stockholder pursuant to this ARTICLE VIII for breach by such Selling Stockholder of any of its representations and warranties set forth in ARTICLE III hereof shall be limited to the total amount of Consideration paid to such Selling Stockholder hereunder (and the Indemnity Escrow Fund shall not be the exclusive remedy). The value of shares of Buyer Common Stock received by any such Selling Stockholder, if any, shall be valued as of the dates and according to the procedures set forth in
Article 1 with respect to such shares of Buyer Common Stock. With respect to Losses arising out of the breach of representations and warranties made by a Selling Stockholder or in any covenant or other agreement made by such Selling Stockholder, the liability to the Buyer Indemnified Parties under this ARTICLE VIII shall be the several liability of the applicable Selling Stockholder who made such misrepresentation or breached such warranty, representation, covenant or other agreement, and the other Selling Stockholders shall have no liability in respect thereof.

            (e) Subject to the limitations provided in this Section 8.5, Buyer may, at its election, set off any amounts of the Earn-Out Payment for any amounts finally determined in accordance with the provisions of this Article VIII to the extent not otherwise paid to Buyer from the Indemnity Escrow Fund or from any Selling Stockholder. In no event shall this provision modify the timing of payment obligations of Buyer pursuant to Section 1.4.

            (f) Any Losses a Buyer Indemnified Party may recover from any Indemnifying Stockholder or any Selling Stockholder shall first be paid out of the Indemnity Escrow Fund. Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall limit the liability of any party (and the Indemnity Escrow Fund shall not be the exclusive remedy) in respect of Losses arising out of any fraud or any willful breaches of representations and warranties or covenants on the part of such party.

            (g) The amount of any Losses for which indemnification is provided under this ARTICLE VIII shall be reduced by any insurance proceeds related thereto actually received by the Indemnified Party or any of its Affiliates.

            (h) Notwithstanding the foregoing provision of this Article VIII, Buyer will not be able to recover Losses for breaches disclosed in the officer's certificate delivered by the Company at Closing pursuant to Section 7.2(e) if, notwithstanding such breaches, Buyer agrees to perform the Closing.

                                   ARTICLE IX

                              AMENDMENT AND WAIVER

      9.1 AMENDMENT. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of the party against whom enforcement is sought. For purposes of this Section 9.1, the Onex Stockholders agree that any amendment of this Agreement signed by the Onex Stockholder Representative shall be binding upon and effective against the Onex Stockholders whether or not they have signed such amendment, the MCNC Stockholders agree that any amendment of this Agreement signed by the MCNC Stockholder Representative shall be binding upon and effective against the MCNC Stockholders whether or not they have signed such amendment, the TAT Stockholders agree that any amendment of this Agreement signed by the TAT Stockholder Representative shall be binding upon and effective against the TAT Stockholders whether or not they have signed such amendment, the Additional Indemnifying Stockholders agree that any amendment of this Agreement signed by the Additional Indemnifying Stockholder Representative shall be binding upon and effective against the Additional Indemnifying Stockholders whether or not they have signed such amendment, and the Selling Stockholders that do not constitute an Indemnifying Stockholder agree that any amendment of this Agreement signed by the Company shall be binding upon and effective against such Selling Stockholders whether or not they have signed such amendment; provided, however, that any amendment that adversely affects any Selling Stockholder in a manner differently than other Selling Stockholders shall require the consent of such affected Selling Stockholder. Notwithstanding the foregoing, this Agreement may be amended prior to the Closing solely for the purpose of adding additional Selling Stockholders and/or Surrendering Optionees as signatories and parties hereto without the consent of any of the other parties hereto, and EXHIBIT A and EXHIBIT B shall be appropriately updated for such additional Selling Stockholders and/or Surrendering Optionees.

      9.2 EXTENSION; WAIVER. At any time prior to the Closing, Buyer, on the one hand, and the Company, the Onex Stockholder Representative and the Non-Onex Stockholder Representative Committee, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the covenants, agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. For purposes of this Section 9.2, the Selling Stockholders agree that any extension or waiver signed by both the Onex Stockholder Representative and the Non-Onex Stockholder Representative Committee shall be binding upon and effective against all Selling Stockholders whether or not they have signed such extension or waiver.

      9.3 TERMINATION.

            (a) TERMINATION EVENTS. This Agreement may be terminated prior to the Closing:

                  (i) by Buyer if any of the Company's representations and warranties contained in this Agreement shall have been materially inaccurate as of the date of this Agreement, or if any of the Company's representations and warranties contained in this Agreement shall have been materially inaccurate as of the date of this Agreement, or if any of the Company's covenants contained in this Agreement shall have been breached in any material respect (with materiality being measured individually and on an aggregate basis taking into account all breaches of all covenants, representations and warranties); provided, however, that Buyer may not terminate this Agreement under this Section 9.3(a)(i) on account of an inaccuracy in the Company's representations and warranties that is waived by Buyer or that is curable by the Company or on account of a breach of a covenant by the Company that is waived by Buyer or that is curable by the Company unless the Company fails to cure such inaccuracy or breach within fifteen (15) days after receiving written notice from Buyer of such inaccuracy or breach (provided that Buyer is not then in material breach of the terms of this Agreement);

                  (ii) by the Company or the Onex Stockholder Representative if any of Buyer's representations and warranties contained in this Agreement shall have been materially inaccurate as of the date of this Agreement, or if any of Buyer's covenants contained in this Agreement shall have been breached in any material respect (with materiality being measured individually and on an aggregate basis taking into account all breaches of all covenants, representations and warranties); provided, however, that neither the Company nor the Onex Stockholder Representative may terminate this Agreement under this
Section 9.3(a)(ii) on account of an inaccuracy in Buyer's representations and warranties that is waived by the Company and the Onex Stockholder Representative or that is curable by Buyer, or on account of a breach of a covenant by Buyer that is waived by the Company and the Onex Stockholder Representative or that is curable by Buyer unless Buyer fails to cure such inaccuracy or breach within fifteen (15) days after receiving written notice from the Company of such inaccuracy or breach (provided that the Company is not then in material breach of the terms of this Agreement);

                  (iii) by Buyer if the Closing has not taken place on or before 5:00 P.M. Eastern Time on the date that is ninety (90) days from the date of this Agreement (other than as a result of any failure on the part of Buyer to comply with or perform any covenant or obligation of Buyer set forth in this Agreement);

                  (iv) by the Company or the Onex Stockholder Representative if the Closing has not taken place on or before 5:00 P.M. Eastern Time on the date that is ninety (90) days from the date of this Agreement (other than as a result of the failure on the part of the Company to comply with or perform any covenant or obligation of the Company set forth in this Agreement or in any other agreement or instrument delivered to Buyer);

                  (v) By the Company or the Onex Stockholder Representative or Buyer if (a) there shall be a final, non-appealable order of a federal or state court in effect preventing consummation of the transactions contemplated hereby, or (b) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby, by any Governmental Entity which would make consummation of the transactions contemplated hereby illegal; or

                  (vi) by the mutual consent of Buyer, the Onex Stockholder Representative, the Non-Onex Stockholder Representative Committee and the Company.

            (b) TERMINATION PROCEDURES. If Buyer wishes to terminate this Agreement pursuant to Section 9.3(a)(i), 9.3(a)(iii) or 9.3(a)(v), Buyer shall deliver to the Company a written notice stating that Buyer is terminating this Agreement and setting forth a brief description of the basis on which Buyer is terminating this Agreement. If the Company or the Onex Stockholder Representative wishes to terminate this Agreement pursuant to Section 9.3(a)(ii), 9.3(a)(iv) or 9.3(a)(v), the Company or the Onex Stockholder Representative shall deliver to Buyer a written notice stating that the Company or the Onex Stockholder Representative, as applicable, is terminating this Agreement and setting forth a brief description of the basis on which the Company or the Onex Stockholder Representative is terminating this Agreement.

            (c) EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 9.3, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (i) neither the Company, the Selling Stockholders nor Buyer shall be relieved of any obligation or liability arising from any inaccuracy or prior breach by such party of any obligation set forth in this Agreement (but shall not be liable for any breach of representation or warranty that is not willful or fraudulent); (ii) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in ARTICLE X; and (iii) the parties shall, in all events, remain bound by and continue to be subject to Section 5.5, Section 5.6 and Section 5.7.

                                   ARTICLE X

                               GENERAL PROVISIONS

      10.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)   if to Buyer, to:

                  Amkor Technology, Inc.
                  Goshen Corporate Park
                  1345 Enterprise Drive
                  West Chester, PA  19380
                  Attention: Kevin J. Heron, Esq.
                  Facsimile No.: (610) 431-7189

                  with a copy to:

                  Amkor Technology, Inc.
                  1900 South Price Road

                  Chandler, AZ 85248
                  Attention:  Kenneth T. Joyce
                  Facsimile No.: (480) 821-2616

                  and to:

                  Wilson Sonsini Goodrich & Rosati
                  Professional Corporation
                  650 Page Mill Road
                  Palo Alto, California  94304-1050
                  Attention: Robert D. Sanchez, Esq.
                  Facsimile No.: (650) 493-6811

            (b)   if to the Company, to:

                  Unitive Inc.
                  140 Southcenter Court
                  Suite 600
                  Morrisville, NC 27560
                  Attention: Kenneth Donahue
                  Facsimile No.: (919) 941-5097

                  with a copy to:

                  Wyrick Robbins Yates & Ponton LLP
                  4101 Lake Boone Trail, Suite 300
                  Raleigh, NC 27607
                  Attention: Kenneth E. Eheman, Jr., Esq.
                  Facsimile No.: (919) 781-4865

            (c)   if to the Onex Stockholder Representative, to:

                  ONEX American Holdings II LLC
                  421 Leader Street
                  Marion, OH 43302
                  Attention: Mr. Donald West
                  Facsimile No.: (740) 223-7762

                  with a copy to:

                  Kaye Scholer LLP
                  425 Park Avenue
                  New York, NY 10022
                  Attention: Mark S. Kingsley, Esq.
                  Facsimile No.: (212) 836-8689
                  if to the MCNC Stockholder Representative, to:

                  David Rizzo
                  c/o MCNC Research & Development Institute
                  P.O. Box 13910
                  3021 Cornwallis Road
                  Research Triangle Park, NC 27709-2889
                  Facsimile No.: (919) 248-1455

                  with a copy to:

                  Kennedy Covington Lobdell & Hickman, L.L.P.
                  434 Fayetteville Street Mall
                  19th Floor
                  Raleigh, NC 27602-1070

                  Attention: Curtis C. Brewer, IV, Esq.
                  Facsimile No.: (919) 743-7358

            (d)   if to the TAT Stockholder Representative, to:

                  Thomas Egolf
                  c/o TAT Capital Partners Ltd.
                  Vorderi Boede 3
                  CH-5452 Oberrohrdorf
                  Facsimile No.: 41-56-485-8980

                  With a  copy to:

                  TAT Investment Management Ltd.
                  Parerawag 45
                  Curacao, Netherlands Antilles
                  Attn: Maarten Robberts
                  Facsimile No: 599-9-4343-567

            (e)   if to the Additional Indemnifying Stockholder
                  Representative, to:

                  Kenneth Donahue
                  c/o Unitive, Inc.
                  140 Southcenter Court, Suite 600
                  Morrisville, NC 27560
                  Facsimile No.: (919) 941-5097
                  with a copy to:

                  Wyrick Robbins Yates & Ponton LLP
                  4101 Lake Boone Trail, Suite 300
                  Raleigh, NC 27607
                  Attention: Kenneth E. Eheman, Jr., Esq.
                  Facsimile No.: (919) 781-4865

            (f)   If to the Escrow Agent, to:

                  U.S. Bank National Association
                  225 Asylum Street, 23rd Floor
                  Hartford, CT  06103
                  Attention: Arthur L. Blakeslee
                  Facsimile No.:  (503) 258-5977

All such notices and other communications will be deemed to have been received
(i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by nationally recognized overnight courier, on the Business Day following dispatch, (iii) in the case of a facsimile or electronic communication when the party receiving such facsimile or electronic communication has confirmed receipt, and (iv) in the case of mailing by registered or certified mail, on the date of receipt.

      10.2 INTERPRETATION. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      10.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

      10.4 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the Exhibits hereto, the Disclosure Schedules the Confidentiality Agreement, and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof, including, without limitation, that certain Memorandum of Understanding by and between Buyer and the Company dated as of May 13, 2004, (ii) except to the extent expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder, and (iii) shall not be assigned by operation of law or otherwise without the other parties' prior written consent, except that any party may assign its rights and delegate its obligations hereunder to any of its Affiliates as long as such party remains ultimately liable for all of its obligations hereunder.

      10.5 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      10.6 OTHER REMEDIES. The remedies herein expressly conferred upon a party will be exclusive of any other remedies available to the parties at law, equity or otherwise.

      10.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within the State of New York, County of New York, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein (other than disputes subject to resolution pursuant to Section 8.3(f) hereof, agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

      10.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      10.9 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION,
ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

                     [THE NEXT PAGE IS THE SIGNATURE PAGE.]

      IN WITNESS WHEREOF, Buyer, the Company, the Escrow Agent, the Stockholder Representatives and the Selling Stockholders have caused this Agreement to be signed, all as of the date first written above.

                                           AMKOR TECHNOLOGY, INC.

                                           By: /s/ Brian J. Marcucci
                                               ---------------------------------
                                           Name: Brian J. Marcucci
                                           Title: Attorney-in-fact

                                           UNITIVE INC.

                                           By: /s/ Kenneth Donahue
                                               ---------------------------------
                                           Name: Kenneth Donahue
                                           Title: Chief Executive Officer

                                           U.S. BANK NATIONAL ASSOCIATION

                                           By: /s/ Arthur L. Blakeslee
                                               ---------------------------------
                                           Name: Arthur L. Blakeslee
                                           Title: Vice President

                   SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

                                           ONEX STOCKHOLDER REPRESENTATIVE

                                           By: Onex American Holdings II LLC
                                           Name: /s/ Donald F. West
                                           Title: Donald F. West
                                                  Director

                                           MCNC STOCKHOLDER REPRESENTATIVE

                                           By: /s/ David Rizzo
                                           Name: David Rizzo
                                           Title: President and CEO

                                           TAT STOCKHOLDER REPRESENTATIVE

                                           By: /s/ Andy Senior
                                           Name: Andy Senior
                                           Title: Director

                                           ADDITIONAL INDEMNIFYING
                                           STOCKHOLDER REPRESENTATIVE

                                           By: /s/ Kenneth Donahue
                                           Name: Kenneth Donahue
                                           Title: CEO, Unitive, Inc.

                      SELLING STOCKHOLDER SIGNATURE PAGE TO
                            STOCK PURCHASE AGREEMENT

MCNC ENTERPRISE FUND, L.P.                     MCNC UNITIVE EQUITY
                                               ASSOCIATES, LLC

                                               By: /s/ David P. Rizzo
                                                   -----------------------------
By: MCNC Ventures, LLC, General Partner        Name: MCNC
Name: MCNC Research & Development              Title: Managing Partner
Title: Institute Manager
       /s/ David P. Rizzo, President
       ------------------------------

MCNC UNIVITE INTERNATIONAL EQUITY              MCNC UNITIVE SERIES C
ASSOCIATES, LLC                                EQUITY ASSOCIATES, LLC

By: /s/ David P. Rizzo                         By: /s/ David P. Rizzo
    ---------------------------------              -----------------------------
Name: MCNC                                     Name: MCNC
Title: Managing Partner                         Title: Managing Partner

                      SELLING STOCKHOLDER SIGNATURE PAGE TO
                            STOCK PURCHASE AGREEMENT

PRIVATE EQUITY CO-FINANCE

By: /s/ Rich Gorter     /s/ Gwen McLaughlin
    ----------------------------------------
Name: Rich Gorter / Gwen McLaughlin
Title: Directors

                      SELLING STOCKHOLDER SIGNATURE PAGE TO
                            STOCK PURCHASE AGREEMENT

PICTET & CIE.                                AIG PRIVATE BANK LTD.

By: /s/ Andy Senior                          By: /s/ Andy Senior
    ------------------------------------         -------------------------------
Name: TAT Investment Management N.V.         Name:  TAT Investment Management
                                                    N.V.
Title: Proxy holder                          Title: Proxy holder

PRIVATE VENTURES LTD.                        GLASTAD CAPITAL AS

By: /s/ Andy Senior                          By: /s/ Andy Senior
    ------------------------------------         ------------------------------
Name: TAT Investment Management N.V.         Name: TAT Investment Management
                                                   N.V.
Title: Proxy holder                          Title: Proxy holder

CAP G. DA

By: /s/ Andy Senior
    ------------------------------------
Name: TAT Investment Management N.V.
Title: Proxy holder

                      SELLING STOCKHOLDER SIGNATURE PAGE TO
                            STOCK PURCHASE AGREEMENT

TAT INVESTMENTS I L.P.

By: /s/ Andy Senior
    ------------------------------------
Name:  TAT Investment Management N.V.
Title: General Partner

  /s/ Thomas Egolf
---------------------------------------
By: Thomas Egolf

                      SELLING STOCKHOLDER SIGNATURE PAGE TO
                            STOCK PURCHASE AGREEMENT

ONEX AMERICAN HOLDINGS II LLC

By: /s/ Donald F. West
    ------------------------------------
Name: Donald F. West
Title: Director

                                    EXHIBIT A

                          List of Selling Stockholders

MCNC Enterprise Fund, L.P.
P.O. Box 12889
3021 Cornwallis Road
Research Triangle Park, NC 27709-2889

MCNC Unitive Equity Associates, LLC
P.O. Box 12889
3021 Cornwallis Road
Research Triangle Park, NC 27709-2889

Unitive International Equity Associates, LLC
P.O. Box 12889
3021 Cornwallis Road
Research Triangle Park, NC 27709-2889

MCNC Unitive Series C Equity Associates, LLC
P.O. Box 12889
3021 Cornwallis Road
Research Triangle Park, NC 27709-2889

Onex American Holdings II LLC
421 Leader Street
Marion, OH 43302

AIG Private Bank Ltd.
Pelikanstr. 37
CH-8032 Zurich, Switzerland

Cap G. DA
(Mega Pacific)
c/o Mosvold (UK) Ltd.
10 Stratton Street, Fourth Floor
London W1X 4EJ
Great Britain

Thomas Egolf
c/o Amicorp Fund Services NV
TAT Investment Management Ltd.

Caracasbaiiweg 199, P.O. Box 6085
Curacao, Netherlands Antilles

Glastad Capital AS
c/o Glastad Capital (UK) Ltd.
10 Stratton Square, 4th Floor
London, WIX 4EJ

Pictet & Cie.
29 Boulevard Georges Favon
CH-1204 Geneva, Switzerland

Private Equity Co-Finance
Attn:  Rick Gorter
One Capital Place
P.O. Box 847GT
Grand Cayman
Cayman Islands BWI

Private Ventures Ltd.
c/o Amicorp Fund Services NV
TAT Investment Management Ltd.
Caracasbaiiweg 199, P.O. Box 6085
Curacao, Netherlands Antilles

TAT Investments I L.P.
c/o Amicorp Fund Services NV
TAT Investment Management Ltd.
Caracasbaiiweg 199, P.O. Box 6085
Curacao, Netherlands Antilles